As filed with the Securities and Exchange Commission on June 14, 2024.

Registration No. 333-274976

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

Amendment No. 1 to

POST-EFFECTIVE AMENDMENT NO. 1
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

ORIENTAL RISE HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

__________________________

Cayman Islands	100	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 48 Xianyu Road
Shuangcheng Town, Zherong County
Ningde City, Fujian Province
People’s Republic of China
+86 (0) 593 8386777 355399
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

__________________________

The Crone Law Group P.C.
One East Liberty
Suite 600
Reno, Nevada 89501
Telephone: 646-861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________

Copies to:

Mark E. Crone, Esq. Joe Laxague, Esq. Camilla Zheng, Esq. The Crone Law Group, P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 (646) 861-7891	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road Suite 260 Vienna, VA 22182 (703) 919-7285

__________________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On March 27, 2024, Oriental Rise Holdings Limited filed Amendment No. 7 to a Registration Statement on Form F-1 (Registration No. 333-274976), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on Mach 29, 2024 (the “Registration Statement”). Although the Registration Statement was declared effective on March 29, 2024, the Registration was unable to close its initial public offering immediately thereafter. Accordingly, no ordinary shares have yet been sold pursuant to the Registration Statement, either by the Registrant under the Public Offering Prospectus or by the Selling Shareholders under the Resale Prospectus, as discussed below.

This Post-effective Amendment No. 1 (the “Post-effective Amendment No. 1”) is being filed to update the Registration Statement to (i) include information contained in the registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, initially filed with the SEC on May 2, 2024, and (ii) to update certain other information contained in the Registration Statement.

The information included in this Post-Effective Amendment No. 1 amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

This Post-Effective Amendment No. 1 contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering of 2,000,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale by the Selling Shareholders of up to 1,000,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page 1;

•        they contain different Use of Proceeds sections on page Alt-5;

•        a Selling Shareholder section is included in the Resale Prospectus; and

•        the Underwriting section from the Public Offering Prospectus on page 160 is deleted and replaced with a Selling Shareholders Plan of Distribution section on Alt-3 is inserted in its place.

The Registrant has included in this Post-Effective Amendment No. 1 a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant and the Selling Shareholders. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2024

PRELIMINARY PROSPECTUS

ORIENTAL RISE HOLDINGS LIMITED

2,000,000 Ordinary Shares to be Sold by the Company

This is the initial public offering, or the “offering,” of 2,000,000 ordinary shares, par value US$0.0008 per share (each, an “Ordinary Share”, collectively, the “Ordinary Shares”) of Oriental Rise Holdings Limited, a Cayman Islands exempted company with limited liability. Up to 1,000,000 Ordinary Shares may be offered for resale or otherwise or otherwise disposed of by each shareholder named in the separate Resale Prospectus (the “Selling Shareholders”). In addition, 2,000,000 Ordinary Shares are being sold by the Company on a firm commitment underwritten basis.

Prior to this offering, there has been no public market for our Ordinary Shares. We expect that the initial public offering price will be $4.00 per Ordinary Share. We have filed an application to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “ORIS” and we anticipate that the listing application will be approved in connection with our initial public offering. However, there is no assurance that such an application will be approved, that this offering will be completed, and that the Ordinary Shares of Oriental Rise will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our application for listing on the Nasdaq Capital Market, this offering will not be completed.

The sale of the Ordinary Shares by the Selling Shareholders is conditioned upon the successful completion of the sale of the Ordinary Shares by the Company in the underwritten primary offering. The successful listing of our shares on the Nasdaq Capital Market is a condition to both the closing of our underwritten primary offering and to this secondary offering by our selling stockholders. Until such time as our ordinary shares are listed on the Nasdaq Capital Market, sales by the Selling Shareholders, if any, will be at a fixed price of $4.00 per Ordinary Share. Following the listing of our Ordinary Shares on the Nasdaq Capital Market, the per share public offering price of the Ordinary Shares to be sold by the Selling Shareholders will be the then-prevailing market price.

The registration of the Selling Shareholders’ Ordinary Shares does not mean that the Selling Shareholders will offer or sell any Ordinary Shares. We will not receive any proceeds from any sale or disposition of Ordinary Shares by the Selling Shareholders. In addition, we will pay all fees and expenses incident to the registration of the resale of Ordinary Shares by the Selling Shareholders. The Selling Shareholders may offer their Ordinary Shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. However, the Selling Shareholders will not sell any Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of this prospectus. Following the expiration of such 180 period, we no longer intend to keep this registration statement effective. For additional information on the possible methods of sale that may be used by the Selling Shareholders, refer to the section of this prospectus entitled “Selling Shareholders Plan of Distribution”.

Unless otherwise stated, as used in this prospectus, references to “Oriental Rise” “the Company” or “our company,” “we,” “us,” and “our” are to Oriental Rise Holdings Limited, a Cayman Islands holding company. References to “PRC Operating Subsidiaries” refer to Fujian Min Dong Hong Tea Technology Co., Ltd. and Fujian Qingjing Agricultural Comprehensive Development Co., Ltd., Oriental Rise’s subsidiaries established under the laws of the People’s Republic of China. References to “our Group” and “the Group” refer to Oriental Rise together with its consolidated subsidiaries as a consolidated entity.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Upon the completion of this offering, we will have 22,000,000 Ordinary Shares issued and outstanding (assuming no underwriter exercise of the over-allotment option described below). Our founders Mr. Chun Sun Wong, Mr. Wai Kwong Fong, and Dr. Deming Zhou, will beneficially own 12,000,000 Ordinary Shares, representing approximately 54.5% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering. Each Ordinary Share is entitled to one vote. We expect our founders and 5% of more beneficial owners will beneficially own in total 19,400,000 of our Ordinary Shares representing approximately 88.2% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering.

We effected a subdivision of each of our the then issued and unissued ordinary shares of a par value of US$0.001 per share of the Company into 1.25 ordinary shares of a par value of US$0.0008 per share of the Company, effective on September 27, 2023 (the “Subdivision”). Unless expressly stated herein, all share and per-share information contained herein has been adjusted to account for the Subdivision.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. See “RISK FACTORS” beginning on page 23 to read about factors you should consider before buying our ordinary shares.

Oriental Rise is not a Chinese operating company but a Cayman Islands holding company. We conduct all of our operations through our subsidiaries established in mainland China. Oriental Rise indirectly holds equity interest in Fujian Min Dong Hong Tea Technology Co., Ltd. (the “WFOE”) and its domestic subsidiary Fujian Qingjing Agricultural Comprehensive Development Co., Ltd (“Fujian QJ”) through our intermediate British Virgin Islands subsidiary Wisdom Navigation Limited (“Wisdom Navigation”) and the Hong Kong company, East Asia Enterprise Limited (“East Asia Enterprise”). See “Corporate History and Structure” for additional details.

Our organizational structure involves unique risks to investors. The PRC regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Regulation Arising from Doing Business in China” on page 2, and “RISK FACTORS — Risks Related to Doing Business in China” beginning on page 42 of this prospectus.

We are exposed to legal and operations risks associated with having substantially all of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct business. Changes in China’s, political or social conditions or government policies could materially and adversely affect our business and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of our China operating entities, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer, our shares to investors.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. For more details regarding the Trial Administrative Measures, see “Regulations—Regulations Relating to Overseas Listing”. The Trial Administrative Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. On February 17, 2023, the CSRC also issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the Overseas Offering Administration Notice, pursuant to which, on or prior to the effective date of the Trial Administrative Measures, domestic companies that have already submitted valid applications for overseas securities offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may arrange the timing for submitting their filing applications with the CSRC in a reasonable manner, and must complete the filing before the completion of their overseas securities offering and listing. Pursuant to the Trial Administrative Measures and the Overseas Offering Administration Notice, we are required to complete the filing procedures with the CSRC before completion of this offering. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares. We submitted the required filing to the CSRC on September 6, 2023. On January 24, 2024, we received the filing notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering.

In addition to the CSRC filing under the Trial Administrative Measures, if it is determined that we are subject to any other CSRC approval, filing, other governmental authorization or requirements for this Offering, we cannot assure you that we could obtain such approval, complete such filing or meet other requirements in a timely manner or at all. If we fail to obtain such approval, complete such filing or meet other requirements in a timely manner, the

Chinese regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China, force a delisting of our Ordinary Shares even after they are listed on Nasdaq, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, competent Chinese authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of mainland China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of mainland China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing to be consistent with the Trial Administrative Measures. The revised Provisions provide, among others, that (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from Chinese authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

As of March 31, 2023, any failure or perceived failure by the Company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by Chinese authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The recently enacted Holding Foreign Companies Accountable Act (“HFCAA”), together with a recent joint statement by the United States Securities and Exchange Commission (the “Commission”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not subject to inspection by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted from trading on any U.S. stock exchange. On December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the time period under the HFCAA to two consecutive years instead of three consecutive years. The termination in or any restriction on the trading of our securities will significantly limit or completely hinder our ability to offer securities to investors or cause such securities to significantly decline in value or become worthless.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “2021 Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China because of a position taken by one or more authorities in China. Our registered public accounting firm, located in the United Kingdom, is not subject to the 2021 Determination Report. On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Upon the listing of our Ordinary Shares on the Nasdaq Stock Market, we will be considered a “controlled company” within the meaning of Nasdaq Rule 5615(c). A “controlled company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Under Nasdaq Rule 5615(c), a “controlled company” may be exempted from the requirements of Nasdaq Rules 5605(b)(1) (requiring that the board consist of a majority of independent directors), (d) (requiring a compensation committee of the board consisting of independent directors) and (e) (requiring independent director oversight of director nominations). Should we determine to rely on the “controlled company” exemptions, our board and its decision-making processes would lack the independent oversight typically required of Nasdaq-listed issuers. We do not intend, however, to take advantage of the “controlled company” exemption from Nasdaq corporate governance standards. As disclosed in this prospectus, we will have a majority independent board upon listing and have adopted board committee charters and policies consistent with Nasdaq’s regular listing and governance rules.

Our registered public accounting firm, PKF Littlejohn LLP, is not headquartered in mainland China or Hong Kong and was not identified in the 2021 Determination Report as a firm that the PCAOB is unable to inspect or investigate. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See Risk Factor — “Although the audit report included in this prospectus was issued by PCAOB-registered auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.” Under the AHFCAA, our securities may be prohibited from trading on the Nasdaq Capital Market or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

The structure of cash flows within our organization, as well as a summary of the applicable regulations, is as follows:

1.       Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., Oriental Rise Holdings Limited (“Oriental Rise”), directly controls Fujian Min Dong Hong Tea Technology Co., Ltd. (the “WFOE”) and other domestic operating entities through our intermediate British Virgin Islands subsidiary Wisdom Navigation Limited (“Wisdom Navigation”) and the Hong Kong company, East Asia Enterprise Limited (“East Asia Enterprise”). The Company has no operations, and does not intend to begin operations, in the special administrative region of Macau and Hong Kong. See “Corporate History and Structure” for additional details.

2.       Within our direct holding structure, the cross-border transfer of funds within our corporate group shall be in compliance with the laws and regulations of the PRC. After foreign investors’ funds enter Oriental Rise at the close of this offering, the funds will be directly transferred to East Asia Enterprise, and then transferred to subordinate operating entities through the WFOE.

If Oriental Rise intends to distribute dividends, then Oriental Rise will cause to be transferred cash in support of such dividends from our PRC operating subsidiaries to East Asia Enterprise in accordance with the laws and regulations of the PRC, and then Oriental Rise will cause East Asia Enterprise to transfer the dividends to Wisdom Navigation and then to Oriental Rise and then from Oriental Rise to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.       In the reporting periods presented and as of the date of this prospectus, no cash and other asset transfers have occurred among the Company and its subsidiaries; and no dividends or distributions of a subsidiary has been made to the Company. In addition, no transfers, dividends, or distributions have been made to investors to date. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends. See our consolidated financial statements starting on page F-1 of this prospectus.

4.       Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Please see “Risk Factors” beginning on page 23 of this prospectus for additional information.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

The underwriters are selling 2,000,000 Ordinary Shares (or 2,300,000 Ordinary Shares if the underwriters exercise their over-allotment option in full) in this Offering on a firm commitment basis.

We have granted the underwriters an option, exercisable for 45 days following the effective date of this prospectus, to purchase up to an additional 450,000 of the Ordinary Shares representing 15% of the Ordinary Shares offered in this offering on the same terms to cover over-allotments.

	Per Share	Total(3)
Initial Public offering price	$4.0	$8,000,000
Underwriting discounts and commissions(1)(2)	$0.24	$480,000
Proceeds to us, before expenses	$3.76	$7,520,000

____________

(1)      An underwriting discount or spread equal to six percent (6.0%) of the offering price will also be provided to underwriters.

(2)      Does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, payable to the underwriter(s), or the reimbursement of certain accountable expenses of the underwriter(s). We have also agreed to issue to US Tiger Securities, Inc. warrants to purchase up to an aggregate of 100,000 shares of our Ordinary Shares at an exercise price equal to one hundred and twenty percent (120%) of the public offering price of the shares sold in this offering for nominal consideration. The Registration Statement of which this prospectus is a part also covers the Ordinary Shares issuable upon the exercise thereof. See “Underwriting” beginning on page 160 for additional information regarding these warrants and underwriting compensation generally.

(3)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars to purchasers on or about            , 2024.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

US TIGER SECURITIES, INC.

Prospectus dated           , 2024

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

COMMONLY USED DEFINED TERMS

•        “China” or the “PRC” refers to the People’s Republic of China, in which the Hong Kong Special Administrative Region of the PRC and the Macau Special Administrative Region of the PRC are included.

•        “CIC Report” refers to the analysis and report on the mainland China’s tea market commissioned by us from China Insights Consultancy (“CIC”), a market research and consulting company and independent third party;

•        “Dr. Zhou” refers to Dr. Deming Zhou, one of the founders of Oriental Rise;

•        “East Asia Enterprise” refers to East Asia Enterprise Limited, a Hong Kong company and wholly owned subsidiary of Wisdom Navigation;

•        “Fujian QJ” refers to Fujian Qingjing Agricultural Comprehensive Development Co., Ltd., a mainland China limited company and wholly owned subsidiary of the WFOE;

•        “HKD” or “HK$” refers to Hong Kong dollars, the official currency of Hong Kong;

•        “Hong Kong” refers to Hong Kong Special Administrative Region of PRC;

•        “Macau” refers to Macau Special Administrative Region of PRC;

•        “mainland China” is to the mainland of the People’s Republic of China;

•        “PRC laws and regulations” refers to the laws and regulations of the PRC, without reference to the laws and regulations of Hong Kong and Macao Special Administrative Regions of the People’s Republic of China, and the relevant regulations of Taiwan region;

•        “Mr. Wong” refers to Mr. Chun Sun Wong, one of the founders of Oriental Rise;

•        “Mr. Fong” refers to Mr. Wai Kwong Fong, one of the founders of Oriental Rise;

•        “RMB” or “Chinese Yuan” refers to the legal currency of mainland China;

•        “shares”, “Shares” or “Ordinary Shares” refer to the Ordinary Shares of Oriental Rise, par value US$0.0008 per share;

•        “U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;

•        “We,” “us,” “our company,” “our,” “the Company” and “Oriental Rise” refer to Oriental Rise Holdings Limited, a Cayman Islands holding company;

•        “WFOE” or “Fujian MDH” refers to Fujian Min Dong Hong Tea Technology Co., Ltd., a mainland China limited company and wholly owned subsidiary of East Asia Enterprise;

•        “Wisdom Navigation” refers to Wisdom Navigation Limited, a British Virgin Islands company and wholly owned subsidiary of Oriental Rise;

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•        the timing of the development of future products;

•        projections of revenue, earnings, capital structure and other financial items;

•        the development of future company-owned branches;

•        statements regarding the capabilities of our business operations;

•        statements of expected future economic performance;

•        statements regarding competition in our market; and

•        assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” below. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

CURRENCY CONVERSION

This disclosure contains translations of certain RMB amounts into US$ amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2023
Period Ended RMB: USD exchange rate	0.144	0.141
Period Average RMB: USD exchange rate	0.149	0.141

CAUTIONARY NOTE REGARDING INDUSTRY DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

We commissioned China Insights Consultancy (“CIC”), a market research and consulting company and an independent third party, to conduct an analysis of, and to report on the mainland China’s tea market. The CIC Report has been prepared by CIC independent of our influence. The fee payable to CIC for preparing the CIC Report was HK$162,082 (or approximately US$20,650), which we consider reflects market rates for similar services. CIC is a consulting firm founded in Hong Kong. It provides professional industry consulting across multiple industries. CIC’s services include industry consulting service, commercial due diligence, and strategic consulting.

The information and data collected by CIC have been analyzed, assessed, and validated using CIC’s in-house analysis models and techniques. The primary research was conducted via interviews with key industry experts and leading industry participants. The secondary research involved analysis of market data obtained from several publicly available data sources, such as the National Bureau of Statistics of China and industry associations. The methodology used by CIC is based on information gathered from multiple levels and allows such information to be cross-referenced for reliability and accuracy. On such basis we consider the data and statistics extracted from the CIC Report to be reliable.

The CIC Report contains a variety of market projections which were produced with the following key assumptions: (i) mainland China’s economic and industrial development is likely to continue to maintain a steady growth trend during the next decade; (ii) mainland China’s economy is also likely continue to grow steadily during the forecast period; (iii) related industry key drivers are likely to drive mainland China’s tea market in the forecast period, including strong governmental support, enhancement of consumers’ health awareness, increase in middle-class urban households, consumption upgrade, increasing market size of the fresh-made tea beverage industry, and growing varieties of tea products; (iv) there is no extreme force majeure or industry regulations in which the markets may be affected either dramatically or fundamentally.

The reliability of the CIC Report may be affected by the accuracy of the foregoing assumption and factors. The CIC Report mainly focuses on the mainland China market, being the main jurisdiction in which our business is located. We believe that there is no material adverse change in the market information since the date of the relevant data contained in the CIC Report which may qualify, contradict, or have an impact on the information in this section.

Except as otherwise noted, all the data and forecasts contained in this section are derived from the CIC Report.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Our Business

We are an integrated supplier of tea products in mainland China. Our major tea products include (i) primarily-processed tea consisting of white tea and black tea, and (ii) refined white tea and black tea. “Primarily-processed tea” refers to fresh tea leaves that have been roughly processed by initial steps including picking, wilting, drying, and grading. “Refined tea” refers to primarily-processed tea that is subjected to additional processing including sifting, removal of branches and stalks, compressing, drying, and packaging.

Our business operations are vertically integrated, covering cultivation, processing of tea leaves and the sale of tea products to tea business operators (such as wholesale distributors) and end-user retail customers in mainland China. We believe our vertically integrated business model distinguishes us from other primarily-processed tea and refined tea suppliers in mainland China, most of which are mainly engaged in only distinct parts of the value chain of cultivation, processing and sales of primarily-processed tea and refined tea.

We operate tea gardens located in Zherong County, Ningde City in Fujian Province of mainland China. As of the date of this prospectus, we have entered into contractual management agreements with relevant villages with respect to approximately 7,212,000 square meters of tea gardens in Fujian Province. According to the CIC Report, Fujian accounts for approximately 67.2% of the total production volume of white tea in mainland China in 2021. In 2021, the white tea production volume of the Company is 424.8 tons, accounting for 0.8% and 0.5% of the total white tea production volume in Fujian Province and mainland China, respectively.

Primarily-processed white tea is our leading product, accounting for approximately 83.2% and 82.4% of our total revenue for the years ended December 31, 2022 and 2023, respectively. Our internal observations indicate increasing consumption demand for white tea and favorable future prospects of the white tea industry. According to CIC report, domestic sales value of white tea in mainland China have experienced a strong growth between 2017 and 2021, increasing from approximately US$400 million (RMB 2.9 billion) to approximately US$1.3 billion (RMB 9.1 billion), representing a compound annual growth rate of approximately 32.80%. The CIC Report estimates mainland China domestic sales value of white tea to approximately US$2.4 billion (RMB 16.0 billion) by 2026. Such figures indicate increasing consumption demand for white tea and favorable future prospects of the white tea industry.

We believe the size and scale of the tea gardens we operate, quality of our white tea product and quality control systems provide an exciting opportunity to service the blooming white tea market in mainland China.

Awards and Recognition

Our company has been recognized in mainland China as a “Leading Enterprise in City-level Agricultural Industrialization” in Ningde City in Fujian Province from 2015 through 2020. In November 2020, we received the Zherong High Mountain White Tea Industry Demonstration Award by the Fujian Tea China Organizing Committee. In 2020, our Shou Mei refined white teas received the golden prize in the 8th China Tea Industry Expo National Tea Recommendation and Selection Activity.

Ecological Advantages

We believe we are able to cultivate our tea leaves in an optimal ecological environment which greatly contributes to the quality of our tea. Zherong County, where the tea gardens we operate are located, has been recognized in mainland China as a “National-level Ecology and Civilization Construction Demonstration County” because of its high altitude and the mid-subtropical monsoon climate with year-round mild weather and abundant rainfall. As a result of these beneficial natural features, we believe our tea leaves to exhibit superior taste, smell, and visual appearances. In addition, the soil in Zherong County is suitable for both white tea and black tea plantation as it has a rich content of organic matters and moderate hydrogen ion concentration. We believe the tea gardens we operate provide a significant competitive advantage given the limited geographic and ecological areas otherwise available for high quality tea cultivation in mainland China.

Health Advantages

We believe there is rising awareness in the mainland China consumer market of the health and nutritional benefits of drinking white tea, including anti-bacterial and anti-oxidation properties, maintenance or improvement of blood pressure, blood sugar and blood fat levels, and improvement of the immune system. We also note strong support from the local government which has actively promoted the cultivation of white tea, including establishing demonstration sites for white tea gardens and the promotion of white tea cultural festivals.

Overall, domestic sales value of white tea in mainland China have experienced a strong growth between 2017 and 2021, increasing from approximately US$400 million (RMB 2.9 billion) to approximately US$1.3 billion (RMB 9.1 billion), representing a compound annual growth rate of approximately 32.80%. The CIC Report estimates mainland China domestic sales value of white tea to approximately US$2.4 billion (RMB 16.0 billion) by 2026.

Regulation Arising from Doing Business in China

Approvals from PRC Authorities to Conduct Our Operations and Issue Ordinary Shares to Foreign Investors

Our operations in China are governed by PRC laws and regulations, pursuant to which, for purposes of production and sale of our refined tea, we are required to obtain the food production license and food operation license from competent PRC authorities. As of the date of this prospectus, we have received all material requisite permissions and approvals from the PRC government authorities for our business operations currently conducted in China, and we have not received any denial of permissions for our China business operations.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. For more details regarding the Trial Administrative Measures, see “Regulations — Regulations Relating to Overseas Listing.” Pursuant to the Trial Administrative Measures and the Overseas Offering Administration Notice, we are required to complete the filing procedures with the CSRC before completion of this offering. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares. We submitted the required filing to the CSRC on September 6, 2023. On January 24, 2024, we received the filling notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offerings and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed. We believe we do not involve leaking any state secret and working secret of government agencies or harming national security and public interest in connection with provision of documents, materials and accounting archives and therefore we do not need to obtain approval from competent PRC authorities in this regard.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since our business does not rely on the collection of user data or implicate cybersecurity, we are not operators of critical information infrastructure or platform operators, and we do not possess more than one million users’ individual information, we believe that we are not subject to a cybersecurity review to issue our Ordinary Shares or list and trade of our Ordinary Shares on Nasdaq in connection with this offering under the Measures for Cybersecurity Review (2021). There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. For further details, see “Risk Factors — Risks Related to Doing Business in China — The New Administrative Rules regarding Overseas Listings may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 45 of this prospectus.

On August 8, 2006, six Chinese regulatory agencies, including the Ministry of Commerce of China (the “MOFCOM”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006, and amended on June 22, 2009. The M&A Rules contain provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by China’s companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. Given that the Company is not a SPV controlled directly or indirectly by Chinese companies or individuals under the M&A Rules, as of the date of this prospectus, the CSRC’s approval under the M&A Rules is not required for the listing and trading of our Ordinary Shares on Nasdaq in the context of this offering. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to overseas listing of SPVs like the Company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

While we believe that save for the filling requirements we have fulfilled under the Trial Administrative Measures, we are currently not required to obtain other permission from the CSRC, CAC or any other PRC authorities to issue our Ordinary Shares to foreign investors, or list and trade of our Ordinary Shares on Nasdaq in connection with this offering, there is uncertainty as to how the applicable PRC laws and regulations will be interpreted and implemented in the future, and we may be required to perform additional procedures or obtain such permissions or approvals. Further, we are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permissions or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we are required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. These adverse actions could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on a U.S. exchange and would likely cause the value of our securities to significantly decline or become worthless.

Competitive Strengths

We believe the following competitive strengths are essential to our success and differentiate us from our competitors:

•        Vertically integrated business model with cost effective operations.    Our tea business operations are vertically integrated, covering cultivation, processing of tea leaves and the sale of primarily-processed tea and refined tea. Such vertically integrated business model distinguishes us from other tea product suppliers in mainland China, most of which are mainly engaged in part or parts of the value chain of cultivation, processing and sales of primarily-processed tea and refined tea. In addition to the cultivation and sale of primarily-processed tea, we also use our primarily-processed tea as raw materials to produce refined tea for sale in mainland China. We can ensure a stable supply of raw materials for our refined tea without relying on third-party suppliers. We believe that our vertically integrated operations allow us to reduce our business and operational risks and better monitor our cost to further enhance our anticipated profit margin.

•        Large scale, geographically focused production.    As one of the top ten tea suppliers in Ningde City in terms of area of tea gardens, and in contrast to other competitors in the mainland China tea industry, we are able to conduct large-scale production. We therefore enjoy the benefits of economies of scale and reduced operational costs. Our cost-effectiveness has been further improved by our introduction of mechanized operations to improve the efficiency of our production and save labor costs.

•        Strong internal quality control systems.    We put strong emphasis on the quality of our primarily-processed tea and refined tea and have established stringent quality control system to ensure the safety and quality of our tea products. We inspect our fresh tea leaves before and during the harvest seasons to ensure the quality. Any unqualified fresh tea leaves will not be processed. We have a patrol team to monitor the tea gardens on a daily basis to check the status of the tea gardens. We also have a tea garden management team to supervise and monitor tea planting work conducted by tea garden managers and their workers during tea harvest seasons to ensure the quality of the tea leaves harvested from the tea gardens. For primarily-processed tea, we have experienced staff to check their appearance, moisture, and fragrance before the sale of our products to customers. For refined tea, our designated staff would check the appearance, moisture, color of tea soup, tastes, and fragrance before sales. We also send samples of our refined tea products to local inspection organizations annually to monitor their quality, including the appearance, taste, fragrance, color of tea soup, contaminants, and pesticide residue to guarantee the safety and the quality of our tea products.

•        Favorable location with preferred production climate and soil.    We believe we cultivate tea leaves under optimal ecological environment conditions which helps to ensure the quality of our tea. The 7,212,000 square meters of tea gardens we operate are located in Zherong County, Ningde City in Fujian. Located at an altitude ranging from 650 to 1,000 meters with a mid-subtropical monsoon climate, the weather in Zherong County is generally humid with abundant rainfall, which historically has been favorable for commercial tea cultivation. In addition, the soil in Zherong County has a rich content of organic matters and moderate hydrogen ion concentration which is desirable for white tea and black tea production in mainland China. Considering the limited tea production area in mainland China, we believe the preferred location, climate, and the soil of the tea gardens we operate give us a competitive edge in producing satisfactory tea products. With a conducive natural environment for tea plantation, we are able to cultivate fine-grade tea leaves, which can then be processed into high quality primarily-processed tea, especially white tea, with superior taste, smell and visual appearances which in turn generates greater retail prices.

•        Competent management team with experience and expertise in the tea industry in mainland China.    Our success is attributable to the extensive experience and the commitment of our executive directors and senior management team. In particular, Mr. Dezhi Liu, who is our Chief Executive Officer and Chairman of the Board of Directors, has over seven years of experience in the tea industry. As our directors and senior management team have accumulated years of experiences and industry know-how on cultivation of white tea and black tea and the processing techniques and skills, we are able to produce primarily-processed tea and refined tea products with high quality and maintain our competitiveness in the industry.

The Tea Gardens We Operate

The map below shows the location of Zherong County where we operate tea gardens as of the date of this prospectus:

As of the date of this prospectus, we operate tea gardens of approximately 7,212,000 square meters in Zherong County, Ningde City in Fujian Province in mainland China. Located at an altitude ranging from 650 to 1,000 meters with a mid-subtropical monsoon climate, the weather in Zherong County generally humid with abundant rainfall, which is favorable for tea cultivation. In addition, the soil in Zherong County has a rich content of organic matters and moderate hydrogen ion concentration which provides suitable conditions for tea plantation.

In selecting tea gardens, the first criteria are to look for tea gardens of suitable size and area. Our experienced operation team will also investigate the health of the trees planted in the tea gardens including density, color, and appearance of tea leaves, to assess whether they would remain healthy and productive in future.

For the years ended December 31, 2022 and 2023, we operated tea gardens occupying an area of approximately 6,002,697 square meters and 7,212,000 square meters, respectively, which are all situated in Zhaizhong Township and Huangbai Township in Zherong County. The tea gardens we operate situated in Zhaizhong Township produce both white tea leaves and black tea leaves while the tea gardens situated in Huangbai Township produce white tea leaves only. In 2021, the white tea production volume of the Company is 424.8 tons, accounting for 0.8% and 0.5% of the total white tea production volume in Fujian Province and mainland China, respectively.

All of the tea gardens we operate are situated on parcels of land which are collectively owned by villagers in the relevant villages and were managed by the respective Zhaizhong and Huangbai village committees. Before entering into the contractual management rights agreement with us, the relevant village committees have obtained the consent of more than two-thirds of the members in villagers’ meetings or more than two-thirds of the villagers’ representatives in advance and have submitted the same to the people’s government at township level for approval. Based on the advice of our PRC legal advisers, we believe that the village committees of Zhaizhong and Huangbai Village had been properly authorized to act on behalf of all of the farmer-households in the relevant villages.

We are in the process of carrying out a series of tea garden improvement works to boost agricultural capacity, which include improving irrigation system, construction of walking path within the tea garden area and increasing soil fertility. See “Business — The Tea Gardens We Operate” for additional information.

Our Business Strategy

Our business objectives are to maintain sustainable growth in our business and strengthen our market position in the tea industry. We intend to achieve these by implementing the following strategies:

Expand tea gardens through acquisitions and increase our production volume.    In recent years, we were unable to accommodate all purchase orders placed by our customers. We received but did not undertake purchase orders which amounted to approximately US$13.26 million (RMB 91.76 million) and US$14.26 million (RMB 92.30 million) for each of the years ended December 31, 2023 and 2022, respectively. We believe the availability of additional capital to purchase and upgrade supplemental tea gardens will be an effective and efficient strategy to increase production, sales, revenue, and profit.

In addition, in recent years, we have elected to give order fulfillment priority to larger customers, which prevented us from undertaking purchase orders from some other customers. Accordingly, not only did we lose business opportunities, but our customers may also elect to purchase from our competitors who have more cultivation capacity.

Such insufficiency in cultivation capacity is intensified by the rapid growth in demand for tea in mainland China. According to the CIC Report, the domestic sales volume of tea in mainland China increased from approximately 1.8 million tons in 2017 to approximately 2.3 million tons in 2021, representing a compound annual growth rate of 6.1%. Industry observer, CIC, expects the projected domestic sales volume of tea in mainland China to reach approximately 2.8 million tons in 2026, as driven by increases in downstream tea consumption, The above numbers are mainly predicted based on the following assumptions: (1) tea has long been associated with various health benefits, and there is a growing awareness and appreciation for its positive impacts on well-being. With an increasing focus on health and wellness, more people in mainland China are likely to turn to tea as a healthy beverage; (2) the tea industry in mainland China is undergoing innovation and diversification, offering a wide range of tea products and flavors to cater to evolving consumer preferences. From traditional tea to herbal infusions and specialty teas, there is a growing market for unique and premium tea experiences. This expanding variety of tea options is likely to attract more consumers and contribute to increased tea sales volume; (3) fresh-made tea beverage (such as milk tea) is becoming exceedingly popular in mainland China. Fresh-made milk tea beverages are made from tea. A group of emerging brands launched innovative tea beverages in order to further attract consumers. The market size of fresh-made tea beverage industry in mainland China is estimated to continue growing with a compound annual growth rate of more than 20% between 2021 and 2026. In particular, the domestic sales volume of white tea in mainland China rose from approximately 21.8 thousand tons in 2017 to approximately 70.5 thousand tons in 2021, with a compound annual growth rate of 34.1% mainly due to (i) continuous promotion of cultivation of white tea by local governments in mainland China, (ii) enhanced customers’ awareness of the nutritional benefits of white tea, and (iii) growing demand for high-value white tea from middle-class households in mainland China which have increasing disposable income.

Disciplined acquisition of management rights for tea gardens.    When selecting tea gardens to be acquired, we adopt the following selection criteria to ensure the quality of the tea leaves to be planted in our new tea gardens:

1)      altitude of and climate at the location;

2)      soil conditions of the tea gardens;

3)      proximity to our existing operating tea gardens;

4)      variety and growth potential of the tea leaves to be harvested; and

5)      labor availability and costs.

As of the date of this prospectus, we operate tea gardens of approximately 7,212,000 square meters. The volumes of fresh tea leaves that were harvested from such tea gardens were approximately 2,655.85 tons and 2,529.98 tons for the years ended December 31, 2023 and 2022, respectively. As part of our expansion plan to increase our cultivation capacity, we have entered into, among others, agreements or letters of intent with two (2) village committees in

Huangbai Township, Zherong County, covering approximately additional 3,533,351 square meters of tea garden. In 2021, the white tea production volume of the Company is 424.8 tons, accounting for 0.8% and 0.5% of the total white tea production volume in Fujian Province and mainland China, respectively.

The total consideration for such acquisitions is approximately US$13.1 million (RMB87.6 million), which we intend to finance by ordinary cash flow from operations and a portion of the net proceeds from this offering identified as “General corporate purposes and working capital” under the caption, “Use of Proceeds”.

We believe that, after the anticipated acquisition of additional tea gardens, we will have an additional total estimated maximum annual cultivation capacity of:

•        approximately 3,362.5 tons of fresh tea leaves in 2025;

•        an average estimated cultivation capacity of approximately 0.125 tons of fresh tea leaves per Mu for the spring harvest in 2025; and

•        an average estimated cultivation capacity of approximately 0.125 tons of fresh leaves per Mu for the autumn harvest in 2025.

We further expect that the above tea gardens and addition land lots will attain a total estimated maximum annual cultivation capacity of approximately 4,370 tons of fresh tea leaves, after the completion of tea garden improvement works.

The tea garden improvement works include soil improvement work to transform the sloped land-area into terraced-area to prevent erosion and increase the absorbing capacity of the soil; and construction of improvements in the tea gardens to facilitate irrigation, daily operation as well as transportation.

Construction of new production plant.    The utilization rates of our production facilities for primarily-processed white tea had reached maximum capacity for each of the preceding two years. To maintain quality, fresh tea leaves need to be processed within a short period of time after they are harvested; when our processing facilities reach full capacity, valuable raw material tea leaves are not processed efficiently leading to lost sales and revenue opportunities. To ensure that we have the capacity to process our harvested tea, we intend to expand our production facilities by establishing a new production plant in the Zherong Tea Industrial Zone, the initial phase of which is expected to have a gross floor area of approximately 9,783.0 square meters. The initial phase of the new production plant will be used for the production of primarily-processed white tea and refined tea and storage of our products. We have signed a letter of intent with the Management Committee of the Zherong Tea Industrial Zone, in which we indicated our intention to bid for the intended site for the new production plant. We estimate that the bidding price would be approximately US$5.0 million (RMB 33.70 million).

When assessing the options of the proposed location of the new production plant, we have taken into account the following factors:

•        The Zherong Tea Industrial Zone has comprehensive ancillary facilities, including housing for workers, transportation and utility supplies, which will facilitate the daily operation of the new production plant;

•        Being located near the urban area and highway, the Zherong Tea Industrial Zone can be easily accessed by our potential customers; and

•        Relative ease of recruitment of potential workers from the urban area of Zherong County.

We expect that, after the establishment and construction of the new production plant, an estimated annual processing capacity of approximately 1,456 tons of fresh tea leaves for primarily-processed white tea and an estimated annual production capacity of approximately 1,248 tons of refined tea will be added to our production capacity. With the expanded cultivation and production capacity, we are confident that we can take advantage of incremental additional business opportunities and the anticipated growth in the demand for tea in mainland China.

Purchase of four automatic production lines for production of primarily-processed white tea.    We have historically used machines and equipment which are manually operated by our employees for the production of primarily processed white tea. We intend to acquire four automatic production lines for production of primarily processed white tea at a total anticipated cost of approximately US$0.73 million (RMB 4.90 million) using expected net proceeds from this offering. The Company expects to utilize the additional four automatic production lines to operate concurrently with the manually operated machines that currently in use.

Each of the automatic production lines for the production of primarily processed white tea consist of a stainless-steel storage tank, a conveyor, a layer spreader, wilting light, drying machine and temperature and humidity control systems.

Since we intend to emphasize the quality of our tea products, we believe that the acquisition of the four production lines is crucial to the development of the Company, as (i) the increase in production efficiency brought by the automation, and (ii) the enhancement of quality of our tea products owing to the new functions of the advanced production lines will improve our competitiveness against other market participants.

Purchase of an automatic production line for production of refined tea.    Apart from the purchase of four automatic production lines for primarily-processed tea, we also plan to purchase an additional automatic production line for the production of our refined tea using a portion of the expected net proceeds from this offering for a total anticipated cost of approximately US$0.62 million (RMB 4.5 million). Historically, our refined tea production has been conducted by hand or manually operated machines. We expect the automated production line to be acquired for refined tea to replace the current processing methods for more efficient production and standardized quality of our refined tea products.

The automatic production line to produce refined tea is composed of an assortment of sorting and screening elevators and conveyors, cleaning machines, packing and system control components.

We expect that, in contrast to manual processing or processing by manually operated machines, the new automated production line will have the following benefits:

•        Reduce the manual works involved in the production of refined tea so that our labor force can be re-allocated to other functions;

•        Increased safety and hygiene in our production environment; and

•        Enhanced efficiencies of impurity removal.

We believe that we will be able to boost the sales of our refined tea by promoting brand recognition following this offering and our planned investments in improved processing infrastructure.

SIGNIFICANT RISK FACTOR SUMMARY

Risks Related to our Business

•        We are an emerging growth company with a limited operating history and limited sales to date;

•        Our results of operations are substantially affected by the selling prices of our tea products, which affect our revenue;

•        A large portion of our revenue was generated from our top five customers, and we do not have long-term contracts with our top five customers and changes in our relationships with our top five customers, or in the trade terms with these customers, may reduce our sales and profits;

•        We sell our products to independent tea business operators, and we have limited control over them;

•        We experience seasonal fluctuations in our revenue and profitability;

•        We could be adversely affected by a change in consumers’ preferences, perception and demand for our tea products and failure to enrich our product offering or gain market acceptance of our new products could have a negative effect on our business, financial condition and results of operations;

•        We have engaged tea garden managers for the provision of management service for the cultivation of our tea leaves and we could be adversely affected by the performance of our tea garden managers;

•        We are dependent on the availability of large numbers of local workers to perform manual labor;

•        The occurrence of adverse weather conditions or natural disasters may materially and adversely affect our business and financial performance;

•        Our historical growth rate, revenue and profit margin may not be indicative of our future growth rate, revenue and profit margin;

•        Competition from existing industry participants and new entrants in our target markets may harm our financial performance;

•        Disruption of operations at production facilities may materially and adversely affect our business operations and financial performance;

•        We are dependent on our contractual management rights agreements with the village committees in respect of the cultivation of our tea leaves;

•        The epidemic of COVID-19 could significantly affect our production, demand for our products and our business;

•        We did not keep records in relation to the production of our tea products in accordance with applicable laws and regulations, which could lead to imposition of fines and penalties;

•        Our non-compliance with the laws and regulations in respect of the facility agricultural land parcel we lease from the relevant village committee for tea production purposes could lead to imposition of fines and penalties; and

•        Our non-compliances with social insurance and housing provident fund contribution laws and regulations in the PRC could lead to imposition of fines and penalties.

Risks Related to the Tea Industry

•        The tea industry that we operate in is fragmented with a large number of players;

•        If the tea industry does not grow at a rate as we expect, or at all, or if we fail to keep pace with consumer preferences and demands, our business, results of operation and financial condition may be adversely affected;

•        The tea products in mainland China could face competition from substitute products such as other beverage products;

•        Changes in existing food safety laws may expose us to additional costs for compliance and affect our business operations; and

•        Currently all of the tea gardens operations are in China and are subject to significant regulation, particularly with respect to our contractual management rights, which consist of the forest rights.

Risks Related to our Corporate Structure

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law;

•        Our amended and restated articles of association contains a provision by which our shareholders agree to waive any claim or right of action that they may have, both individually or by or in the right of our Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his or her duties with or for our Company, except such waiver shall not extend to any matter in respect of any fraud, willful default or dishonesty which may attach to such director; and

•        Certain judgments obtained against us by our shareholders may not be enforceable.

Risks Related to Doing Business in China

•        Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. Rules and regulations in China can change quickly with little advance notice. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. See “Risks Related to Doing Business in China — Because we conduct all of our operations in Mainland China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless” on page 42 for more information

•        Changes in China’s economic, political, or social conditions or government policies and the current tensions in international economic relations could have an adverse effect on our business and operations. See “Risks Related to Doing Business in China — Changes in China’s economic, political or social conditions or government policies and the current tensions in international economic relations could have an adverse effect on our business and operations” on page 43 for more information;

•        Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in Mainland China could adversely affect us and limit the legal protections available to you and us. See “Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us” on page 43 for more information;

•        The New Administrative Rules regarding Overseas Listings may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risks Related to Doing Business in China — The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers. Additional compliance procedures may be required in connection with this offering, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless” on page 45 for more information;

•        Restrictions under PRC law on our PRC Subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business. See “Risks Related to Doing Business in Mainland China — Restrictions under PRC law on our PRC Subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business” on page 49 for more information;

•        Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment. See “Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment” on page 50 for more information;

•        Our business and our profitability may be negatively affected by the rising labor costs and potential obligations to make additional contributions of social insurance premium and housing funds. See “Risks Related to Doing Business in China — Our business and our profitability may be negatively affected by the rising labor costs and potential obligations to make additional contributions of social insurance premium and housing funds” on page 51 for more information; and

•        Fluctuation in the value of Renminbi may have a material adverse effect on the value of your investment. See “Risks Related to Doing Business in China — Fluctuation in the value of Renminbi may have a material adverse effect on the value of your investment” on page 53 for more information.

Risks Related to this Offering and the Ordinary Shares

•        The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

•        There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all;

•        The market price for the Ordinary Shares may be volatile and if securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline;

•        Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment;

•        Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders;

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses;

•        We will incur increased costs as a result of being a public company; and

•        If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Corporate History and Structure

Oriental Rise Holdings Limited was incorporated in the Cayman Islands with limited liability on January 25, 2019. Oriental Rise is currently not engaging in any active business and merely acting as a holding company.

Wisdom Navigation was organized in the British Virgin Islands on November 15, 2018. On February 25, 2019, the Company acquired Wisdom Navigation from our shareholders Mr. Wong and AFFLUENT KIND LIMITED for aggregate consideration of $100.00 and is a wholly owned subsidiary of Oriental Rise.

East Asia Enterprise was organized in Hong Kong on October 8, 2012, and is a wholly owned subsidiary of Wisdom Navigation.

Fujian MDH was organized as a limited company in mainland China on May 24, 2013, as our wholly foreign owned enterprise, or WFOE, and is a wholly owned subsidiary of East Asia Enterprise.

Fujian QJ was organized as a limited company in mainland China on May 26, 2008, and became our primary mainland China operating subsidiary, a wholly owned subsidiary of Fujian MDH, since July 16, 2013.

Our direct corporate predecessor Fujian MDH commenced production and sale of tea products in March 2014.

On September 27, 2023, we subdivided each of our the then issued and unissued ordinary shares of a par value of US$0.001 per share of the Company into 1.25 ordinary share of a par value of US$0.0008 per share of the Company, or the “Subdivision”. As a result of the Subdivision, the total of 16,000,000 issued and outstanding ordinary share of a par value of US$0.001 per share prior to the Subdivision became 20,000,000 issued and outstanding Ordinary Shares of a par value of US$0.0008 per share. The Company executed the Subdivision in response to a recent increase in the estimated valuation of the Company. Following the Subdivision, our existing shareholders maintained their relative ownership interest percentage in the Company. The Subdivision also changed the par value of the ordinary shares from US$0.001 per share to US$0.0008 per share, and the authorized share capital of the Company changed from US$100,000 divided into 100,000,000 ordinary shares of a par value of US$0.001 per share to US$100,000 divided into 125,000,000 Ordinary Shares of a par value of US$0.0008 per share.

ORIENTAL RISE HOLDINGS LTD
("Oriental Rise")
(a Cayman Islands Company)
100%
WISDOM NAVIGATION LIMITED
("Wisdom Navigation")
(a British Virgin Islands Company)
100%
EAST ASIA ENTERPRISE LIMITED
("East Asia Enterprise")
(a Hong Kong Company)
Off-Shore
On-Shore
100%
FUJIAN MIN DONG HONG TEA TECHNOLOGY CO., LTD
("WFOE" or "Fujian MDH")
(a PRC Company)
100%
FUJIAN QINGJING AGRICULTURAL COMPREHENSIVE DEVELOPMENT CO., LTD
("Fujian QJ")
(a PRC Company)

Compliance with the PRC Foreign Investment Law

As of the date of this prospectus, we believe that we do not conduct any business that falls into the category of “restricted” industries or “prohibited” industries under the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) promulgated by the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) and The National Development and Reform Commission of the People’s Republic of China (“NDRC)”. Therefore, we are able to conduct our business through our wholly owned mainland China subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC. See “Risk Factors — Risks Related to Doing Business in China — The PRC Foreign Investment Law may impose new obligations on us.”

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a “Controlled Company”

Upon the listing of our Ordinary Shares on the Nasdaq Stock Market, we will be considered a “controlled company” within the meaning of Nasdaq Rule 5615(c). A “controlled company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Upon the closing of this Offering, our founders Mr. Chun Sun Wong, Mr. Wai Kwong Fong and Dr. Deming Zhou, will beneficially own approximately 51.2% of our Ordinary Shares (assuming no underwriter exercise of their over-allotment option). Under Nasdaq Rule 5615(c), a “controlled company” may be exempted from the requirements of Nasdaq Rules 5605(b)(1) (requiring that the board consist of a majority of independent directors), (d) (requiring a compensation committee of the board consisting of independent directors) and (e) (requiring independent director oversight of director nominations). Should we determine to rely on the “controlled company” exemptions, our board and its decision-making processes would lack the independent oversight typically required of Nasdaq-listed issuers. We do not intend, however, to take advantage of the “controlled company” exemption from Nasdaq corporate governance standards. As disclosed in this prospectus, we will have a majority independent board upon listing and have adopted board committee charters and policies consistent with Nasdaq’s regular listing and governance rules.

Implications of Being a Foreign Private Issuer

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

•        we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive offices are located at No. 48 Xianyu Road, Shuangcheng Town, Zherong County, Ningde City, Fujian Province, mainland China. Our telephone number at this address is +86-13705285088. Our registered office in the Cayman Islands is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands and is currently located at the office of Conyers Trust Company (Cayman) Limited, Cayman Islands, which may be changed from time to time at the discretion of directors. Our agent for service of process in the United States is The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10170.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. The Company does not currently maintain a website.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For clarification, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our executive director Mr. Liu will be presented as “Dezhi Liu,” even though, in Chinese, his name is presented as “Liu Dezhi.”

We have relied on statistics provided by a variety of publicly available sources and the CIC Report regarding mainland China’s expectations of growth. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the sources listed above, our internal research and our knowledge of mainland China industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Because all of our operations are conducted in China through our wholly-owned subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of China domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. The Trial Administrative Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. On February 17, 2023, the CSRC also issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the Overseas Offering Administration Notice, pursuant to which, on or prior to the effective date of the Trial Administrative Measures, domestic companies that have already submitted valid applications for overseas securities offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may arrange the timing for submitting their filing applications with the CSRC in a reasonable manner, and must complete the filing before the completion of their overseas securities offering and listing. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares. We submitted the required filing to the CSRC on September 6, 2023. On

January 24, 2024, we received the filing notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering. In addition to the CSRC filing under the Trial Administrative Measures, if it is determined that we are subject to any other CSRC approval, filing, other governmental authorization, or requirements for this Offering, we cannot assure you that we could obtain such approval, complete such filing, or meet other requirements in a timely manner or at all. If we fail to obtain such approval, complete such filing or meet other requirements in a timely manner, the Chinese regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay and restrict the repatriation of the proceeds from this Offering into China, force a delisting of our Ordinary Shares even after they are listed on Nasdaq, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, Chinese competent authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023. One of the major revisions to the revised. Provisions is expanding its application to cover indirect overseas offerings and listing to be consistent with the Trial Administrative Measures. The revised Provisions provide, among others, that (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

As of the date of this prospectus, the revised Provisions have come into effect. On or after March 31, 2023, any failure or perceived failure by the Company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of mainland China, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in mainland China and Hong Kong in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in mainland China might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in mainland China, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our registered public accounting firm, PKF Littlejohn LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in mainland China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See Risk Factor — “Although the audit report included in this prospectus was issued by PCAOB-registered auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.” Under the HFCAA, our securities may be prohibited from trading on the Nasdaq Capital Market or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1.      Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., Oriental Rise Holdings Limited (“Oriental Rise”), directly controls Fujian Min Dong Hong Tea Technology Co., Ltd. (the “WFOE”) and other domestic operating entities through our intermediate British Virgin Islands subsidiary Wisdom Navigation Limited (“Wisdom Navigation”) and the Hong Kong subsidiary, East Asia Enterprise Limited (“East Asia Enterprise”). The Company has no operations, and does not intend to begin operations, in the special administrative region of Macau and Hong Kong. See “Corporate History and Structure” for additional details.

2.      Within our direct holding structure, the cross-border transfer of funds within our corporate group shall be in compliance with the laws and regulations of the PRC. After foreign investors’ funds enter Oriental Rise at the close of this offering, the funds will be directly transferred to East Asia Enterprise, and then transferred to subordinate operating entities through the WFOE.

If Oriental Rise intends to distribute dividends, then Oriental Rise will cause to be transferred cash in support of such dividends from our PRC Subsidiaries to East Asia Enterprise in accordance with the laws and regulations of the PRC, and then Oriental Rise will cause East Asia Enterprise to transfer the dividends to Wisdom Navigation and then to Oriental Rise and then from Oriental Rise to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.      In the reporting periods presented and as of the date of prospectus, no cash and other asset transfers have occurred among the Company and its subsidiaries; and no dividends or distributions of a subsidiary has been made to the Company. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends. See our consolidated financial statements starting on page F-1 of this prospectus.

4.      Our PRC Subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC Subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China, and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for mainland China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC Subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in mainland China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-mainland China resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-mainland China resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC Subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC Subsidiaries.

THE OFFERING

The following assumes that the underwriters will not exercise their option to purchase additional Ordinary Shares in the offering, unless otherwise indicated.

Issuer	Oriental Rise Holdings Limited
Securities Being Offered by the Issuer

2,000,000 Ordinary Shares (or 2,300,000 Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0008 per share, on a firm commitment basis. We are also registering for resale up to 1,000,000 Ordinary Shares by certain selling shareholders. These shares will not be part of this initial public offering.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in this offering, solely to cover over-allotment, if any, at the initial public offering price less the underwriting discounts.

Offering Price	We expect that the initial public offering price will be $4.00 per Ordinary Share.
Ordinary Shares Issued and Outstanding Immediately Before This Offering	20,000,000 Ordinary Shares
Ordinary Shares Issued and Outstanding Immediately After This Offering

22,000,000 Ordinary Shares (or 22,300,000 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full). Our founders, Mr. Chun Sun Wong, Mr. Wai Kwong Fong and Dr. Deming Zhou, will beneficially own 12,000,000 of our Ordinary Shares and 54.5% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering assuming the underwriters do not exercise their over-allotment option, or 53.8% of our total voting power if the underwriters exercise their over-allotment option in full. Our founders and 5% of more beneficial owners will beneficially own in total 19,400,000 of our Ordinary Shares and 88.2% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering assuming the underwriters do not exercise their over-allotment option, or 87.0% of our total voting power if the underwriters exercise their over-allotment option in full.

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.
Representative’s Warrants

We have agreed to sell to US Tiger Securities, Inc. warrants (the “Representative’s Warrants) to purchase up to a total of 115,000 Ordinary Shares (equal to five percent (5%) of the aggregate number of Ordinary Shares sold in this underwritten primary offering, including shares issued pursuant to the exercise of the over-allotment option) at a price equal to 120% of the price of our Ordinary Shares offered hereby.

Use of Proceeds

We estimate that we will receive net proceeds of approximately US$8,000,000 from this offering (or US$9,200,000 if the underwriters exercise their option to purchase additional Ordinary Shares in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of US$4.00 per Ordinary Share shown on the front cover of this prospectus.

We plan to use the net proceeds we receive from this offering for (i) capital investments in property and equipment, (ii) selling and marketing, and (iii) general corporate purposes and working capital, including potential strategic investments and acquisitions. See “Use of Proceeds” for additional information.

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders. The proceeds, if any, from the sale of the Ordinary Shares by the Selling Shareholders pursuant to this prospectus by the Selling Shareholders will be for the account of the Selling Shareholders.

Dividend Policy

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy.”

Lock-up

Our directors and officers, and holders of five percent (5%) or more of Ordinary Share on a fully diluted basis immediately prior to the consummation of this offering have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities for a period of 180 days after the consummation of this offering, without the prior written consent of U.S. Tiger Securities, Inc. See “Underwriting” for more information.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Ordinary Shares.
Listing

We plan to have the Ordinary Shares listed on the Nasdaq Capital Market under the symbol “ORIS.” The Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Payment and Settlement	The Ordinary Shares are expected to be delivered against payment on , 2024.
Transfer Agent	Vstock Transfer, LLC.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations for the fiscal years ended December 31, 2022, and 2023 and summary consolidated balance sheet data as of December 31, 2022 and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. You should read this “Summary Consolidated Financial Data and Operating Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

Selected Statements of Operations Information:

	For the Year Ended December 31, US$’000		Variance
	2023	2022	$	%
REVENUE	$24,122	$24,306	$(184)	(0.76)%
COST OF SALES	(11,338)	(11,656)	318	(2.71)%
GROSS PROFIT	12,784	12,650	134	1.06%

Other income, net	126	101	25	24.75%

EXPENSES
Selling and distribution costs	(73)	(70)	(3)	4.29%
Administrative expenses	(1,305)	(668)	(637)	95.37%
Finance costs	(149)	(72)	(77)	106.94%

PROFIT BEFORE INCOME TAX	11,383	11,941	(558)	(4.67)%
Income tax credit (expenses)	118	(88)	206	(234.09)%

NET PROFIT FOR THE YEAR	11,501	11,853	(352)	(2.97)%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(1,152)	(4,555)	3,403	(74.71)%

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	$10,349	$7,298	$3,051	41.81%

Selected Balance Sheet Information:

	As of 31 December
	2023	2022
	USD	USD
ASSETS
Current assets:
Cash and cash equivalents	36,711	25,739
Trade receivables, net	936	859
Inventories	2,014	1,948
Prepayments and other current assets	10	5
Total current assets	39,671	28,551

Property, plant and equipment, net	27,375	20,397
Deposits paid for acquisition of property, plant and equipment	—	6,860
Right-of-use assets	186	142
Deferred tax assets	488	293
Total non-current assets	28,049	27,692
Total assets	67,720	56,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank overdraft	2,545	2,565
Accruals and other payables	529	105
Short-term bank borrowings	141	—
Amounts due to related parties	1,122	519
Current portion of lease liabilities	16	11
Income tax payable	125	191
Total current liabilities	4,478	3,391
Lease liabilities, non-current portion	200	159
Total non-current liabilities	200	159
Total liabilities	4,678	3,550

Shareholders’ equity
Ordinary shares (HK$0.008 par value, 38,000,000 shares authorized, 12,000,000 shares issued and outstanding as of December 31, 2022*^ and US$0.0008 par value, 125,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2023)	16	10
Receivables from shareholders	(3,210)	(10)
Share premium	4,861	1,667
Retained profits	62,619	51,118
Accumulated other comprehensive income	(3,783)	(2,631)
Other reserves	2,539	2,539
Total shareholders’ equity	63,042	52,693
Total liabilities and shareholders’ equity	67,720	56,243

____________

*        Giving retroactive effect to the issuance of shares at nominal consideration effected on January 10, 2023.

^        Giving retroactive effect to the subdivision of shares effected on September 27, 2023.

Selected Cash Flow Information:

	For the years ended December 31,
	2023 USD’000	2022 USD’000
Net cash generated from operating activities	$12,636	$13,578
Net cash generated from/(used in) investing activities	(1,683)	63
Net cash generated from/(used in) financing activities	585	384
Effect of foreign exchange rate on cash	(546)	(1,644)
Net increase in cash and restricted cash	$10,992	$12,381

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

We are an emerging growth company with a limited operating history and limited sales to date.

We are subject to all of the risks inherent in the establishment of an emerging growth company, including the absence of an operating history, and the risk that we may be unable to successfully operate our business. There can be no assurance that we will be able to successfully operate our business.

Although our main operating entities, Fujian MDH and Fujian QJ were established in 2013 and 2008, respectively, Oriental Rise was incorporated in 2019 and accordingly, has limited operating history upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history. We generated approximately $24.3 million (RMB 163.2 million) and $24.1 million (RMB 170.5 million) in revenue for the fiscal years ended December 31, 2022 and 2023, respectively.

Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, our ability to develop and market new products, control costs, and general economic conditions.

Our results of operations are substantially affected by the selling prices of our tea products, which affect our revenue.

Our results of operations are significantly affected by the selling prices of our tea products, which affect our revenue. All of these prices are determined by constantly changing and volatile market forces of supply and demand as well as other factors, over which we have little or no control. These factors include:

•        general economic conditions in China;

•        government regulations and actions, in particular with regards to government intervention into tea leaves price and environmental protection;

•        competition in the tea production and processing industry;

•        diseases or pests (such as moths, worms, caterpillars, beetles and mites);

•        a general decrease in consumer preferences for tea products as compared to other types of products that may be viewed by consumers as substitutes for, or alternatives to such products, including coffee and other beverages;

•        the cost or ability to recruit or retain a sufficient number of qualified employees;

•        weather conditions, including the impact of weather on water supply; and

•        transportation and storage costs.

Tea product prices typically move cyclically over time, reflecting changes in market demand and supply. According to the CIC Report, the average wholesale price of primarily-processed white tea increased at a year-on-year growth rate of 3% to 30% from 2019 to 2021 while the average wholesale price of primarily-processed black tea increased at a year-on-year growth rate of 1% to 5% over the same period. As our average selling prices are determined by using a market-oriented approach, the average selling prices of our tea products also increased during the preceding two years. Our average selling prices were US$42.6 (RMB286.3) per kg and US$41.11 (RMB290.56) per kg, respectively, for the fiscal years ended December 31, 2022 and 2023. If the prices of our tea products decrease, our revenue, profit and results of operations may be adversely affected.

Unfavorable fluctuations in the fees paid to our tea garden managers or interruption in service provided by our tea garden managers could materially increase our costs of sales.

One of the major operating costs for our business is the plantation costs for our tea leaves. Our plantation costs primarily include: (i) picking fees which represent the fees paid to the tea garden managers for arranging the local workers to pick our tea leaves in the tea gardens we operate; (ii) cultivation costs which represent the fees paid to the tea garden managers for arranging the local workers to cultivate our tea trees; and (iii) fertilizer costs which represent the purchase price paid to our suppliers for acquiring fertilizers and other materials to supply plant nutrients to the soil for the growth of our tea trees.

For the fiscal years ended December 31, 2022 and 2023, our plantation costs accounted for approximately 97.6% and 97.2% of our total cost of sales, respectively. There is no assurance that our suppliers will not significantly adjust their fees including the fees incurred for arranging local workers to maintain tea gardens when the market prices of or the market demand for such local workers increase. We will continue to be exposed to price volatility of engaging the tea garden managers in the future, and any significant increase in such fees will increase the operation costs and have an adverse impact on the profitability of our business. There is no assurance that we will be able to anticipate and react to such price fluctuations by adjusting the selling prices of our tea products on a timely basis or to pass on any increase in our plantation costs to our customers accordingly. In the event that we are unable to anticipate and react to such price fluctuations, our profitability may be adversely affected.

A large portion of our revenue was generated from our top five customers, and we do not have long-term contracts with our top five customers and changes in our relationships with our top five customers, or in the trade terms with these customers, may reduce our sales and profits.

Our sales to top five customers accounted for approximately 40.5% and 39.3%, of our total revenue for the fiscal years ended December 31, 2022 and 2023, respectively. There is no assurance that we would be able to increase the number of customers to reduce our reliance on our top five customers. We do not have long-term sales agreements or other contractual assurances as to future sales to these major customers.

We have entered into framework sales agreements for one year with our top five customers. However, the sales are generally concluded on an order- by-order basis under individual purchase order. There is no assurance that our customers will continue to place orders to us; or their future orders will be at a comparative level or on similar terms as in prior years. It is uncertain that we would be able to retain our major customers or solicit new customers to offset the impact from any loss of such customers. Any reduction in revenue from our existing customers and/or any loss of our major customers could have a material adverse effect on our profitability and financial performance.

Furthermore, there is no assurance that we would be able to reduce our customer concentration by expanding our customer base or promoting sales to other existing customers. We may not be able to locate alternative customers to replace loss of customers, purchase orders or sales. As a result, our business, financial condition and results of operations may vary from period to period and may fluctuate significantly in the future.

We sell our products to independent tea business operators, and we have limited control over them.

We sell our products to independent tea business operator customers, and we have limited control over them. As of December 31, 2023, we had 19 tea business operators as our customers. Independent tea business operators typically further process or package our tea products before they sell them to end-user customers and other downstream tea business operators. For the years ended December 31, 2022 and 2023, our revenue from sales of tea products to tea business operators accounted for approximately 99.8% and 98.18% of our total revenue, respectively.

Any one of the following events could cause fluctuations or declines in our revenue and could have an adverse effect on our financial condition and results of operations:

•        reduction, delay or cancellation of orders from one or more of the large tea business operators;

•        failure to renew framework agreements and maintain relationships with the existing tea business operators;

•        failure to establish relationships with new tea business operators on favorable terms;

•        inability to timely identify and make sales to additional or replacement tea business operators upon the loss of one or more of the tea business operators; and

•        breach of framework agreements by the tea business operators.

We may not be able to compete successfully against larger and better-funded sales and marketing campaigns of our competitors, especially if these competitors provide their tea business operators with more favorable arrangements. We cannot assure you that we will not lose any of the tea business operators to our competitors, which could cause us to lose some or all of our favorable arrangements with such tea business operators and may result in decreases in our sales volume. In addition, we may not be able to successfully manage our current tea business operator customers and the cost of attracting new tea business operator customers may exceed the revenue generated from these efforts. Such costs may include (i) the Company spending the time and efforts on negotiating the terms of the framework agreements with the additional tea business operators but they do not make any purchase with the Company during the year and (ii) the dissatisfaction from our existing tea business operators as we are unable to fully satisfy their purchase orders due to our limited production volume which may result in such tea business operators electing not to make purchase from us in the financial year concerned and in the long run. Our revenue generated from such additional tea business operators may not be able to exceed such costs of increase in the number of tea business operators. There can be no assurance that we will be successful in detecting any non-compliance by the tea business operators with the provisions of their framework agreements. Non-compliance by our tea business operators could, among other things, negatively affect our brand, demand for our products and our relationships with other tea business operators. Furthermore, we have limited control over the tea business operators and may not be able to monitor the tea business operators’ inventory level if the tea business operators decide to accumulate the tea products as inventory. We cannot assure you that all our tea products sold to tea business operators are subsequently sold to consumers and the sales of our tea products truly reflect the market demands. In addition, if there is a decline in demand from end consumers or downstream tea business operators, the tea business operators may not place orders for new products from us or may reduce the quantity of their usual orders. The occurrence of any of these factors could result in a significant decrease in the sales volume of our products and therefore adversely affect our financial condition and results of operations.

We experience seasonal fluctuations in our revenue and profitability.

Our sales are subject to seasonality. Based on our sales trends in 2023 and 2022, we generally experience the highest sales of our products after the commencement of tea harvest seasons, namely for the period from March to October. Factors that could cause our results of operations to fluctuate include, among others, the level, cost and timing of our major promotional campaigns, regulatory events, new products introduced by us or our competitors and the general economic environment. As such, any comparison of our operating results between different periods within a financial year, or between different periods in different financial years may not be meaningful and that these comparisons cannot be relied upon as indicators of future performance.

Our business, reputation and brands’ image may be adversely affected by product liability claims, consumer complaints or adverse publicity in relation to our products.

We may be subject to product liability claims if our products are found to be unfit for consumption. Products may be rendered unfit for consumption due to contamination of raw materials, whether intentional or not, delay in delivery, poor handling, packaging rupture, poor condition of storage facilities, unauthorized tampering by our workers during the transit of products. The occurrence of such problems may result in recalls of our products and significant damage to our brand reputation. In previous years, we have not recorded material product recalls and had not received any material complaints or product liability claims from our customers due to quality defects. However, we cannot assure you that such incidents will not occur in the future. We may incur legal liabilities and have to compensate consumers for any loss or damage they suffer in respect of valid product liability claims, and, in addition, we may also be subject to administrative or other government sanctions or penalties. In addition, adverse publicity from these types of concerns, whether valid or not, may discourage customers from purchasing our products. If customers lose confidence in our brand, we may experience long-term declines in our sales, which may have an adverse effect on our business, results of operation and financial condition.

We could be adversely affected by a change in consumers’ preferences, perception and demand for our tea products and failure to enrich our product offering or gain market acceptance of our new products could have a negative effect on our business, financial condition, and results of operations.

Our continued success depends, in large part, upon the popularity of and demand for our tea products. However, consumer preferences, perception and demand in China may shift away from such products for various reasons, including but not limited to:

•        a general decrease in consumer preferences for tea products as compared to other types of products that may be viewed by consumers as substitutes for, or alternatives to such products, including coffee and other beverages;

•        a change in consumer preferences for tea products sold in the form of tea bags to other forms, such as ready-to-drink bottled tea;

•        a change in consumers’ confidence and perception that traditional Chinese tea may be effective in achieving certain anticipated health benefits; and

•        negative publicity regarding tea leaves or other tea products supplied by other producers or in general.

Shifts in consumer preferences, perception, and demand away from Chinese tea leaves could materially and adversely affect our business prospects, financial condition and results of operations. In addition, we may from time to time fail to develop products and/or expand our product portfolio and marketing and pricing strategies that meet the trends or shifts in consumer preferences and tastes. Furthermore, we cannot assure you that we will be able to introduce new products that are in faster-growing and more profitable, or timely adjust our production of products in categories experiencing consumption declines, which in turn could materially and adversely affect our business, financial condition, and result of operations.

The preferential tax treatment, valued-added tax treatment and government grants that we currently enjoy may be altered or terminated, which could have a material adverse effect on our business, financial position, results of operations and prospects.

We enjoy certain preferential tax treatment in relation to our income derived from our business of engaging in primary processing of agricultural products and carrying out cultivation of tea. Our income derived from the business of engaging in primary processing of agricultural products is exempt from earned income tax, or EIT, and our income derived from the business of carrying out cultivation of tea is exempt from 50% of EIT. The total net profits exempted from tax were US$13.07 million (RMB 87.78 million) and US$12.74 million (RMB 90.05 million) for the fiscal years ended December 31, 2022 and 2023, respectively.

Furthermore, the Taxpayer’s Tax Reduction and Exemption Filing Registration Form issued by the State Taxation Bureau of Zherong County on December 4, 2017, accepted the filing of the value-added tax, or VAT, exemption for self-produced agricultural product produced by agricultural producer that our PRC operating subsidiary Fujian QJ applied for on the same day. Fujian QJ enjoyed the preferential treatment of VAT exemption from January 1, 2018, through the present. There can be no assurance we will enjoy comparable exemptions from VAT in the future. In addition, pursuant to the Interim Regulations on Value-Added Tax of the PRC and its implementing rules, there is no VAT on agricultural producers who sell self-produced agricultural products.

Additionally, we enjoy a number of government grants in mainland China, including government grants we have received from the local government authorities to support a subsidiary’s project of tea plantation and as a foreign investment entity. For the fiscal years ended December 31, 2022 and 2023, we recognized total government grants of approximately US$31,000 (RMB 208,000) and US$46,000 (RMB 327,000), respectively. There can be no assurance that the preferential tax treatment, value-added tax treatment and government grants that we enjoy will not be altered or terminated. Any alteration or termination of our current preferential tax treatments or value-added tax treatment or government grants could have an adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to hire or retain additional management and other personnel and our recruiting and training costs may increase as a result of turnover, both of which may increase our costs and reduce our profits and may adversely impact our ability to implement our business strategy.

The success of our business depends upon our ability to attract and retain highly motivated, well-qualified management and other personnel. Our ability to execute our business strategy may suffer if:

•        we are unable to recruit or retain a sufficient number of qualified employees;

•        the costs of employee compensation or benefits increase substantially; or

•        the costs of outsourcing certain tasks to third-party providers increase substantially.

We have engaged tea garden managers for the provision of management service for the cultivation of our tea leaves and we could be adversely affected by the unsatisfactory performance of our tea garden managers.

In 2023, we engaged 21 tea garden managers, who are our major contractors, for the provision of management service for the cultivation of tea leaves in our tea plantations. For the fiscal years ended December 31, 2022 and 2023, management fees paid to our tea garden managers amounted to US$162,244 (RMB1,096,344) and US$163,256 (RMB1,146,888) respectively, representing approximately 1.40% and 1.44% of our total cost of sales, respectively. If our tea garden managers do not perform satisfactorily, substantially increase the prices of their services, or terminate their business relationships with us, we may need to replace our tea garden managers or make alternative arrangements which could increase our costs of operations.

As our tea garden managers are responsible for employing local workers to provide services including cultivation, fertilization, cropping branches, picking of fresh tea leaves and insect and pest management, we do not have direct control over the local workers. If the tea garden managers or the local workers fail to cultivate and manage the tea gardens properly or otherwise not complying with our requirements or that of our customers, the quality of our tea leaves will be adversely affected. Our reputation in the industry will also be adversely affected if our tea garden managers do not comply with applicable laws and regulations, or do not maintain satisfactory health and environmental conditions at the tea gardens. This, in turn, may materially and adversely affect our business, reputation, financial condition and results of operations.

In addition, we have not entered into any long-term agreements with our tea garden managers and will negotiate prices with them on a year-to-year basis. If they are unable or unwilling to fulfil our requirements or satisfy at costs that we consider reasonable, we may experience interruption, reduction or termination of the management services and will be required to seek alternative tea garden managers. We cannot assure you that we will be able to find suitable garden managers that can provide services at the same quality and prices or at all. If we are unable to find suitable garden managers, we may be exposed to (i) an increase in our operation costs, which we may not be able to pass on to our customers, and/or (ii) a reduction in the quality of our tea leaves, and/or (iii) a lack of management of the tea gardens, which may result in an increase in our wastage rate or impair the quality of our products. As a result, our business, financial condition, and results of our operations may be adversely impacted.

We are dependent on the availability of large numbers of local workers to perform manual labor.

We rely on large numbers of local workers employed by the tea garden managers to cultivate and pick our tea leaves. As all of the tea gardens we operate are located in remote areas far from population centers, there is a risk that manpower for harvesting our tea leaves and for maintaining the tea gardens will not be available on a continuous basis due to factors such as rural-urban migration. We are also vulnerable to labor shortages due to strikes, labor stoppages and civil unrest. Any shortage of labor could increase our costs and reduce our production, which may have a material adverse effect on our business, financial condition, and results of operations.

The occurrence of adverse weather conditions or natural disasters may materially and adversely affect our business and financial performance.

The success of our business principally depends on our ability to obtain sufficient quantities of quality tea leaves from the tea gardens we operate which are all located in two townships:

•        Zhaizhong township, and

•        Huangbai township.

Both townships are located in Zherong County, Fujian Province, mainland China. The cultivation of our tea leaves at the tea gardens is subject to the risks associated with natural disasters and adverse weather conditions, such as droughts, fire, and rainstorms. The occurrence of any natural disaster or adverse weather in Zherong County could adversely affect the quantity and quality of our tea leaves harvest.

The quality of our tea leaves and the growth and development of our bearer plants varies from time to time depending on the soil quality, weather conditions, natural disaster, or external factors such as fertilizers and pesticides applied. The occurrence of any natural disasters, air, water and soil pollution, any diseases or pests (such as moths, worms, caterpillars, beetles and mites), or any incident that affects the soil quality and drainage, in close proximity to, or at, any of the tea gardens we operate, may damage the tea gardens and the bearer plants thereon, thereby affecting the productivity and quality of tea leaves produced from our bearer plants. As a result, our business, financial condition, and operating results may be materially and adversely affected.

Any safety problems relating to our raw materials and tea products could adversely affect our reputation, our brands’ image, our ability to sell our products and our financial performance.

Some of our raw materials may also contain harmful chemicals or substances of which we are not aware due to adulteration by our suppliers. Such raw materials may not be suitable for human consumption and may cause undesirable side effects to our consumers. We cannot assure you that our raw material suppliers will not intentionally or inadvertently contaminate our raw materials or provide us with substandard raw materials. The quality of our products could be also adversely affected if our raw materials are spoiled, contaminated or tampered with. In addition, contamination of our fresh tea leaves may occur during their production process due to reasons unknown to us or out of our control. While we have measures in place to control the quality of our raw materials and tea products, we cannot assure you that we will be able to detect defective raw materials and tea products.

Any failure to detect defective raw materials and fresh tea leaves could adversely affect the quality of our products. We could be required to recall certain of our tea products and subject to product liability claims, adverse publicity, and investigation and imposition against us of penalties by relevant authorities, resulting in increased costs and any of these events could have a material and adverse impact on our reputation, brands’ image, business, financial condition, results of operations and prospects. Furthermore, food safety scandals occurred in China in recent years may negatively influence consumer perception and demand for our products, which could in turn adversely affect our results of operations.

Our historical growth rate, revenue and profit margin may not be indicative of our future growth rate, revenue and profit margin.

For the fiscal years ended December 31, 2022 and 2023, our revenue was approximately US$24.3 million (RMB 163.2 million) and US$24.1 million (RMB 170.5 million) respectively. For the fiscal years ended December 31, 2022 and 2023, our gross profit was approximately US$ 12.7 million (RMB 85.0 million) and US12.8 million (RMB 90.4million), respectively, whereas our gross profit margin for the same periods was approximately 52.0% and 53.0%, respectively.

There is inherent risk in using such historical financial information to project or estimate our financial performance in the future, as they only reflect our past performance under particular conditions. We may not be able to sustain our historical growth rate, revenue and profit margin for various reasons, including but not limited to, deterioration in the market conditions of the tea industry in the key markets we operate, intensification of competition among our competitors and other unforeseen factors such as deterioration in general economic conditions, which reduce the sales volume of our products and/or reduce the profit margin of our products. There is no assurance that we will be able to achieve the performance as we did during the preceding two years. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

The implementation of our expansion plan may lead to an increase in operating expenses and higher depreciation expenses, which may adversely affect our profit margin and results of operations.

We expect to expand our production capacities for primarily- processed white tea and refined tea production to further enhance our vertically integrated business model by utilizing a portion of net proceeds from the offering to construct a new production facility and acquire additional machinery. For details, please refer to the paragraph headed “Business — Our business strategies — Expand tea gardens through acquisitions and increase our production volume”

in this prospectus. It is expected that the implementation of our expansion plan, the construction of our new production plant and the procurement of machinery in the future may lead to higher operating expenses (including depreciation expenses and labor costs) compared with previous periods. If we cannot implement our business strategies effectively and expand our production capacities as planned, we may not be able to enjoy the full economic benefit brought from such expansion plan and offset the higher operating expenses and our financial performance and operating results may be affected as a result.

Competition from existing industry participants and new entrants in our target markets may harm our financial performance.

We face competition from existing and new players both domestically in China as well as on an international scale. To compete effectively and maintain our sales levels, we may be forced to, amongst other possible actions, reduce our prices, offer bulk purchase terms, or provide other sales incentives to our customers. Should we be required to take such action, our business, profit margins, results of operations and prospect could be materially and adversely affected.

Furthermore, competition may cause our competitors to substantially increase their advertising and promotional activities or to engage in irrational or predatory pricing behavior. Our selling and distribution costs amounted to US$ 70,000 (RMB 472,000) and US$ 73,000 (RMB 519,000) for the fiscal years ended December 31, 2022 and 2023, respectively. We cannot ensure that our marketing efforts will be sufficient to compete with our competitors. An increase in competition could require us to continue to increase our promotion and advertising expenses, which might place pressure on our margins and affect our profitability. Additionally, competition may result in price reductions, reduced margins, and loss of market shares for us, any of which could have an adverse impact on our results of operations. We also cannot assure you that our competitors will not actively engage in activities, whether legal or illegal, designed to undermine our brands and product quality or to influence consumer confidence in our products.

Our deferred tax assets are subject to accounting uncertainties.

Our accounting policies require us to make judgments, estimates and assumptions about the carrying amounts of certain assets and liabilities. The estimates and associated assumptions are based on historical experience and other relevant factors. As a result, actual results may differ from these accounting estimates. As of December 31, 2023, and 2022, we recognized deferred tax assets of US$ 488,000 (RMB 3,465,000), US$ 293,000 (RMB 2,041,000), respectively. Based on our accounting policies, deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. The realization of a deferred tax asset mainly depends on our estimate as to whether sufficient future profits will be available in the future. If sufficient future taxable profits are not expected to be generated or are less than expected, a material reversal of deferred tax assets may arise.

Our efforts to enhance production capabilities are subject to risks and uncertainties.

In order to achieve the economies of scale we desire in our operations to enable us to continue to increase our production of tea products, we intend to continue to expand our production capacity and enhance our operational efficiency. For details, please refer to the paragraph headed “Business — Our business strategies — Expand tea gardens through acquisition and increase our production volume” in this prospectus. Our expansion plans and business growth require significant capital expenditure and dedicated attention of our management. We intend to fund such expansion in part from the net proceeds of the offering. Nevertheless, we may require additional financing to achieve our expansion plans and may have difficulty obtaining such financing. There is no assurance that we will be able to enhance our production capabilities in time or implement our future plan effectively. We may be subject to unexpected delays and cost overruns resulting from a number of factors, many of which may be beyond our control, including increases in the prices and availability of raw materials and production equipment, shortages of local workers, disputes with customers or suppliers as well as equipment malfunctions. In addition, our efforts to enhance our production capabilities may not achieve the expected benefits. If the demand for our tea products is weaker than anticipated, we may experience problems associated with overcapacity and underutilization of personnel and other resources, which may have an adverse effect on our business, financial condition, and results of operations.

Our production facilities are subject to environmental laws in the PRC and any failure to comply with environmental regulations would expose us to penalties, fines, suspensions, or actions in other forms.

Our operations generate agriculture sewage due to the discharge of fine dust. We believe that no pollutant discharge permit is needed for the production of primarily-processed white tea and black tea, and the development of tea products which generate and discharge a very small number of pollutants with a limited impact on the environment under the relevant PRC laws and regulations. However, environmental laws and regulations may be amended from time to time by the PRC competent body and is not within our control. We cannot assure you that our existing environmental policies and equipment will be adequate to meet future environmental policies and requirements and we may be required to incur additional costs to comply with such future requirements, which may be more stringent than present laws and regulations. In such situation, our capital expenditure and cost of production will increase unexpectedly, which may materially and adversely affect our financial condition and business operation.

Disruption of operations at production facilities may materially and adversely affect our business operations and financial performance.

Our ability to stably and efficiently produce our primarily-processed tea at our production facilities is critical to our success. As of the date of this prospectus, we operate tea gardens of approximately 7,212,000 square meters and have obtained appropriate production plant, machinery, and equipment and one automatic production line of primarily-processed tea for the production of primarily-processed black tea.

Damage or disruption to our operations at our production facilities can result from the following factors, among others:

•        utility supply disruptions, terrorism, strikes or other force majeure events;

•        adverse weather conditions;

•        forced closing or suspension of our production facilities;

•        major disease outbreaks at or around our production facilities;

•        pollution of underground water resources;

•        failure to comply with applicable regulations and quality assurance guidelines;

•        labor disputes affecting our employees;

•        accidents in the processing plants, including major equipment failures or fires, which may result in suspension of operations, property damage, severe personal injuries or even fatalities; and

•        other production or distribution problems, including limitations to production capacity due to regulatory requirements, changes in the types of products produced or physical limitations that could impact continuous supply.

We have not previously experienced any material disruptions to our production facilities. However, we cannot assure you that the events and factors mentioned above, or any other events will not occur and result in a material disruption to the operations at our production facilities in the future. If we fail to take adequate steps to mitigate the likelihood or potential impact of such events or factors, or to effectively respond to such events or factors if they occur or materialize, our business, results of operations and financial condition may be materially and adversely affected.

If we are unable to obtain the forest rights certificate in respect of the tea gardens we operate, we may be unable to enforce our rights against certain third parties.

As of the date of this prospectus, Fujian QJ has not obtained the registration certificates (the “Forest Rights Certificate(s)”) confirming that it has the contractual management rights, and title to the forest trees (collectively the “Forest Rights”) with respect to approximately 4,942,667 square meters of forest land lots (the “Concerned Land Lots”) under the contractual management rights agreements executed by and between Fujian QJ and the village committees (the “Transferors”) in Zhaizhong Village and Huangbai Village. Our fresh tea harvested from gardens located in the Concerned Land Lots constituted approximately 1,554 tons in 2023, or 58.50% of our total tea production.

To the best knowledge of Fujian QJ, registration of ownership of the Concerned Land Lots by the Transferors is a prerequisite for registration of the Forest Rights by Fujian QJ, and its failure to obtain the Forest Rights Certificates lies mostly in that the Transferors have not obtained the ownership certificates with respect to the Concerned Land Lots and the forest trees thereon (the “Ownership Certificate(s)”) for historical reasons, including that the Concerned Land Lots are not lodged in the relevant mainland China land record system because the owners did not apply for the lodge when required. According to the consultation made by the Company with the relevant authority responsible for issuing of Ownership Certificates, Ownership Certificates will not be issued for land lots not lodged in the mainland China land record system according to the current mainland China policies. Consequently, Transferors have not obtained the Ownership Certificates with respect to the Concerned Land Lots and the Company expects that the Transferors will not ultimately be successful in obtaining the indicated Ownership Certificates in the near future.

According to the Civil Code of the PRC and other applicable laws and regulations, ownership of forest land lots and forest trees is recognized as immovable property right, and unless the applicable laws and regulations provide otherwise, creation, or transfer of immovable property rights takes effect upon registration. According to the Regulation on the Implementation of the Forestry Law of the PRC, an owner of any collectively owned forest trees or forest land shall submit an application for ownership registration to the competent authority which will, after making examinations, issue to the owner an ownership certificate confirming its ownership in relation to the concerned forest trees or forest land.

For purposes of confirming ownership in relation to the Concerned Land Lots and the associated forest trees under PRC laws, the Transferors shall lodge an application for ownership registration with the competent authority and obtain the corresponding Ownership Certificates.

Since the Transferors have not made the registration application nor obtained the legally valid Ownership Certificates confirming their ownership of the Concerned Land Lots under the PRC laws, there exist uncertainties as to the ownership of such forest land lots and forest trees, which therefore may be subject to third party claims, disputes, or challenges.

According to the Regulation on the Implementation of the Forestry Law of the PRC, an entity or individual who uses any collectively owned forest, forest trees or forest land will submit a registration application to the competent authority, which will, after making examinations, issue a certificate confirming its right of use of the forest trees or forest land; an entity or individual who owns any forest trees shall submit an application for ownership registration to the competent authority which will, after making examinations, issue a title certificate to the owner confirming its ownership in relation to the forest trees. According to the Civil Code of the PRC, the contractual management rights without registration will not be protected against any bona fide third party under the PRC laws.

For purposes of confirming its Forest Rights under the PRC laws, Fujian QJ shall lodge an application for the registration of its Forest Rights with the competent authority to obtain the corresponding Forest Rights Certificates.

Since Fujian QJ has not obtained the Forest Rights Certificates for the Concerned Land Lots and the forest trees thereon, there can be no assurance that Fujian QJ is legally entitled to the forest rights with respect to the Concerned Land Lots, which could be subject to third party claims, disputes, or challenges.

In addition, pursuant to the Civil Code of the PRC, as Fujian QJ has not obtained the Forest Rights Certificates confirming its contractual management rights in relation to the Concerned Land Lots, the interests of Fujian QJ therein will not be protected against any bona fide third party under the PRC laws.

As of the date of this prospectus, we are not aware of any third party that may have ownership or forest rights with respect to the Concerned Land Lots or any third party that has asserted or threatened to assert any such rights. If any third party is identified by the judicial authorities as having ownership or forest rights with respect to the Concerned Land Lots and the forest trees thereon, Fujian QJ may be unable to enforce any forest rights thereof and may therefore not be able to continue operating the Concerned Land Lots or deriving any incomes therefrom, as a result of which the business, financial condition and results of operations of the Group could be materially adversely affected.

We did not conduct asset appraisal with respect to part of the forest land lots underlying the forests rights the Transferors transferred to us as required by applicable PRC laws and regulations.

According to the Regulations on the Transfer of Forest Resources in Fujian Province of PRC (the “Transfer of Forest Resources Regulations in Fujian”) which was approved by the Standing Committee of the Fujian People’s Congress on July 30, 1997 with the latest amendment taking effect on July 30, 2010, asset appraisal shall be made where the collectively-owned forest resources are transferred by auction, bidding, agreement or in any other manners, failing which the competent authority shall not issue certificate confirming such transfer and the responsible person may be subject to penalties.

Of the 7,212,000 square meters of tea gardens operated by our PRC Subsidiaries, we did not conduct asset appraisal with respect to approximately 5,644,659 square meters of tea gardens as required by the Transfer of Forest Resources Regulations in Fujian, because of which we may be unable to obtain the forest rights certificates in relation to such tea gardens and our responsible person may be subject to penalties.

We did not conduct the fire safety completion inspection and acceptance procedures under applicable PRC laws and regulations.

Pursuant to the PRC Fire Safety Law, which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC on April 29, 1998, amended on October 28, 2008, April 23, 2019, and April 29, 2021, and effective on April 29, 2021, and the Interim Provisions on Administration of Fire Control Design Review and Acceptance of Construction Project by the Ministry of Housing and Urban-Rural Development, which became effective on June 1, 2020, the construction entity of a large-scale crowded venue (including the construction of a manufacturing plant whose size is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within five business days after passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use or fails to conform to the fire safety requirements after such inspection, it will be subject to (i) orders to suspend the construction of projects, use of such projects, or operation of relevant business, and (ii) a fine between RMB30,000 and RMB300,000.

We did not conduct the fire safety completion inspection and acceptance procedures after the construction of our production plant was completed as required by the PRC Fire Safety Law, as a result of which we may be subject to (i) orders to suspend the construction of projects, use of such projects, or operation of relevant business, and (ii) a fine between RMB30,000 and RMB300,000.

We are dependent on our contractual management rights agreements with the village committees in respect of the cultivation of our tea leaves.

We work closely with the village committees and local workers for cultivating and harvesting our tea leaves. We have entered into contractual management rights agreements with the respective village committees in respect of the tea gardens where our tea trees are located at a fixed term of 30 years. The expiry dates of our contractual management rights are between 2041 to 2051. We cannot assure you that the respective village committees would renew such lease agreements with us upon expiry. In such events, if we are unable to conclude new Contractual Management Rights Agreements on commercially viable terms with the village committees for the suitable tea gardens, we may not be able to satisfy orders from our customers for our tea products, and accordingly, our business, financial condition and results of operations may be materially and adversely affected.

In the event any of our licenses or approvals are revoked, not renewed, or not extended, our business operations and financial condition may be materially and adversely affected.

In accordance with the applicable PRC laws and regulations, we are required to obtain licenses and permits for purposes of conducting our business, including but not limited to the business license, the food production license, and the food trade license. In the event any of our licenses and permits are revoked, not renewed, or not extended, we may not be able to carry on the business of food production and processing in mainland China. Our operations have not previously been materially affected due to revocation of our licenses or permits. However, we cannot assure you that any of the above circumstances will not occur in the future, which may materially and adversely affect our business operations, production, and financial performance. In addition, our customers may lose confidence in us, and we may face a decline in the number of orders for our products which in turn could materially and adversely affect our business, results of operations and financial condition.

The epidemic of COVID-19 could significantly affect our production, the demand for our products and our business.

The epidemic of COVID-19 since late 2019 has caused significant disruption to the PRC and world-wide economic activities. COVID-19 has spread to many countries and was declared a pandemic by the World Health Organization, resulting in actions from national and local governments that have significantly affected virtually all facets of the Chinese and global economies. From early 2020 through the end of 2022, the PRC government implemented enhanced screenings, quarantine requirements and travel restrictions in connection with the COVID-19 pandemic. We have been able to maintain our operations and minimize the impact of the pandemic on our business due to the measures we have put in place to manage the risks associated with COVID-19. Since December 2022, many of the restrictive policies previously adopted by the PRC government to control the spread of COVID-19 have been revoked or replaced with more flexible measures. Although there were occasional increases in COVID-19 cases in mainland China after the government reduced or withdrew some of its restrictive policies, as of the date of this prospectus, our PRC Subsidiaries has resumed normal operations. There are still uncertainties of future impact of the COVID-19 pandemic, and the extent of the impact will depend on a number of factors, including the duration and severity of the pandemic; and the macroeconomic impact of government measures to contain the spread of COVID-19 and related government stimulus measures.

We did not keep records in relation to the production of our tea products in accordance with applicable laws and regulations, which could lead to imposition of fines and penalties.

According to the Law of the People’s Republic of China on the Quality and Safety of Agricultural Products (the “Produce Safety Law”) promulgated on April 29, 2006 with the latest amendment taking effect on September 2, 2022, agricultural products processing enterprises, specialized farmers’ cooperatives, and socialized agricultural service organizations are required to establish records (“Production Records”) relating to the production of agricultural products to faithfully record: (i) the names, sources, usage, and dosage of agricultural inputs used and dates of using and stopping using such agricultural inputs; (ii) the occurrence and prevention and control of animal epidemic diseases, crop diseases and insect pests; (iii) the dates of harvest, slaughter or fishing; records on the production of agricultural products shall be preserved for at least two years. The Produce Safety Law also provides that where an agricultural products processing enterprise, specialized farmers’ cooperative, or socialized agricultural service organization fails to establish or preserve the records in accordance with the provisions of the Produce Safety Law, or forges or alters the records, the agriculture and rural affairs department of the local government at or above the county level will order it to remediate within a specified period, failing which may result in imposition of a fine of not less than RMB2,000 but not more than RMB20,000.

Since we are engaged in processing tea products which are classified as agricultural products under the Produce Safety Law, we are required to keep Production Records. However, because we did not previously establish proper Production Records in relation to the production of our tea products in accordance with the Produce Safety Law, we may be ordered by the competent authority to remediate within a specified period and may be subject to a fine of not less than RMB2,000 but not more than RMB20,000.

Our non-compliance with the laws and regulations in respect of the facility agricultural land parcel we lease from the relevant village committee for tea production purposes could lead to imposition of fines and penalties.

According to the Notice of the Ministry of Land and Resources and the Ministry of Agriculture on Further Supporting the Healthy Development of Facility Agriculture (the “2014 Notice’’) promulgated on and effective since September 29, 2014, the facility agricultural land (which is defined as the agricultural land that is directly used for the production facilities, ancillary facilities and supporting facilities served in agricultural production) is governed by the 2014 Notice. The 2014 Notice provides that since facility agricultural lands’ nature belongs to agricultural land, it is administrated in accordance with the administration of agricultural land and no examination and approval procedures for the conversion of agricultural land is required. When the land concerned no longer functions as facility agricultural land, the grantor shall reclaim the land in accordance with relevant regulations, and the occupied cultivated land shall be reclaimed as cultivated land. On December 17, 2019, the Ministry of Natural Resources and the Ministry of Agriculture and Rural Affairs promulgated the Notice of the Ministry of Natural Resources and the Ministry of Agriculture and Rural Affairs on Issues Related to the Management of Facility Agricultural Land Management (the “2019 Notice’’), which abolished and replaced the 2014 Notice. The 2019 Notice stipulates that facility agricultural land includes facility land directly used for crop planting, livestock, and poultry aquaculture in agricultural production.

We lease one facility agricultural land parcel of approximately 2,267.98 square meters at Houlong Village from the Houlong village committee for tea production purposes, with the lease term beginning on February 1, 2015, and ending on January 31, 2035.

We operate our automatic production facilities to process our tea products on the above-mentioned facility agricultural land parcel, which may be found by competent authority exceeding the permitted use of the facility agricultural land as required under the 2019 Notice. The competent authority therefore may order us to remediate, halt production and impose fines on us, which could materially and adversely affect our business, results of operations and financial condition.

If the buildings we use for our production are identified as illegal buildings due to violation of applicable laws and regulations, our business and operations could be materially affected.

According to the Land Administration Law of the PRC (the “Land Administration Law”), which was promulgated by the SCNPC on June 25, 1986, effective since January 1987 and was last amended on August 26, 2019, the state implements a land-use control system. The state formulates the general plan for land use, specifies the land use, and divides the land into agricultural land, construction land and unused land. Agricultural land refers to the land directly used for agricultural production, including cultivated land, forest land, and grassland. Construction land refers to land on which buildings and structures are constructed. If any construction involves occupation of agricultural land, the statutory procedures shall be completed for conversion of the agricultural land into construction land before commencing the construction, failing which the competent authority may order to dismantle the buildings or other facilities illegally built on the land, and a fine may be imposed.

It is required under the PRC law to obtain relevant permits from different authorities before commencing the construction of a building. The required permits include, inter alia, a Land Use Certificate, a Planning Permit of Land for Construction Use, a Planning Permit of Construction Project, and a Commencement Permit of Construction Project. After the completion of construction, an examination of completion by the experts must be organized and the construction enterprise must submit an application to the competent government department at or above county level where the project is located for examination upon completion of building for filing purposes. Further, pursuant to relevant PRC laws and regulations, the premises title certificate is the only legal certificate by which the owner legally has the ownership in respect of the building and thereby exercises rights to possess, utilize, profit from and dispose of the premises.

According to the Urban and Rural Planning Law of the People’s Republic of China, if a rural construction planning permit is not obtained in accordance with the law or construction is not carried out in accordance with the provisions of the rural construction planning permit, the township or town people’s government shall order the construction to stop and make corrections within a time limit.

The buildings we use for our production are constructed on the facility agricultural land which is deemed as agricultural land under the Land Administration Law and title certificates will not be issued with respect to constructions on the facility agricultural land under the PRC laws. According to the 2014 Notice and the 2019 Notice, the permitted use of facility agricultural land does not require the conversion of the agricultural land into construction land according to the Land Administration Law or permissions such as the Planning Permit of Land for Construction Use, the Planning Permit of Construction Project, or the Commencement Permit of Construction Project before construction. Nevertheless, If the buildings we thus constructed exceed the permitted use of the facility agricultural land according to the 2014 Notice and the 2019 Notice, such buildings may be identified as illegal buildings, and the competent authority may order us to dismantle the buildings and impose fines on us, which could materially and adversely affect our business, results of operations and financial condition.

Our non-compliances with the labelling requirements under applicable laws and regulations could lead to imposition of fines and penalties.

According to the Food Safety Law of the PRC (the “PRC Food Safety Law”), which took effect on February 28, 2009 and was last amended on April 29, 2021, the packages of pre-packed food shall indicate the name, address and contact of the manufacturer, the expiry date, the production permit code, etc., failing which the manufacturers or entities engaged in sale of such food may be subject to penalties including but not limited to confiscation of relevant income, the food produced, the tools, equipment, raw materials, and other items used for illegal production or trade, suspension of business, revocation of permits and imposition of fines not less than RMB5,000 but not more than RMB50,000 if the goods value of the food illegally produced is less than RMB10,000 or a fine of not less than five times but not more than ten times the goods value if the goods value is no less than RMB10,000.

Fujian MDH is engaged in sale of refined tea and also produced refined tea before the expiration of its food production license. However, the packages of the products sold or produced by Fujian MDH fail to indicate the above-mentioned information as required by the PRC Food Safety Law, as a result of which we may be subject to penalties including but not limited to confiscation of relevant income, the food produced, the tools, equipment, raw materials, and other items used for illegal production or trade, imposition of fines up to ten times the value of goods such produced or sold, suspension of business, and revocation of permits.

While as of the date of this prospectus, Fujian MDH has not been punished for the above-mentioned non-compliance nor have Fujian MDH received any notice from competent authority that any penalties are likely to be imposed, it is still likely that competent authorities may impose penalties on Fujian MDH with respect to its non-compliance with applicable labelling requirements, with the anticipated fines Fujian MDH may be subject to ranging from RMB5,000 to ten times the value of goods such produced or sold.

On March 7, 2023, Fujian MDH obtained a new food production license, which remains valid from March 7, 2023, to March 6, 2028. The company has now come into compliance with the applicable labelling requirements of the PRC Food Safety Law.

Our non-compliance with applicable PRC tax laws and regulations could lead to imposition of fines and penalties.

We conduct our core business in China, and we are subject to the PRC tax laws and regulations. The PRC Invoice Management Measures approved by the PRC State Council on December 12, 1993 with the latest amendment taking effect on March 2, 2019 provide that any entity or individual that receives payment by selling goods, providing service or engaging in other business activities shall provide the payers with an invoice representing the transaction amounts, failing which such entity or individual may be subject to orders by competent tax authorities for rectification, fines of not more than RMB10,000, and confiscation of any illegal gains.

We did not provide invoices for part of our customers who did not require any invoice from us, with the transaction amount we received without issuing invoices at about RMB147,679,894 and RMB165,142,424 respectively in 2022 and 2023, which conflicts with the requirements under the PRC Invoice Management Measures. We may therefore be subject to orders by competent tax authorities for rectification, fines of not more than RMB10,000, and confiscation of any illegal gains.

According to the PRC Tax Collection Administration Law which was promulgated by the SCNPC on September 4, 1992 with the latest amendment taking effect on April 24, 2015, where a taxpayer does not file tax returns, or does not pay or underpays the taxes payable, the tax authority shall pursue the payment of the taxes unpaid or underpaid and the late fee, and impose a fine ranging from 50% to five times of the taxes unpaid or underpaid and the taxpayer may even be subject to criminal punishment in serious cases. While we believe that we have filed the tax returns in compliance with the PRC Tax Collection Administration Law and other applicable PRC tax laws and regulations, we cannot assure you that the PRC tax authority would not determine that we failed to file the tax returns in compliance with the applicable PRC tax laws and regulations and we shall be subject to penalties such as payment of taxes unpaid, late fee and imposition of fines ranging from 50% to five times of the taxes unpaid or underpaid, which could adversely affect our business, financial condition and results of operations, as well as our reputation. In addition, further adjustments or changes to PRC tax laws and regulations, together with any uncertainty resulting therefrom, could also have an adverse effect on our business, financial condition and results of operations.

Our non-compliances with social insurance and housing provident fund contribution laws and regulations in the PRC could lead to imposition of fines and penalties.

We conduct our core business in China, and we are required by the PRC labor laws and regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, and housing provident fund, to designated government agencies for the benefit of our employees.

In October 2010, the SCNPC promulgated the Social Insurance Law of PRC (the “PRC Social Insurance Law”), effective on July 1, 2011, and amended it on December 29, 2018. According to the PRC Social Insurance Law, employers shall make full contributions to the social insurance fund in a timely manner, failing which the employers may be ordered by the competent authority to make full payments within a prescribed period, and the employers may also be subject to late payment fees and fines in an amount more than the outstanding fees but not exceeding three times the outstanding fees.

On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund (the “PRC Housing Provident Fund Regulations”), which was amended on March 24, 2002, and March 24, 2019. Pursuant to the PRC Housing Provident Fund Regulations, employers shall make full contributions to the housing provident fund in a timely manner, failing which the competent authority may order the employers to make full payments for the housing provident fund within a prescribed period, otherwise the competent authority may apply to the court for enforcement.

On May 30, 2003, the Ministry of Labor and Social Security (dissolved) issued the Opinions of the Ministry of Labor and Social Security on Several Matters in Relation to Employment of Part-Time Workers, which provide that an employer shall make contributions to the work-related injury insurance fund for part-time workers. According to the Regulation on Work-Related Injury Insurance which was promulgated by the State Council on April 27, 2003 with the latest amendment taking effect on January 1, 2011, if an employer fails to make contributions to the work-related injury insurance fund in compliance with applicable laws and regulations, it may be ordered by the competent authority to make full payments within a prescribed period, and the employers may also be subject to late payment fees at the rate of 0.05% of the outstanding amount per day and fines in an amount more than the outstanding fees but not exceeding three times the outstanding fees.

We have not previously made full contributions to the social insurance fund and the housing provident funds for our employees in compliance with the provisions of the Social Insurance Law and the Administrative Regulations on Housing Provident Funds of the PRC, and we also did not make any contribution to the social insurance fund and the housing provident funds for some of our employees in compliance with applicable PRC laws and regulations, as a result of which we may be subject to orders by competent labor authorities for rectification, late payment fees, fines up to three times the outstanding fees and/or other penalties. As of the date of this prospectus, we are still not in compliance with such funding requirements and the approximate amount of the shortfalls in the Company’s required contributions is US$ 150,000 (RMB 1.08 million).

Furthermore, we cannot assure you that our employees who have consented to not contribute to the social insurance fund or the housing provident fund will not lodge complaints with the relevant authorities against us in respect of our failure to make contribution to the social insurance fund or the housing provident fund or initiate a claim against or disputes with us.

If the relevant authorities impose any fine or penalty on us for our non-compliance, or demand that we take any remedial steps which may lead to the incurrence of substantial expenses, our financial condition and results may be materially and adversely affected. In addition, in the event that the relevant authorities later strengthen the enforcement of the relevant laws and regulations on social insurance and housing provident funds in respect of the enterprises within its jurisdiction and accordingly considers it necessary to make retrospective contribution to social insurance and housing provident fund contributions, or if provisions are required to be made, the amount of which may be significant, our business, financial condition and results of operation may be materially and adversely affected.

Our management team has limited public company experience.

Our management team has limited public company experience. We have never operated as a public company in the United States and several of our senior management positions are currently held by employees who have been with us for a short period of time. Our entire management team, as well as other Company personnel, will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company. If we are unable to effectively comply with the regulations applicable to public companies or if we are unable to produce accurate and timely financial statements, which may result in material misstatements in our financial statements or possible restatement of financial results, our stock price may be materially adversely affected. Any such failures could also result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities, harm to our reputation and diversion of financial and management resources from the operation of our business, any of which could materially adversely affect our business, financial condition, results of operations and growth prospects. Additionally, the failure of a key employee to perform in his or her current position could result in our inability to continue to grow our business or to implement our business strategy.

We are dependent on our key management personnel.

Our future business performance and implementation of our expansion plans are dependent, to a substantial extent, on the continuous contributions of our executive directors and senior management. In particular, Mr. Dezhi Liu, who is our Chief Executive Officer and Chairman of the Board of Directors, has over seven years of experience in tea industry. We expect that our executive directors and senior management team will continue to play an important role in the future growth and success of our business. However, there is no assurance that we will be able to continue to attract and retain the service of our business leaders. If any of our executive directors or senior management terminates his or her service agreement with us and we are unable to find a suitable replacement in a timely manner, or at all, our business operations and implementation of our future plans may be adversely affected.

We may be exposed to credit risks resulting from delays and/or defaults in payments by our customers which would adversely affect our business, financial condition, and results of operations.

We typically offer our customers a credit period of 60 days after the product delivery date to our customers and are therefore subject to credit risks of our customers. Our liquidity depends on our customers making prompt payments to us.

As of December 31, 2023, and 2022, our trade receivables amounted to approximately US$ 0.94 million (RMB 6.6 million) and US$ 0.86 million (RMB 6.0 million), respectively, and our trade receivables turnover days were 13.6 days and 20.8 days, respectively. We have not previously recorded any impairment loss on trade receivables.

If our customers delay or default in their payments to us, we may have to make impairment provisions and write-off the relevant receivables. This in turn may materially and adversely affect our business, financial condition, and results of operation.

We may not be able to adequately protect our intellectual property and knowhow, which could materially and adversely affect our business.

We believe that our current intellectual property rights provide protection to our business and are necessary for our operations. However, there can be no assurance that our intellectual property rights will adequately protect our intellectual property, we will be able to detect breaches of our intellectual property rights, our intellectual property rights will not be challenged by third parties or found to be invalid or unenforceable, or our intellectual property rights will be effective in preventing third parties from utilizing similar business models, processes or brand names to offer similar products. For example, counterfeit products are potential threats to our trademarks, which could reduce demand for our products. We may also be subject to disputes, claims or litigation involving our intellectual property rights or third-party intellectual property rights and there may be claims that we infringe third-party intellectual property rights. Any of these could disrupt our business and divert our management’s attention from our operations. The costs associated with these types of disputes, claims or litigation may be substantial and could have a material adverse effect on our brand image, business, financial condition, results of operations and prospects.

We may not be able to identify and prevent fraud or other misconduct committed by our employees, customers or other third parties.

We are exposed to fraud or other misconduct committed by our employees, customers or other third parties, which could subject us to financial losses, third party claims, regulatory investigations, or reputational damages. Despite our internal control measures in place, we cannot assure you that our internal control policies and procedures are sufficient to prevent, or that we could properly manage the conduct of our employees or customers, or that we can otherwise fully detect or deter, all incidents of fraud, legal, tax or other regulatory non-compliance, violations of relevant laws and regulations and other misconduct. Any such conduct committed by our employees, customers or other third parties could have an adverse effect on our reputation, business, financial condition, and results of operations. Improvements to our risk management and internal control systems may not be adequate or effective. We have designed and implemented risk management and internal control systems consisting of relevant organizational framework policies and procedures, financial reporting procedures and processes, compliance rules and policies and risk management measures that we believe are appropriate for our business operations. We seek to continue to improve our risk management and internal control systems from time to time. However, we cannot assure you that our risk management and internal control systems will be sufficiently effective in ensuring, among other things, the accurate reporting of financial results and in preventing fraud. Since our risk management and internal control systems depend on implementation by our employees, we cannot assure you that our employees are sufficiently trained to implement the systems or that their implementation will not involve any human error or mistake. If we fail to timely update, implement and modify or fail to deploy sufficient human resources, as applicable, our risk management policies and procedures, our business, financial condition and results could be materially and adversely affected.

Personal injuries, damage to property or fatal accidents may occur in our production facilities.

We use machineries and equipment in our production processes such as cutting equipment, heating equipment and wilting equipment, which are potentially dangerous and may cause industrial accidents and personal injuries to our employees. In addition, our employees may violate safety measures or other related rules and regulations, which may cause industrial accidents. We are also subject to claims and legal proceedings and may be liable for medical expenses, fines, penalties, and other payments resulting from any accidents and personal injuries caused to the local workers employed by the tea garden managers. We have not previously had any incidents, claims or complaints which had materially and adversely affected our operations.

However, we cannot guarantee that we will not encounter significant cost, legal or regulatory liabilities as a result of personal injury of our employees or local workers employed by the tea garden managers in the future.

Any significant accident could interrupt production and result in personal injuries, damages to properties, fatal accidents, and legal and regulatory liabilities. In addition, potential industrial accidents leading to significant property loss or personal injury may subject us to claims and legal proceedings, and we may be liable for medical expenses and other payments to employees, local workers employed by the tea garden managers and their families as well as fines or penalties. As a result, our reputation, brand, business, results of operations and financial condition may be materially and adversely affected.

Our insurance coverage may not be adequate to cover all of the risks and we may be subject to product liability.

We maintain insurance policies for our production plant, machinery and inventory against physical loss or damages arising from natural hazards or accidents in relation to our operations in mainland China. However, we do not maintain insurance policies against interruptions to business operations or maintain third-party liability insurance against claims for environmental liabilities. If there were to be any interruptions to business operations or third-party liability claims with respect to which we are not covered by insurance or our insurance coverage is inadequate, our business, financial condition, results of operations and prospects could be materially and adversely affected.

The work-related injury insurance policies we maintain for our part-time employees may not be adequate to cover all of the risks and we may be subject to work-related injury liabilities.

We maintain commercial insurance policies against work-related injuries for our part-time employees in mainland China. However, such insurance policies we maintain may not be adequate to cover all of the risks and liabilities we may be responsible for any work-related injuries, and we will be responsible for the outstanding damages not covered by our insurance policies, in which case substantial expenses may be incurred and our business, financial condition, results of operations and prospects could be materially and adversely affected.

RISKS RELATING TO THE TEA INDUSTRY

The tea industry that we operate in is fragmented with a large number of players.

According to the CIC Report, the tea industry that we operate in is characterized as fragmented with a large number of players and we compete with a number of existing mainland China domestic and international tea manufacturers, as well as potential new entrants to the market. Some of our competitors may have, in comparison to us, lower costs of operation, greater expertise and more extensive technical capabilities, greater resources to invest in product development and customer support, longer operating history, greater pricing flexibility and name recognition, larger customer bases and/or stronger technical and professional teams. In addition, more specialized manufacturers with greater financial resources may enter our market in the future. Our ability to compete successfully in the industry depends on various factors, including our reputation, brands’ image, high quality products, vertically integrated business model and strong relationships with our customers. We cannot assure you that we will be able to compete effectively against current and future competitors. Intensified competition may result in price reduction of our products, a decrease in our profit margins, loss of market share and increased difficulty in market penetration, which may have a material and adverse effect on our business, prospects, financial condition, and results of operation.

If the tea industry does not grow at a rate as we expect, or at all, or if we fail to keep pace with consumer preferences and demands, our business, results of operation and financial condition may be adversely affected.

Our growth depends, to a significant extent, on the continued growth in the tea industry and the demand for our products, including our primarily-processed white tea and black tea. Any downturn of the tea industry or future reduced demand may materially and adversely affect our sales and profitability. Furthermore, we are subject to the changing consumer preferences and demands. If there is a change in market preference or if we fail to keep pace with these changes, we may not be able to achieve the growth as expected and our business and financial condition may be adversely affected.

The tea products in mainland China could face competition from substitute products such as other beverage products.

According to the CIC Report, mainland China’s tea production volume increased from approximately 2,490.4 thousand tons in 2017 to approximately 3,060.1 thousand tons in 2021, representing a compound annual growth rate of approximately 5.3%. CIC expects that mainland China’s domestic tea production volume will increase to approximately 3,700.4 thousand tons in 2026, representing a compound annual growth rate of approximately 3.9%, which is predicted based on the same assumptions as we disclosed on page 6. The difference between the domestic sales volume and production volume is mainly consisted of export volume, which is projected to be approximately 0.4 million tons in 2026 and accounts for 12% of the production volume, volume of tea stored for further ageing and inventory. The tea industry in mainland China may experience relatively slower growth in the future due to market saturation and competition from other beverage products that may be viewed by consumers as substitutes for, or alternatives to, our tea products, which may impact upon the size and growth of the market for primarily- processed tea and other tea products. The steady growth in the tea industry in recent years in mainland China should not be used as an indicator for our future growth. We cannot assure you that the tea markets in mainland China will be able to continue the rapid growth rate they experienced for the past several years or will be able to maintain the steady growth we expect. If these markets do not grow as we expect, our sales volume, sales revenue and profitability may be adversely affected.

Consumer concerns about the safety and quality of tea products may adversely affect the sales of our products and our financial performance.

Consumer demand may be affected by factors such as negative publicity resulting from the publication of industry findings, research reports or health concerns concerning food safety of products produced in the tea industry or mainland China in general. Adverse publicity and news about the safety and quality of domestically produced food products and counterfeiting and imitation of food products are widespread practices in mainland China. Although we have not previously been affected by any material safety or quality concerns on our tea products or any actual or alleged counterfeiting or imitation of tea products, we cannot assure you that these events will not occur in the future. Such complaints and negative publicity, regardless of their merits, may lead to a loss of consumer confidence, reduction in the demand for our products, and consequently our business operations, financial performance and prospects may be adversely affected.

Changes in existing food safety laws may expose us to additional costs for compliance and affect our business operations.

As a manufacturer of agricultural products intended for direct human consumption, we are subject to extensive governmental laws and regulations in relation to food safety in the PRC. For instance, the food safety laws in the PRC require enterprises engaged in the production and sale of food to obtain permits, failing which the Company may be subject to penalties including but not limited to confiscation of illegal income, the food illegally produced or dealt in, and the tools, equipment, raw materials, and other items used for illegal production or trade, imposition of fines not less than RMB100,000 but not more than RMB150,000 if the goods value of the food illegally produced or dealt in is less than RMB10,000 or a fine of not less than 15 times but not more than 30 times of the goods value if the goods value is RMB10,000 or above, revocation of food production licenses and, in more extreme cases, criminal proceedings may be initiated against the management.

Our previous food production license obtained by Fujian MDH expired in June 2022 and consequently, refined tea has not been produced by Fujian MDH thereafter. On March 7, 2023, Fujian MDH has obtained a new food production license, which remains valid from March 7, 2023, to March 6, 2028. Fujian MDH is currently producing refined tea after obtaining the renewed food production license. However, failure to obtain or renew such licenses, or comply with food safety laws in the PRC may result in fines based on the related goods’ value, suspension of operations, loss of food production or operation licenses and, in more extreme cases, criminal proceedings against us and our management pursuant to the PRC Food Safety Law and other applicable laws and regulations. Any of these events may have an adverse impact on our production, business, results of operations and financial condition.

There can be no assurance that the PRC government will not impose additional or stricter laws or regulations on food safety in the future, providing for stricter and more comprehensive monitoring and regulation of food manufacturers in areas including, but not limited to, food production and distribution, which may lead to an increase in our costs of complying with such regulations. We may be unable to pass these additional costs on to our customers, which may result in an adverse effect on our results of operations.

The tea gardens we operate are in mainland China and the land lots where such tea gardens are situated are subject to significant PRC regulations. Regulatory changes may adversely affect such tea gardens, our forest rights, and our business, financial condition, and results of operations.

Currently all of the tea gardens we operate are in mainland China and are subject to significant regulation, particularly with respect to our contractual management rights, which consist of the forest rights.

Our contractual management rights are critical to our operations as we must acquire the rights from the village committees in order to harvest the tea leaves from the tea gardens. In mainland China, all land lots are owned by the State or under the collective ownership of village farmers, but the forest rights of the land lots thereon can be transferred or leased to entities or individuals in accordance with PRC laws and regulations. Our forest rights were obtained from the village committees who own the land lots or were provided with the forest rights. We do not own title to the land lots but rather usage right of the land lots. The contractual management rights we obtained pursuant to our contractual management rights agreements have a term of 30 years. There is no assurance that we can renew our existing contractual management rights agreements upon expiry, or that we will always obtain or maintain our contractual management rights due to the continued development of PRC forestry policies. Without contractual management rights, we will not be able to cultivate and harvest the tea leaves from the tea gardens situated on the land lots.

In addition to our contractual management rights, all of our operations are subject to different national, provincial and local government policies and regulations. Significant regulatory changes in the PRC, including but not limited to, changes in applicable environmental legislation and regulations, tax policies, or any conditions attached to any of our certificates, permits or licenses may have a material adverse effect on our business, financial condition, and results of operations.

RISKS RELATED TO OUR CORPORATE STRUCTURE

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We have been advised by Conyers Dill & Pearman, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Our amended and restated articles of association contain a provision by which our shareholders agrees to waive any claim or right of action that they may have, both individually or by or in the right of our Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his or her duties with or for our Company, except such waiver shall not extend to any matter in respect of any fraud, willful default or dishonesty which may attach to such director.

Section 166(2) of our amended and restated articles of association states that our members (i.e., our shareholders) agrees to waive any claim or right of action that they might have, whether individually or by or in the right of our Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his or her duties with or for our Company, except such waiver shall not extend to any matter in respect of any fraud, willful default or dishonesty which may attach to such director. Accordingly, shareholders may face difficulties or an outright prohibition on bringing claims or rights of action against any director or multiple directors absent a showing of fraud, willful default or dishonesty of such director or directors.

The Company takes no position as to whether such provision in our amended and restated articles of association are enforceable under U.S. state or federal law, including but not limited to the Securities Act or the Exchange Act. Such provision in our amended and restated articles of association may discourage shareholders, including other individual shareholders and institutional shareholders, from bringing or attempting to bring claims or suits against any, multiple or all of our directors, which may discourage other individuals or institutions to invest in our Company and therefore may negatively impact the price of our Ordinary Shares.

The Commission has taken the position that waivers of compliance with provisions of federal securities laws, including the Securities Act or the Exchange Act, are against public policy and therefore void as a matter of federal law. Accordingly, there is uncertainty if and how a U.S. state or federal court may interpret the provision in our amended and restated articles of association that purports to waive certain or most claims or rights of action against our director. Such uncertainty may also discourage other individuals or institutions to invest in our Company and therefore may negatively impact the price of our Ordinary Shares.

Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act of the Cayman Islands (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019, onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

United States civil liabilities and certain judgments obtained against us by our shareholders may be unenforceable.

We are a Cayman Islands exempted company and substantially all our assets are located outside of the United States. In addition, three of our directors are Chinese nationals who reside in either mainland China or Singapore, as is our Chief Financial officer Bangjie Hu. One of our directors, Swee Leng Seng, is a citizen and resident of Singapore, and only one of our directors, Kenneth Kei Biu Cheng, is a U.S. citizen and resident. A substantial portion of the assets of these persons is located outside of the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. It may also be difficult to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not resident in the United States and the substantial majority of whose assets are located outside of the United States.

Further, it is unclear if original actions predicated on civil liabilities based solely upon U.S. federal securities laws are enforceable in courts outside the United States, including in the Cayman Islands. Courts of the Cayman Islands may not, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, courts of the Cayman Islands would recognize a final and conclusive judgment in the federal or state courts of the United States based on agreements to which we are a party and under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personal judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

RISKS RELATED TO DOING BUSINESS IN CHINA

The operational and legal risks associated with being based in and having operations in China would also apply to any operations in Hong Kong and Macau, which are governed by the applicable basic law and operate under difference sets of laws from mainland China, except for laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong or Macau.

Because we conduct all of our operations in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.”

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time. In particular, the Chinese government may exert more control over offerings conducted overseas and foreign investment in mainland China-based issuers, which could result in a material change in our operations and the value of the Ordinary Shares being registered.

As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        Delay or impede our development,

•        Result in negative publicity or increase our operating costs,

•        Require significant management time and attention, and

•        Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavourably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Changes in China’s economic, political, or social conditions or government policies and the current tensions in international economic relations could have an adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic, and social conditions in mainland China. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, foreign exchange control, allocation of resources, evolving regulatory system and a lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on China’s overall economic growth. Such changes could adversely affect our business and operating results and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in Mainland China could adversely affect us and limit the legal protections available to you and us.

Our operating subsidiary is incorporated under and governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation, and trade. As the significant part of our business is conducted in mainland China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a mainland China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in mainland China. In the absence of required permits or licenses, governmental authorities could impose material sanctions and penalties on us. In addition, some regulatory requirements issued by certain the PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not publicly published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political, and societal goals. The PRC government has published new policies that significantly affect certain industries such as the agricultural industry, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition, and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in mainland China-based companies like us. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our ordinary shares, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

The PRC government has significant authority to exert significant oversight and control over our operations in mainland China. Therefore, uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer the Ordinary Shares, result in a material adverse effect on our business operations, and damage our reputation, which might further cause the Ordinary Shares to significantly decline in value or become worthless. Changes in China’s economic, political or social conditions, or government policies could materially and adversely affect our business, financial condition, and results of operations.

The economic, political and social conditions in the PRC differ from other countries in certain respects, including structure, government involvement, level of development, growth rate, foreign exchange control, capital reinvestment, allocation of resources, rate of inflation and trade balance position. Before the adoption of its reform and opening up policies in 1978, the PRC was primarily a planned economy. In recent years, the PRC government has been reforming the PRC economic system and government structure. For example, the PRC government has implemented economic reform and measures emphasizing the utilization of market forces in the development of the PRC economy in the past three decades. These reforms have resulted in significant economic growth and social prospects. Economic reform measures, however, may be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country.

We cannot predict whether the resulting changes will have any adverse effect on our current or future business, financial condition or results of operations. Despite these economic reforms and measures, the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency, and there can be no assurance that the PRC government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly. Our ability to successfully expand business operations in the PRC depends on a number of factors, including macro-economic and other market conditions. Demand for our future products in the Chinese market and our business, financial condition and results of operations may be materially and adversely affected by the following factors:

•        changes in political or social conditions of the PRC;

•        changes in laws, regulations, and administrative directives or the interpretation thereof;

•        measures which may be introduced to control inflation or deflation; and

•        changes in the rate or method of taxation.

These factors are affected by a number of variables which are beyond our control. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares.

The CSRC may exert more oversight and control over offerings that are conducted overseas and in foreign investment in China-based issuers. Additional compliance procedures may be required in connection with this offering, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of mainland China-concept overseas listed companies, and laws and regulations in relation to cybersecurity and data privacy protection requirements and similar matters will be revised.

On February 17, 2023, the CSRC released the Trial Administrative Measures and relevant supporting guidelines, which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. The Trial Administrative Measures also require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. On February 17, 2023, the CSRC also issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the Overseas Offering Administration Notice, pursuant to which, on or prior to the effective date of the Trial Administrative Measures, domestic companies that have already submitted valid applications for overseas securities offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may arrange the timing for submitting their filing applications with the CSRC in a reasonable manner, and must complete the filing before the completion of their overseas securities offering and listing. Pursuant to the Trial Administrative Measures and the Overseas Offering Administration Notice, we are required to complete the filing procedures with the CSRC before completion of this offering. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares. We submitted the required filing to the CSRC on September 6, 2023. On January 24, 2024, we received the filing notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the

CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies and became effective on March 31, 2023. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing to be consistent with the Trial Administrative Measures. The revised Provisions provide, among others, that (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since our business does not rely on the collection of user data or implicate cybersecurity and we do not possess more than one million users’ individual information, we believe that we are not subject to a cybersecurity review to issue our Ordinary Shares or list and trade of our Ordinary Shares on Nasdaq in connection with this offering under the Measures for Cybersecurity Review (2021). There remains significant uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures.

Furthermore, the PRC government authorities may further strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this prospectus, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. We submitted the required filing relating to this offering to the CSRC on September 6, 2023. On January 24, 2024, we received the filing notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC Subsidiaries, will be required to obtain additional permissions from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

As of the date of this prospectus, we believe we are in compliance with the above-mentioned regulations or policies that have been issued by the CAC and the CSRC in all material aspects. We have been closely monitoring regulatory developments in mainland China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. We believe we are in compliance with all applicable regulations issued by the CSRC or other PRC governmental authorities relating to this offering and the proposed listing. As of the date of this prospectus, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the further or additional approvals of the CSRC, the CAC or any other regulatory authority, beyond the approval we received on January 24, 2024, is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If an approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain any other governmental approval in addition to the CSRC filing in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and sanctions on our operations in mainland China, limit our ability to pay dividends outside of mainland China, limit our operations in mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If, in relation to future offerings of our ordinary shares, we are unable to complete the required filing with the CSRC in a timely manner, our ability to raise capital through additional public offerings may be severely limited.

According to the New Administrative Rules Regarding Overseas Listings, a domestic enterprise in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedures with the CSRC in accordance with the Trial Administrative Measures. Where a domestic enterprise seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic enterprise seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of such event. Pursuant to the Trial Administrative Measures, if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is attributed to domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in the PRC, or its main place(s) of business are located in the PRC, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in the PRC.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trail Measures (i.e. March 31, 2023) shall be deemed as the Existing Issuers. Although Existing Issuers are not required to complete the filing procedures immediately, Existing Issuers shall be required to file with the CSRC for any subsequent offerings. For this offering, we submitted the required filing to the CSRC on September 6, 2023. On January 24, 2024, we received the filing notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering. Should we seek to raise additional capital through future offerings of our ordinary shares, however, we cannot assure you that we will be able to obtain such approval or complete such filing for any future additional offerings. Any failure on our part to fully comply with new regulatory requirements in relation to a future public offering may significantly limit or completely hinder our ability to raise capital through additional public offerings.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, which may impose new burdens on us.

The PRC Foreign Investment Law, or the FIL, was enacted by the National People’s Congress of the PRC on March 15, 2019, and became effective on January 1, 2020. The FIL replaced the trio of existing laws regulating foreign investment in mainland China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino- foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. This law has become the legal foundation for foreign investment in the PRC. The FIL embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, uncertainties exist with respect to interpretation and implementation of the FIL, which may adversely impact on our corporate governance practices and increase our compliance costs. For instance, we might be required by governmental interpretations or implementing rules of the FIL to adjust the corporate governance of our PRC Subsidiaries in a five-year transition period. In addition, the FIL imposes information reporting requirements on foreign investors or foreign invested enterprises. Failure to take timely and appropriate measures to cope with any of these or other regulatory compliance requirements under the FIL may lead to rectification obligations, penalties, or other regulatory sanctions on us.

Failure of beneficial owners of our shares who are mainland China residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

The State Administration of Foreign Exchange, or SAFE, has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or Circular 37, and its appendices. These regulations require mainland China residents, including mainland China institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such mainland China residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle”, or SPV. The term “control” under Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the mainland China residents in the offshore SPVs by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the SPV, such as increase or decrease of capital contributed by mainland China individuals, share transfer or exchange, merger, division or other material event. In the event that a mainland China shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the mainland China subsidiaries of that SPV may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its mainland China subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are mainland China residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to mainland China residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and there remains uncertainty with respect to its implementation. We cannot assure you that these direct or indirect shareholders of our company who are mainland China residents will be able to successfully update the registration of their direct and indirect equity interest as required in the future. If they fail to update the registration, our PRC Subsidiaries could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities.

On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot assure you that any or all of our shareholders that are subject to SAFE regulations have made, or will continue to make, required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all mainland China residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC Subsidiaries’ ability to distribute dividends to, or obtain foreign exchange denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations, and our ability to make distributions to you could be materially and adversely affected.

We may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a mainland China domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulations of loans and direct investment by offshore holding companies to mainland China entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in mainland China through our PRC Subsidiaries. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our subsidiary in mainland China. Any loans by us to our subsidiaries in mainland China to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the PRC State Administration of Foreign Exchange, or SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. To date, we have not made any loans to our operating subsidiary in mainland China.

In March 2015, SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. On December 30, 2019, the State Administration of Foreign Exchange promulgated the “notice concerning the abolishment and invalidation of the terms of five normative documents on foreign exchange control and seven normative documents on foreign exchange control. SAFE further promulgated the Circular of the SAFE on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which took effective on June 9, 2016 and, among other things, amended certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of Renminbi capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope, or to provide loans to persons other than affiliates, unless otherwise permitted under its business scope. SAFE Circular 19 and SAFE Circular 16 may limit our ability to transfer the net proceeds from this offering to our PRC Subsidiaries and convert the net proceeds into RMB.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in the mainland China entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC Subsidiaries or future capital contributions by us to our subsidiary in mainland China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC Subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our mainland China operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Restrictions under PRC law on our PRC Subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our revenues are earned by our PRC Subsidiaries. However, PRC regulations restrict the ability of our PRC Subsidiaries to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC Subsidiaries only out of its accumulated after-tax profits, if any, determined in accordance with Mainland China accounting standards and regulations. Our PRC Subsidiaries are also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with Mainland China GAAP to a statutory general reserve fund until the amount in such fund reaches 50% of our PRC Subsidiaries’ registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC Subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business. In addition, to the extent that our cash or/or other assets are held in our PRC subsidiaries or our Hong Kong subsidiary, we face a risk that the PRC government may impose new restrictions or limitations on, or may directly intervene to prevent, the transfer of such funds or assets outside of Mainland China or Hong Kong. In that event, our cash and assets, which are held primarily in our PRC Subsidiaries, may become unavailable to fund operations or for other uses outside of Mainland China or Hong Kong.

Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC Subsidiaries in mainland China may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC Subsidiaries to pay off its debt in a currency other than Renminbi owed to entities outside Mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi.

In light of the flood of capital outflows, the PRC government may from time to time impose more restrictive foreign exchange policies and increase scrutiny of major outbound capital movements. More restrictions and substantial vetting processes may be required by SAFE or other government authorities to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ordinary shares.

PRC laws and regulations have more complex procedures for some acquisitions of Mainland China companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in mainland China.

PRC laws and regulations, such as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, Anti-Monopoly Law of the PRC and the Rules of the PRC Ministry of Commerce, or the MOFCOM, on Implementation of the Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Rules, established additional procedures and requirements that are expected to make merger and acquisition activities in Mainland China by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a Mainland China domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where offshore companies established or controlled by Mainland China enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review or security review.

According to these laws and regulations, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns, and for mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises that have “national security” concerns. In addition, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review, the MOFCOM will look into the substance and actual impact of the transaction. The MOFCOM Security Review Rules further prohibit foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

We might grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Our business and our profitability may be negatively affected by the rising labor costs and potential obligations to make additional contributions of social insurance premium and housing funds.

In recent years, labor costs in mainland China have continued to increase, driven by increased inflation, as well as enactment of new labor laws. As a result, we expect our labor costs, including wages and employee benefits, to continue to increase in the foreseeable future. Unless we are able to pass on these increased labor and benefit costs to our customers by increasing the prices of our products and services, our financial condition and results of operations may be adversely affected.

Pursuant to applicable PRC laws and regulations, our subsidiaries that are foreign investment enterprises in mainland China have to allocate at least 10% of its annual after-tax profits to a statutory general reserve fund until the amount in such fund reaches 50% of our mainland China subsidiary’s registered capital. As of the date of this prospectus, our PRC Subsidiaries are still required to contribute to the statutory general reserve fund and these contributions are not expected to cease in the near term. The restricted amounts of our PRC Subsidiaries totaled $247,000 and $247,000 as of December 31, 2023 and 2022, respectively. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental contributions, and that we are subject to fines and legal sanctions, our business, financial condition and results of operations may be adversely affected.

Under the PRC Enterprise Income Tax Law, we may be classified as a mainland China resident enterprise, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, as amended and effective in December 2018, an enterprise established outside mainland China with “de facto management bodies” within mainland China is considered a “resident enterprise” for mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income.

In 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of PRC-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Further to SAT Circular 82, the SAT issued the Administrative Measures for Enterprise Income Tax of PRC-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, effective 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 clarified certain issues in the areas of resident status determination, post-determination administration and competent tax authorities’ procedures.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be considered as a mainland China tax resident enterprise by virtue of having its “de facto management body” in mainland China and will be subject to mainland China enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in mainland China; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in mainland China; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in mainland China; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in mainland China. SAT Bulletin 45 specifies that when provided with a copy of a mainland China tax resident determination certificate from a resident mainland China controlled offshore incorporated enterprise, the payer should not withhold 10% income tax when paying the mainland China-sourced dividends, interest and royalties to mainland China controlled offshore incorporated enterprise.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by mainland China enterprises or mainland China enterprise groups and not those controlled by mainland China individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by mainland China enterprises, individuals or foreigners.

In addition, the SAT issued the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions in January 2014 to provide more guidance on the implementation of SAT Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain from previous years after January 1, 2008 shall be taxed in accordance with the enterprise income tax law and its implementing rules.

If the PRC tax authorities determine that we or any of our non-mainland China subsidiaries is a mainland China resident enterprise for mainland China enterprise income tax purposes, then we or any such non-mainland China subsidiary could be subject to mainland China tax at a rate of 25% on its world-wide income, which could materially affect our financial performance. In addition, we will also be subject to mainland China enterprise income tax reporting obligations.

If the PRC tax authorities determine that our company is a mainland China resident enterprise for mainland China enterprise income tax purposes, gains realized on the sale or other disposition of Ordinary Shares may be subject to mainland China tax, at a rate of 10% in the case of non-mainland China enterprises or 20% in the case of non-mainland China individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from mainland China sources. Any such tax may reduce the returns on your investment in our shares.

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC Subsidiaries, and dividends payable by our PRC Subsidiaries to our offshore subsidiary may not qualify to enjoy certain treaty benefits.

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign- invested enterprise generated through operations, which are distributed to its immediate holding company outside mainland China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and mainland China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the mainland China company. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the mainland China subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the SAT promulgated the Notice on Issues concerning “Beneficial Owner” in Tax Treaties in 2018, which limits the “beneficial owner” to a person who has the right to own and dispose of the income and the rights or properties generated from such income and sets forth certain detailed factors in determining “beneficial owner” status, such as being normally engaged in substantive operations.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties promulgated in 2015, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from our PRC Subsidiaries.

We face uncertainty with respect to indirect transfer of equity interests in the mainland China resident enterprises by their non-mainland China holding companies.

We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors.

In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, as amended in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a mainland China resident enterprise, by non-mainland China resident enterprises may be re-characterized and treated as a direct transfer of mainland China taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of mainland China enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “mainland China taxable assets” include assets attributed to an establishment in mainland China, immovable properties located in China, and equity investments in the mainland China resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-mainland China resident enterprise, would be subject to mainland China enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from mainland China taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in mainland China or if its income mainly derives from mainland China; whether the offshore enterprise and its subsidiaries directly or indirectly holding mainland China taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the offshore shareholders, the business model and the organizational structure; the income tax payable abroad on the income from the indirect transfer of Chinese taxable assets; the substitutability of the transaction by direct transfer of mainland China taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a mainland China establishment, the resulting gain is to be included with the enterprise income tax filing of the mainland China establishment or place of business being transferred and would consequently be subject to mainland China enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in mainland China or to equity investments in a mainland China resident enterprise, which is not related to a mainland China establishment or place of business of a non-resident enterprise, a mainland China enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payer fails to withhold any or sufficient tax, the transferor is required to declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where mainland China taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiary or investments. Our Company may be subject to filing obligations or taxed if we are the transferor in such transactions and may be subject to withholding obligations if our Company is the transferee in such transactions under SAT Bulletin 7. For transfer of shares in our Company by investors that are non-mainland China resident enterprises, our PRC Subsidiaries may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Fluctuation in the value of Renminbi may have a material adverse effect on the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and China’s foreign exchange policies, among other things. In 2005, the PRC government changed its decades-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or China, or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Substantially all of our revenues and costs are denominated in Renminbi, and substantially all of our financial assets are also denominated in Renminbi. Any significant depreciation of Renminbi may materially adversely affect the value of and any dividends payable on our shares in U.S. dollars. To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of Renminbi against U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of paying dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against Renminbi would have an adverse effect on the U.S. dollar amount available to us.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in mainland China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected, and you could sustain a significant decline in the value of our stock.

Although the audit report included in this prospectus was issued by PCAOB-registered auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by PKF Littlejohn LLP, a United Kingdom-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing PKF Littlejohn LLP in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB is currently unable to conduct inspections in mainland China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in mainland China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq Capital Market of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting mainland China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in mainland China-based issuers and summarizing enhanced disclosures the SEC recommends mainland China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq Capital Market or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of mainland China, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in mainland China in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in mainland China might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in mainland China, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Notwithstanding the foregoing, should the PCAOB be unable to fully conduct inspection of our auditor’s work papers in mainland China, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities.

RISKS RELATED TO THIS OFFERING AND THE ORDINARY SHARES

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Negotiations with the underwriters will determine the initial public offering price for our Ordinary Shares, which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our Ordinary Shares will develop or that the market price of our Shares will not decline below the initial public offering price. The trading price of our Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•        variations in our revenues, earnings, cash flow;

•        fluctuations in operating metrics;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        announcements of new solutions and services and expansions by us or our competitors;

•        termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•        changes in financial estimates by securities analysts;

•        detrimental negative publicity about us, our competitors or our industry;

•        additions or departures of key personnel;

•        release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        regulatory developments affecting us or our industry; and

•        potential litigation or regulatory investigations.

Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the price of our Ordinary Shares may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell the Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our Ordinary Shares. We plan to list the Ordinary Shares on the Nasdaq Capital Market. Our Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. If an active trading market for the Ordinary Shares does not develop after this offering, the market price and liquidity of the Ordinary Shares will be materially and adversely affected.

Negotiations with the underwriters will determine the initial public offering price for the Ordinary Shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for the Ordinary Shares will develop or that the market price of the Ordinary Shares will not decline below the initial public offering price.

The market price for the Ordinary Shares may be volatile.

The trading prices of the Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of agricultural or other companies based in mainland China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time-to-time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of the Ordinary Shares.

In addition to the above factors, the price and trading volume of the Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us, our consumers or our industry;

•        announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•        additions to or departures of our senior management;

•        detrimental negative publicity about us, our management or our industry;

•        fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

•        sales or perceived potential sales of additional Ordinary Shares.

The trading market for the Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Ordinary Shares to decline.

Because the Company is offering to sell Ordinary Shares at an expected public offering price to be $4.00 and the Selling Shareholders are offering to sell Ordinary Shares following the completion of the primary underwritten offering at the then-prevailing market price, purchasers of shares from the Selling Shareholders could pay more or less per share than investors in the firm commitment underwritten offering, resulting in potential depreciation in the value of the shares purchased by investors in the primary underwritten offering, and/or significant volaltility in the trading price of our ordinary shares.

The per share public offering price of the Ordinary Shares to be sold by the Company is expected to be $4.00. The per share public price of the Ordinary Shares to be sold by the Selling Shareholders following the completion of the primary underwritten offering will be at the then-prevailing market price. As a result, purchasers of shares from the Selling Shareholders could pay more or less per share than investors in the firm commitment underwritten offering who will have purchased ordinary shares at a fixed price. Accordingly, the interests of our controlling stockholders may differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of other public companies. The 1,000,000 shares being offered in the resale offering could depress the market price of the Company’s ordinary shares. In addition, rapid market sales or sales in significant volumes of the 1,000,000 ordinary shares by the selling stockholders may significantly dilute the value of our ordinary shares held by investors in our underwritten primary offering, resulting in depreciation of the value of shares purchased at a fixed $4.00 price by investors in the primary offering and/or significant volatility in the price of our ordinary shares.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay more for your Ordinary Shares than the amount paid per share by our existing shareholders for their Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$0.86 per Ordinary Share, representing the difference between the initial public offering price of US$4.00 per Ordinary Share and our net tangible book value per Ordinary Share as of December 31, 2023, after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our Ordinary Shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the Ordinary Shares will be diluted upon completion of this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits and/or share premium; provided that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of the Ordinary Shares to decline.

Sales of Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Ordinary Shares to decline. Immediately after the completion of this offering, we will have 22,000,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option. All Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of our executive officers and directors and shareholders holding at least five percent (5%) of our Ordinary Shares have agreed not to sell our Ordinary Shares for a period of 180 days following the effective date of this prospectus, subject to extension under specified circumstances. Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. In addition, rapid market sales or sales in significant volumes of up to 1,000,000 Ordinary Shares offered by the Selling Shareholders may significantly depress the market value of the Ordinary Shares held by investors in our underwritten primary offering.

The approval of the China Securities Regulatory Commission under the M&A Rules may be required in connection with this offering under PRC law.

The M&A Rules requires an overseas special purpose vehicle formed for listing purposes through acquisitions of mainland China domestic companies and controlled by mainland China companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, we are not certain as to the interpretation and application of the regulations, and this offering may ultimately require approval from the CSRC under the M&A Rules. If CSRC approval is required under the M&A Rules, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

While the application of the M&A Rules remains unclear, we believe that the CSRC approval under the M&A Rules is not required for the listing and trading of our Ordinary Shares on the Nasdaq Capital Market in the context of this offering, given that:

•        the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and

•        we are not controlled by mainland China companies or individuals.

However, our PRC legal counsel Jingtian & Gongcheng has advised us that no detailed interpretation has been published by competent government authority with respect to the M&A Rules in the context of an overseas offering and our opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in mainland China, limitations on our operating privileges in mainland China, delays in or restrictions on the repatriation of the proceeds from this offering into mainland China, restrictions on or prohibition of the payments or remittance of dividends by our PRC Subsidiaries or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.

As of December 31, 2023, our cash was approximately $36.7 million. Immediately following the completion of this offering, we expect to receive net offering proceeds of approximately US$6,662,847 after deducting underwriting discounts and the estimated offering expenses payable by us. We intend to use these funds as set forth under “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Ordinary Shares. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our founders Mr. Chun Sun Wong, Mr. Wai Kwong Fong and Dr. Deming Zhou, will beneficially own 12,000,000 Ordinary Shares, representing 54.5% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering. We expect our founders and 5% of more beneficial owners will beneficially own in total 19,400,000 of our Ordinary Shares representing 88.2% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering, assuming the underwriters do not exercise their over-allotment option. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay, or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our shareholders may be different than you might receive from other public reporting companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance requirements. Currently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance after the completion of this offering.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Capital Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        competition in our industry; and

•        government policies and regulations relating to our industry.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

SELLING SHAREHOLDERS

The table below presents information regarding the Selling Shareholders and the Ordinary Shares that may be offered from time to time under the Resale Prospectus. This table is prepared based on information supplied to us by the Selling Shareholders and reflects holdings as of the date of this prospectus.

The number of shares in the column “Total Number of Shares to be Offered for Selling Shareholder Account” represents all of the Ordinary Shares that the Selling Shareholders may offer under the Resale Prospectus. The Selling Shareholders may sell some, all, or none of their shares offered by the Resale Prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Shareholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act and includes Ordinary Shares with respect to which the Selling Shareholders have voting and investment power. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. We had an aggregate of 20,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus. The percentage of Ordinary Shares beneficially owned by the Selling Shareholders in the table below is based on an aggregate of Ordinary Shares expected to be outstanding upon consummation of the primary underwritten offering.

Name of Selling Shareholders	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares to be Owned Upon Completion of the Offering	Percentage Owned Prior to this Offering	Percentage to be Owned Upon Completion of the Offering(1)
ECF (BVI) LIMITED	1,800,000	700,000	1,100,000	9.0%	5.0%
HKC GLOBAL (BVI) LIMITED	600,000	300,000	300,000	3.0%	1.4%
Totals	2,400,000	1,000,000	1,400,000	12.0%	6.4%

____________

(1)      Assumes no underwriter exercise of the over-allotment option. The Company anticipates that any exercise by the underwriters of the over-allotment option would not materially change the percentage of Ordinary Shares to be owned by the selling shareholders upon completion of the underwritten primary offering and sale of all or substantially all of the Ordinary Shares by the Selling Shareholders.

Selling Shareholders Plan of Distribution

We are registering the Ordinary Shares of the Selling Shareholders to permit the resale of Ordinary Shares by the Selling Shareholders from time to time after the date of the Resale Prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. We will bear all fees and expenses incident to the registration of the Ordinary Shares by the Selling Shareholders in the registration statement of which this prospectus forms a part. We do not expect the Ordinary Shares being offered by the Selling Shareholders to be sold by or through US Tiger Securities in this offering.

The Selling Shareholders may sell all or a portion of the Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. If the Ordinary Shares are sold through broker-dealers, the Selling Shareholders will be responsible for any commissions or agent’s commissions. The Ordinary Shares may be sold by Selling Shareholders in one or more transactions at prevailing market prices at the time of the sale. However, the Selling Shareholders will not sell any Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of the Resale Prospectus. Following the expiration of such 180 period, we no longer intend to keep this registration statement effective. We do not have any contractual agreements with the Selling Shareholders requiring registration of their shares or otherwise. Instead, the Company has decided to register their shares for resale as a method for providing some liquidity to its prior private investors. These sales may be effected in transactions, which may involve crosses or block transactions:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        short sales;

•        in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under the Resale Prospectus. However, the Selling Shareholders will not sell any Ordinary Shares until after the closing of the primary underwritten initial public offering.

Under applicable rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”), any person engaged in the distribution of the shares of Ordinary Shares may not simultaneously engage in market making activities with respect to the shares of Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Ordinary Shares by the Selling Shareholders or any other person. We will make copies of the Resale Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of the Resale Prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as amended).

If the Selling Shareholders effect such transactions to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of Ordinary Shares from the Selling Shareholders for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of Ordinary Shares by the Selling Shareholders or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Ordinary Shares by the Selling Shareholders in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by the Resale Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Ordinary Shares from time to time pursuant to an amendment to the Resale Prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under the Resale Prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of Ordinary Shares by the Selling Shareholders is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, Ordinary Shares may be sold by the Selling Shareholders in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholders may not sell Ordinary Shares unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of their Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of Ordinary Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Ordinary Shares to engage in market-making activities with respect to such Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares by Selling Shareholders.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Shareholders’ Ordinary Shares will be freely tradeable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$6,662,847, or approximately US$7,778,847 if the underwriters exercise their option to purchase additional Ordinary Shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

The primary purposes of this offering are to create a public market for our shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional capital. We plan to use the net proceeds of this offering as follows:

	Amount	Percent	Amount with Overallotment	Percent with Overallotment
GROSS OFFERING	$8,000,000	100.0%	9,200,000	100.0%
Commission and Expense Allowance(a)	$740,000	9.3%	824,000	9.0%
Estimated Offering expenses	$597,153	7.5%	597,153	6.5%
Net Proceeds	$6,662,847	83.3%	7,778,847	84.6%
USE OF NET PROCEEDS
Settlement of the outstanding amount for the acquisition of the contractual management rights of some of our existing tea gardens(1)	$1,960,000	24.5%	2,254,000	24.5%
Establishment and construction of our New Production Plant(2)	$2,072,000	25.9%	2,382,800	25.9%
Acquisition of new machinery and equipment(3)	$904,000	11.3%	1,039,600	11.3%
General corporate purposes and working capital(4)	$1,226,847	15.3%	1,602,447	17.4%
Indemnification escrow account(5)	$500,000	6.3%	500,000	5.4%
TOTAL APPLICATION OF NET PROCEEDS	$6,662,847	83.3%	7,778,847	84.6%

____________

(a)      Reflects 6.0% commission in the amount of $480,000 and 1.0% non-accountable expenses of $80,000 plus a $180,000 expense allowance.

(1)      We intend to use approximately $2.0 million or 24.5% of the net offering proceeds (assuming no underwriter exercise of the over-allotment option), for settlement of the outstanding amount for the acquisition of the contractual management rights of some of our existing tea gardens.

(2)      We intend to use approximately $2.1 million, or 25.9% of the net offering proceeds (assuming no underwriter exercise of the over-allotment option), for establishment and construction of our new production plant.

(3)      We intend to use approximately $0.9 million, or 11.3% of the net offering proceeds (assuming no underwriter exercise of the over-allotment option), for acquisition of new machinery and equipment.

(4)      We intend to use approximately $1.2 million, or 15.3% of the net offering proceeds (assuming no underwriter exercise of the over-allotment option), for general corporate purposes and working capital.

(5)      $500,000 in proceeds will be placed in an indemnification escrow account for a period of twelve months. See “Underwriting” for additional details.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Related to This Offering and the Ordinary Shares — You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.”

In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC Subsidiaries within statutory limits or make additional capital contributions to our PRC Subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

Pending use of the net proceeds, we intend to hold the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments such as demand deposits or government securities.

DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC Subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC Subsidiaries to pay dividends to us. See “Risk Factors — “Restrictions under PRC law on our PRC Subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business”.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits and/or share premium, and provided always that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page 154 of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

•        on an actual basis; and

•        on a pro forma as-adjusted basis to give effect to the issuance and sale of the 2,000,000 Ordinary Shares by us in this offering at an assumed initial public offering price of US$4.00 per share, after deducting the estimated underwriting commissions and estimated offering expenses. The following table includes three columns of pro forma capitalization data, which provide estimates of the Company’s capitalization following the completion of this offering. The first “as-adjusted” reflected the share issuance made by the Company in January of 2023. The second “as-adjusted” column assumes that the Company will issue and sell 2,000,000 Ordinary Shares at an assumed initial public offering price of $4.00 per share, after deducting the estimated underwriting commissions and estimated offering expenses, with the over-allotment option not exercised. The third “as-adjusted” column assumes the same issuance of 2,000,000 Ordinary Shares, but with the over-allotment option exercised in full. The share issuance is shown as a subscription receivable in the table, as the Company will receive payment for the shares at a later date following the completion of the offering.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our Ordinary Shares. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual(3)	As adjusted (Over-allotment option not exercised)	As adjusted (Over- Allotment option exercised in full)
	(Presented in USD)
Ordinary Shares, 38,000,000 shares authorized, 100 shares issued and outstanding as of December 31, 2022; 20,000,000(1) shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 20,600,000 shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full(2)	16,000	17,600	17,840
Receivables from shareholders	(3,210,000)	(3,210,000)	(3,210,000)
Share premium	4,861,000	11,522,247	12,638,007
Other reserves	2,539,000	2,539,000	2,539,000
Retained earnings	62,619,000	62,619,000	62,619,000
Accumulated other comprehensive loss	(3,783,000)	(3,783,000)	(3,783,000)
Total shareholders’ equity	63,042,000	69,704,847	70,820,847
Total capitalization	63,042,000	69,704,847	70,820,847

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, assuming the Underwriter’s over-allotment option has not been exercised. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $6,662,847 assuming the Underwriter has not exercised the over-allotment option. The net proceeds of $6,662,847 are calculated as follows: $8,000,000 gross offering proceeds, less underwriting discounts, and commissions of $480,000, underwriter non-accountable expense allowance of $80,000, allowance of $180,000 and estimated offering expenses of $597,153. The pro forma as adjusted total equity of $69,704,847 is the sum of the net proceeds of $6,662,847 and the actual equity of $63,042,000.

(2)      In the event that the Underwriter’s over-allotment option is exercised in full, pro forma total ordinary shares outstanding would be 22,300,000 shares, pro forma adjusted share premium would be $12,638,007, and pro forma adjusted total equity would be $70,820,847, reflecting the sum of net proceeds in the amount of $7,778,847 and the actual equity of $63,042,000.

(3)      On January 10, 2023, the Company reorganized its share capital structure and issued a total of 15,999,900 ordinary shares to several parties at a total consideration of approximately US$3,210,000.

EXCHANGE RATE INFORMATION

Our business is conducted in mainland China and all of our revenues are denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date and include the exchange rate information for the fiscal year ended December 31, 2023 and 2022.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Period Ended RMB: USD exchange rate	0.1409	0.1438
Period Average RMB: USD exchange rate	0.1415	0.1489

DILUTION

Our net tangible book value was US$62,368,000.00 as of December 31, 2023 and our adjusted net tangible book value per Ordinary Share was approximately US$3.12 as of December 31, 2023. Adjusted net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of Ordinary Shares outstanding. Adjusted net tangible book value per Ordinary Share is calculated after giving effect to the issuance of additional Ordinary Shares on January 10, 2023. Dilution is determined by subtracting pro forma net tangible book value per ordinary share from the assumed public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after December 31, 2023, other than to give effect to our issuance and sale of 2,000,000 Ordinary Shares in this offering at an assumed initial public offering price of US$4.00 per Ordinary Share, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), our pro forma as adjusted net tangible book value as of December 31, 2023 would have been US$3.14 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of US$0.02 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of US$0.86 per Ordinary Share to purchasers of Ordinary Shares in this offering.

The following table illustrates such dilution:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per ordinary share	$4.00	$4.00
Adjusted net tangible book value per Ordinary Share as of December 31, 2023*	3.12	$3.12
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to new investors purchasing Ordinary Shares in this offering	$0.02	$0.03
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$3.14	$3.15
Dilution per Ordinary Share to new investors in this offering	$0.86	$0.85

A US$1.00 change in the assumed public offering price of US$4.00 per Ordinary Share would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma as adjusted net tangible book value after giving effect to the offering by US$1.86 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by US$0.08 per Ordinary Share and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by US$0.92 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma basis as of December 31, 2023, the differences between the shareholders as of December 31, 2023 and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid at an assumed initial public offering price of US$4.00 per Ordinary Share before deducting estimated underwriting discounts and commissions and estimated offering expenses.

Over-allotment option not exercised	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,000	90.91%	$3,209,600	28.63%	$0.16
New investors	2,000,000	9.09%	$8,000,000	71.37%	$4.00
Total	22,000,000	100%	$11,209,600	100%	$0.51
Over-allotment option not exercised in full	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,000	89.69%	$3,209,600	25.86%	$0.16
New investors	2,300,000	10.31%	$9,200,000	74.14%	$4.00
Total	22,300,000	100%	$12,409,600	100%	$0.56

The discussion and table above also assume no exercise of any outstanding stock options outstanding as of the date of this prospectus. As of the date of this prospectus, there were no ordinary shares issuable upon exercise of outstanding stock options, and there were no ordinary shares available for future issuance upon exercise of future grants under our share incentive policies and plans. To the extent that any of these options are exercised, there will be further dilution to new investors.

Compliance with the PRC Foreign Investment Law

The PRC Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List (2021). As of the date of this prospectus, we do not conduct any business that falls into the category of “restricted” industries or “prohibited” industries under the Negative List (2021). Therefore, we are able to conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward Looking Statements.” All amounts included in the fiscal years ended December 31, 2022 and 2023 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“US GAAP”).

Business Overview

Oriental Rise Holdings Limited (the “Company”) was incorporated and registered on January 25, 2019, in the Cayman Islands as an exempted group with limited liability under the Companies Act, Cap. 22 of the Cayman Islands.

Acting through its subsidiaries, the Company is principally engaged in the business of planting, cultivating, processing, and selling primarily-processed tea. We currently produce and sell three categories of products: (i) primarily-processed white tea; (ii) primarily-processed black tea; and (iii) refined tea. “Primarily-processed tea” refers to fresh tea leaves that have been roughly processed by major steps including picking, wilting, drying, and grading. “Refined tea” refers to primarily-processed tea that undertook further processing steps including sifting, removal of branches and stalks, compressing, drying, and packaging.

Our business operations are vertically integrated, covering cultivation, processing of tea leaves, and the sale of tea products to tea business operators and end-user retail customers in mainland China. We believe our vertically integrated business model distinguishes us from other primarily-processed tea and refined tea suppliers in mainland China, most of which are mainly engaged in only distinct parts of the value chain of cultivation, processing, and sales of primarily-processed tea and refined tea.

The tea gardens we operate are located in Zherong County, Ningde City in Fujian Province of mainland China. As of the date of this prospectus, we have contractual management and cultivation rights agreements with respect to approximately 7,212,000 square meters of tea gardens in Fujian Province. According to the CIC Report, Fujian accounts for approximately 67.2% of the total production volume of white tea in mainland China in 2021.

Our PRC Subsidiaries commenced production and sales of tea in March 2014. Primarily-processed white tea is our leading product, accounting for approximately 83.2% and 82.4% of our total revenue for the years ended December 31, 2022 and 2023, respectively. Our internal observations indicate increasing consumer demand for white tea and favorable prospects for the white tea industry.

We believe the size and scale of the tea gardens we operate, the quality of our white tea product, and our quality control systems provide an exciting opportunity to service the blooming white tea market in mainland China.

Corporate History and Structure

Oriental Rise Holdings Limited was incorporated in the Cayman Islands with limited liability on January 25, 2019. Oriental Rise is currently not engaging in any active business and merely acting as a holding company.

Wisdom Navigation was organized in the British Virgin Islands on November 15, 2018. On February 25, 2019, the Company acquired Wisdom Navigation from our shareholders Mr. Wong and AFFLUENT KIND LIMITED for aggregate consideration of $100.00 and is a wholly owned subsidiary of Oriental Rise.

East Asia Enterprise was organized in Hong Kong on October 8, 2012, and is a wholly owned subsidiary of Wisdom Navigation.

Fujian MDH was organized as a limited company in mainland China on May 24, 2013, as our wholly foreign owned enterprise, or WFOE, and is a wholly owned subsidiary of East Asia Enterprise.

Fujian QJ was organized as a limited company in mainland China on May 26, 2008, and became our primary mainland China operating subsidiary, a wholly owned subsidiary of Fujian MDH, since July 16, 2013.

Our direct corporate predecessor Fujian MDH commenced production and sale of tea products in March 2014.

On September 27, 2023, we subdivided each of our the then issued and unissued shares of a par value of US$0.001 each of the Company into 1.25 shares of a par value of US$0.0008 each of the Company, or the “Subdivision”. As a result of the Subdivision, the total of 16,000,000 issued and outstanding shares of a par value of US$0.001 each prior to the Subdivision became 20,000,000 issued and outstanding ordinary shares of a par value of US$0.0008 each. The Company executed the Subdivision in response to a recent increase in the estimated valuation of the Company. Following the Subdivision, our existing shareholders maintained their relative ownership interest percentage in our Company. The Subdivision also changed the par value of our ordinary shares from US$0.001 per share to US$0.0008 per share, and the authorized share capital of the Company changed from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000 divided into 125,000,000 shares of a par value of US$0.0008 each.

Key Factors Affecting Our Results of Operations

We believe our results of operations are affected by general factors impacting the Chinese economy, such as the economic conditions in mainland China and the impact of the COVID-19 pandemic, and specific factors impacting the Chinese tea production and processing industry and our business, such as:

Market demand for our products

Our results of operations are expected to continue to be, influenced by Chinese consumers’ demand for quality tea leaf products. Benefiting from the rising awareness of a healthy lifestyle and the consistently increasing per capita disposable income in mainland China in the past decades, the market size of mainland China’s tea leaf market in terms of revenue has been expanding, which increased from RMB214.8 billion in 2016 to RMB304.9 billion in 2021 at a CAGR of 7.3%, and, despite the impact from the global COVID-19 pandemic, CIC expects the number will reach RMB408.0 billion in 2026 at a CAGR of 6.0% from 2021 to 2026, which is predicted based on the same assumptions as we disclosed on page 6.

Primarily-processed white tea is our key product among our three product categories. Our primarily-processed white tea accounted for approximately 83.2% and 82.4% of our total revenue for the years ended December 31, 2022 and 2023, respectively.

Our historical growth has been partly driven by the growth in the Chinese market size of white tea products in mainland China. According to the CIC Report, the domestic sales value of white tea in mainland China has experienced strong growth between 2017 and 2021, increasing from approximately USD 400 million to approximately USD 1,300 million, representing a CAGR of approximately 32.8%, and is estimated to increase to approximately USD 2,400 million by 2026, representing a CAGR of approximately 11.9% between 2021 and 2026. With strong growth potential, white tea is also expected to account for a larger market share in the future as it is gradually gaining popularity in recent years, due to its collection value, health care benefits, and delicate flavor. As a vertically integrated supplier of tea products in mainland China covering cultivation, primary and further processing of tea leaves, and sales of tea products to the tea business operators and end-user customers, we believe that we can take advantage of such growth and ride on the booming market of white tea to further expand our white tea business.

Our results of operations are strongly affected by consumer demand and consumption patterns for tea products. Consumer demand and consumption patterns for our products are affected by many factors. These factors include consumer preferences, tastes, and spending habits, consumer perception of the quality of tea products generally and our products, shifts in discretionary spending toward other goods, consumer purchasing power, prices of our products and competing or substitute products, general and local economic conditions, and uncertainties about future economic prospects. In the context of consumption upgrading in the tea industry, we believe by playing a more active role in promoting the health benefits of drinking tea while keep improving the quality of our tea products will have a positive guiding effect on consumers.

Our ability to maintain and expand our customer base

Most of our business is conducted on an order-by-order basis and our financial performance depends on our ability to maintain relationships with our major customers and to develop new opportunities with potential customers. The revenue generated from our top five customers for the financial years ended 2022 and 2023, amounted to approximately 40.5% and 39.3% of our total revenues, respectively. As of the date of this prospectus, we have not entered into long-term agreements with our customers, they generally purchased our primarily-processed tea products on an order-by-order basis as and when required. According to the CIC Report, it is not uncommon for leading primarily-processed tea manufacturers to have a relatively high concentration of revenue generated from their top customers. The percentage of revenue generated from the top five customers usually ranges from 20% to 50% and can be over 80% for some companies in the tea industry. The percentage of our revenue attributable to our top five customers during previous two fiscal years was therefore within the common industrial range. We believe that the reliance between our top five customers and us is mutual and complementary, as our customers would also rely on our stable supply of quality primarily-processed tea. As we have established trust and understanding with our top customers for three to seven years, we are able to familiarize ourselves with our customers’ preferences, demands, and budgets for tea products.

We are also able to expand our customer base if we can implement our business strategy by uplifting the sales of our refined tea products. We expect an increasing demand for our refined tea as indicated by the increase in the domestic sales volume of tea in mainland China from approximately 1.8 million tons in 2017 to approximately 2.3 million tons in 2021, representing a CAGR of 6.1% according to the CIC Report. We are also in the course of negotiating with various online sale platform operators with a view to setting up an online shop that shall serve as an additional sales channel so that we would reach more potential customers from all over mainland China who wants to buy refined tea and broaden our customer base.

Price fluctuation of tea products

Our results of operations are significantly affected by the selling prices of our tea products, which affect our revenue. For the fiscal years ended December 31, 2022 and 2023, the average selling prices per kilogram of our (i) primarily-processed white tea were USD43 and USD41; (ii) primarily-processed black tea were USD41 and USD39. and (iii) refined tea were USD125 and USD228, respectively. All of these prices are determined by constantly changing and volatile market forces of supply and demand as well as other factors, over which we have little or no control. These factors include the wholesale prices of primarily-processed white tea and primarily-processed black tea in mainland China which showed an increasing trend from 2020 to 2022 according to the CIC Report, economic conditions, market competition, weather conditions, food production, and operation regulations.

We believe the following precautionary strategies can help us better respond to potential adverse effects brought by volatile selling prices of our tea products (i) continue to improve the quality of our tea products; (ii) enhance our sales network and improve our brand awareness and customer loyalty, thereby sustainably increase the average unit price of our tea products; (iii) strategically reserve premium grade white tea products, which fermentation degree, tea flavor, and market value would all increase with the growth of storage time. Consequently, the Company can sell some of our reserved white tea products in the form of “aged tea”, and moderately increase its terminal retail price every year according to market conditions.

Product portfolio and product mix

Our overall profitability is significantly affected by our business products’ revenue mix. Primarily-processed white and black tea accounted for most of our revenue. Our primarily-processed white tea accounted for approximately 83.2% and 82.4% of our total revenue for the years ended December 31, 2022 and 2023, respectively. Our primarily-processed black tea accounted for 16.7% and 15.7% of our total revenue for the fiscal years ended December 31, 2022 and 2023, respectively.

We have experienced a steady increase in the gross profit margins for our primarily-processed white tea. The gross profit margins for our primarily-processed white tea were approximately 53.5%, and 54.1% for the fiscal years ended December 31, 2022 and 2023, respectively. The gross profit margin for our primarily-processed black tea was approximately 44.7% and 43.6% for the fiscal years ended December 31, 2022 and 2023, respectively.

As the main contributor to our revenue and gross profit, primarily-processed and refined white tea products will be our strategic focus in the foreseeable future. Specifically, the Company will (i) continue to expand our white tea product lines in various price segments (ii) keep in line with the trend of the white tea market, focus on strengthening the mid-to-high-end product line (iii)grasp market demand, concentrate resources on online and offline channels, and focus on promoting mid-end white tea products.

Economic Conditions in mainland China

Although the Chinese economy has grown in recent years, its growth rate has declined and may continue to decline. According to the National Bureau of Statistics of China, the annual economic growth rate in mainland China was 7.6% in 2014, 7.0% in 2015, 6.8% in 2016, 6.9% in 2017, 6.8% in 2018, 6.1% in 2019, 2.3% in 2020, and 8.1% in 2021. The annual economic growth rate in 2022 is estimated to be 4.8%. A further slowdown in the economic growth, an economic downturn, a recession, or other adverse economic conditions in mainland China may materially reduce the purchasing power of Chinese consumers, and thus lead to a decrease in the demand for our operating entity’s tea products. Such a decrease in demand may have a material adverse effect on the operating entity’s business. See “Risk Factors — Risks Related to Doing Business in mainland China — Changes in mainland China’s economic, political or social conditions or government policies and the current tensions in international economic relations could have an adverse effect on our business and operations.”

Impact of the COVID-19 Pandemic

The outbreak of coronavirus disease 2019 (“COVID-19”) in early 2020 has brought about additional uncertainties in the Company’s operating environment and has impacted the Company’s operations and financial position. The Company has been closely monitoring the impact of COVID-19 on the Company’s businesses and has commenced putting in place various measures. Based on the information currently available, the directors confirm that there has been no material adverse change in the financial or trading position of the Company up to the date of this report.

Impact on our employees

In response to COVID-19, we have implemented an interim policy requiring our employees to declare their recent travel history. As of the date of this prospectus, we were not aware of any confirmed case of COVID-19 among our staff. In addition, we had not experienced any material employee loss due to COVID-19 during the last two fiscal years.

Impact on our operations

All of our operations including our production facilities have remained normal and were not subject to our suspension of operation in accordance with the local government policies during the last two fiscal years. As of the date of this prospectus, we had not experienced any significant delay in the delivery of our tea products to our customers.

Impact on our top five customers

All of the operations of our top five customers for the year ended December 31, 2023 have remained normal and were not subject to suspension of operation in accordance with the local government policies during the last two fiscal years.

Impact on our supply

The operation of our major suppliers has remained normal and have not experienced any suspension of work due to COVID-19 in accordance with the local government policies, during the last two fiscal years. We have not experienced any material difficulties in procuring our major raw materials and have not experienced significant fluctuations in the prices of our supplies.

Our precautionary measures

The Company has been closely monitoring the situation and has adopted several precautionary measures to maintain a hygienic working environment, including purchasing and distributing disinfection products and masks for employees, tea garden managers, and local workers.

We are pleased to report that since COVID-19 has been largely contained in mainland China, and it has had minimal impact on the Company’s operations. We are aware that the COVID-19 pandemic has had a significant impact on businesses around the world, with many facing significant disruptions to their operations, supply chains, and financial performance. However, we have been able to maintain our operations and minimize the impact of the pandemic on our business due to the measures we have put in place to manage the risks associated with COVID-19. While we expect the situation to continue to improve with the sustained implementation of the disease prevention and containment policies and the development of vaccines, we cannot be entirely certain as to when the impact of COVID-19 will be completely alleviated. Therefore, we are closely monitoring the development of the situation and continuously evaluating any potential impact on our business, results of operations, and financial condition. For details, please refer to the paragraph headed “Risk Factors — Risks relating to our business — Ongoing epidemic of COVID-19 could significantly affect our production, demand for our products and our business.”

SELECTED OPERATION AND FINANCIAL HIGHLIGHTS

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this annual report. The results of operations in any period are not necessarily indicative of our future trends.

	For the Year Ended December 31, US$’000		Variance
	2023	2022	$	%
REVENUE	$24,122	$24,306	$(184)	(0.76)%
COST OF SALES	(11,338)	(11,656)	318	(2.71)%
GROSS PROFIT	12,784	12,650	134	1.06%

Other income, net	126	101	25	24.75%

EXPENSES
Selling and distribution costs	(73)	(70)	(3)	4.29%
Administrative expenses	(1,305)	(668)	(637)	95.37%
Finance costs	(149)	(72)	(77)	106.94%

PROFIT BEFORE INCOME TAX	11,383	11,941	(558)	(4.67)%
Income tax credit (expenses)	118	(88)	206	(234.09)%

NET PROFIT FOR THE YEAR	11,501	11,853	(352)	(2.97)%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(1,152)	(4,555)	3,403	(74.71)%
TOTAL COMPREHENSIVE INCOME FOR THE YEAR	$10,349	$7,298	$3,051	41.81%

Revenue

Our revenue is primarily derived from the production and sales of (i) primarily-processed white tea; (ii) primarily-processed black tea; and (iii) refined tea in mainland China. For the fiscal years ended December 31, 2022 and 2023, our total revenue amounted to approximately USD24.3 million and USD24.1 million, respectively. Our best-selling product was our primarily-processed white tea, the revenue of which amounted to approximately USD20.2 million and USD19.9 million, accounting for approximately 83.2% and 82.4% of our total revenue during the same periods, respectively.

Our revenue decreased slightly from approximately USD24.3 million for the year ended December 31, 2022 to approximately USD24.1 million for the year ended December 31, 2023, which was mainly attributable to the decrease in the selling price of our primarily-processed tea products.

The volume of tea products sold, as well as the average selling price per kg for the financial years indicated are as follows:

	Volume of Tea Products Sold			Average Selling Price Per Kg			Revenue of Tea Products Sold
	Kg			USD			USD’000
	Primarily-Processed White Tea	Primarily-Processed Black Tea	Refined Tea	Primarily-Processed White Tea	Primarily-Processed Black Tea	Refined Tea	Primarily-Processed White Tea	Primarily-Processed Black Tea	Refined Tea
FY2022	471,922	98,089	128	43	41	125	20,234	4,056	16
FY2023	488,577	96,307	1,923	41	39	228	19,885	3,798	438

Cost of sales

Our cost of sales mainly consists of (i) plantation costs and (ii) processing costs of our tea products sold. Cost of sales accounted for 48.0% and 47.0% of the Company’s revenue for the fiscal years ended December 31, 2022 and 2023.

The Company’s cost of sales for the last two fiscal years is as follows:

	For The Years Ended December 31,
	2023		2022		Variance
	$’000	% Of Cost	$’000	% Of Cost	$’000%
Plantation Cost	—	—	—	—	—	—
Picking Fee	6,954	61.33%	7,241	62.12%	(287)	(3.96)%
Cultivation Cost	1,770	15.61	1,871	16.05	(101)	(5.40)
Fertilizer Cost	1,180	10.41	1,077	9.24	103	9.56
Staff Cost for Patrollers	137	1.21	136	1.17	1	0.74
Management Fee of Tea Garden Managers	159	1.40	163	1.40	(4)	(2.45)
Depreciation of Tea Gardens	843	7.44	828	7.10	15	1.81
Rental of Tea Gardens	8	0.07	8	0.07	0	0
Tax Reduction	(32)	—	—	—	(32)	—

Processing Costs	286	2.52%	331	2.84%	(45)	(13.60)

Total Raw Tea Processing Cost	11,305	99.71%	11,655	99.99%	(350)	(3.00)%

Other Costs	33	0.29%	1	0.01%	32	3200.00%
Total Cost	11,338	100%	11,656	100%	(318)	(2.73)%

Plantation cost comprised of picking fees, cultivation costs, fertilizer costs, staff costs for patrollers, management fees of tea garden managers, depreciation of tea gardens, and processing costs.

Picking fees represent the fees paid to the tea garden managers for arranging the local workers to pick the tea leaves in the tea gardens we operate which are calculated based on the weight, type, and grade of the tea leaves picked. Cultivation costs represent the fees paid to the tea garden managers for arranging the local workers to cultivate our tea trees which are based on the number of working days incurred.

Our picking fees exhibited a reduction, transitioning from approximately USD 7.24 million for the fiscal year concluding on December 31, 2022, to around USD 6.95 million for the fiscal year ending on December 31, 2023. Simultaneously, our cultivation costs experienced a modest decline, descending from USD 1.87 million to USD 1.77 million.

The following table sets forth the sensitivity analysis on the impact of hypothetical fluctuations on (i) picking fees, (ii) cultivation costs, and (iii) fertilizer costs on our net profit for the periods indicated, assuming all other factors affecting our profit margin remain unchanged:

	Increase/ decrease by 5%	Increase/ decrease by 10%	Increase/ decrease by 15%
	USD’000	USD’000	USD’000
Change in net profit
Hypothetical Fluctuation on Picking Fees
Year ended 31 December
2022	362	724	1,086
2023	348	695	1,043

Hypothetical Fluctuation on Cultivation Costs
Year ended 31 December
2022	94	187	281
2023	89	177	266

Hypothetical Fluctuation on Fertilizer Costs
Year ended 31 December
2022	54	108	162
2023	59	118	177

Gross profit and gross profit margin

Gross profit represents the excess of revenue over the cost of sales and our gross profit margin represents gross profit as a percentage of revenue. The following table sets forth the gross profit and gross profit margin by 3 different segments for the periods indicated:

	For the years ended December 31,
	2023		2022		Variance
	USD’000%		USD’000%		USD’000%
Primarily-Processed White Tea	—	—	—	—	—	—
Revenue	$19,885		$20,234		$(349)	(1.7)%
% of revenue		82.4%		83.2%
Cost of revenue	$9,128		$9,411		$(283)	(3.0)%
% of cost		80.5%		80.7%
Gross profit	$10,757		$10,823		$(66)	(0.6)%
Gross margin		54.1%		53.5%

Primarily-Processed Black Tea
Revenue	$3,798		$4,056		$(258)	(6.4)%
% of revenue		15.7%		16.7%
Cost of revenue	$2,141		$2,242		$(101)	(4.5)%
% of cost		%		19.2%
Gross profit	$1,657		$1,814		$(157)	(8.7)%
Gross margin		43.6%		44.7%

Refined Tea
Revenue	$438		$16		$422	2,637.5%
% of revenue		1.8%		0.1%
Cost of revenue	$69		$6		$66	2,200.0%
% of cost		0.6%		0.03%
Gross profit	$369		$13		$356	2,738.5%
Gross margin		53.0%		52.0%

We observed a moderate augmentation in gross profit, primarily driven by heightened sales of refined tea products, which served to mitigate the impact of declining sales in primarily-processed tea products. For the fiscal years ending December 31, 2022, and December 31, 2023, our gross profit amounted to approximately USD 12.65 million and USD 12.78 million, respectively. Notably, our gross profit margin exhibited an ascent from roughly 52.0% in the fiscal year ending December 31, 2022, to approximately 53.0% in the fiscal year ending December 31, 2023, primarily attributable to the profitability derived from our refined tea products.

Selling and distribution costs

Our selling and distribution costs consist of staff costs which represented the staff costs in the department of Sales and marketing, costs of packing materials, and other expenses including advertising expenses, promotional expenses, traveling expenses, and consumables. The following table sets forth a breakdown of the key components of our selling and distribution costs for the indicated periods:

	For The Years Ended December 31,
	2023	2022	Variance
	USD’000	USD’000	$	%
Staff Costs	30	36	(6)	(16.7)%
Cost of Packing Materials	39	34	5	14.7%
Advertising and Promotional Expenses	4	—	4	—%
Others	—	—	—	—%
Total	73	70	3	4.3%

The selling and distribution costs increased slightly from approximately USD70,000 for the year ended December 31, 2022 to approximately USD73,000 for the year ended December 31, 2023. This was primarily due to (i) the increase in the cost of packing materials, and (ii) the increase in advertising and promotional expenses.

Administrative expenses

Our administrative expenses primarily consist of staff costs, depreciation charges, consulting fees, social insurance, housing provident fund, and other expenses during the last two fiscal years. The following table sets forth a breakdown of the key components of our administrative expenses for the periods indicated:

	For The Years Ended December 31,
	2023	2022	Variance
	USD’000	USD’000	USD’000%
Listing Expenses	731	379	35	9.2%
Staff Costs (Note 1)	120	98	(12)	(12.2)%
Consulting Fee (Note 2)	—	—	—	—%
Social Insurance and Housing Provident Fund	91	89	2	2.2%
Depreciation and Amortization	252	44	208	472.7%
Others (Note 3)	111	58	53	91.4%
Total	1,305	668	286	42.8%

____________

Notes:

1.       The staff costs primarily represented the staff costs in the departments of Management, Finance, and Administration.

2.       Consulting fee refers to the fees paid to engage a financial advisor to assist with the preparation for the Listing.

3.       Other expenses include traveling expenses and office expenses.

The administrative expenses underwent a substantial rise, ascending from approximately USD 0.67 million for the fiscal year concluding on December 31, 2022, to approximately USD 1.31 million for the same period. This increase primarily stemmed from heightened depreciation and amortization costs. It is pertinent to note that the recently acquired tea gardens from Changguan Village and Shakengli Village have yet to commence production. Consequently, the depreciation incurred by these newly acquired assets has been allocated within the administrative expenses category.

Income tax expenses

Income tax expenses represent our total current and deferred tax expenses.

Under the Enterprise Income Tax Law, our Chinese subsidiaries are subject to enterprise income tax at the rate of 25%. Pursuant to the Enterprise Income Tax Law and other applicable laws and regulations, our income derived from the business of engaging in the primary processing of agricultural products (for example, the primary processing of tea leaves) is exempt from enterprise income tax. According to the Enterprise Income Tax Law and other applicable laws and regulations, our income derived from the business of carrying out the cultivation of tea are exempt from 50% of enterprise income tax.

The following table sets forth a breakdown of our current and deferred tax expenses and a reconciliation between our Income tax expense and our profit before income tax at applicable tax rates for the periods indicated:

	For the years ended December 31,
	2023	2022	Variance
	USD’000	USD’000	USD’000%
Mainland China Enterprise Income Tax Expense				%
Current year	83	219	(136)	(62.1)%
Deferred tax	(201)	(131)	(70)	53.4%
Total	(118)	88	(206)	(234.1)%

Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being March 17, 2021, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Pursuant to the BVI Business Companies Act (the “BC Act”) of the British Virgin Islands (the “BVI”), business companies incorporated pursuant to the BC Act are exempt from all provisions of the Income Tax Act of the BVI (including with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by the company to persons who are not persons resident in the BVI). Capital gains realised with respect to any shares, debt obligations or other securities of a company by persons who are not persons resident in the BVI are also exempt from all provisions of the Income Tax Act of the BVI.

No Hong Kong profits tax has been provided as there was no assessable profit earned in or derived from Hong Kong for the last two fiscal years.

The National People’s Congress approved the Corporate Income Tax Law of the PRC (the “New CIT Law”) on 16 March 2007 and the State Council announced the Detailed Implementation Regulations on 6 December 2007, which has been effective since 1 January 2008. According to the New CIT Law, the income tax rates for both domestic and foreign investment enterprises are unified at 25% effective from 1 January 2008. Pursuant to the relevant PRC tax rules and regulations, the Company’s income derived from the tea plantation is subject to preferential income tax rates of 0% – 12.5%.

Liquidity and Capital Resources

Substantially all of our operations are conducted in mainland China and all of our revenues, expense, and cash are denominated in Renminbi (RMB). RMB is subject to the exchange control regulation in mainland China, and, as a result, we may have difficulty in distributing any dividends outside of mainland China due to PRC exchange control regulations which restrict the ability to convert RMB into U.S. Dollars.

Under applicable PRC regulations, foreign-invested enterprises in mainland China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in mainland China is required to set aside at least 10% of its after-tax profit every year as its general reserves based on PRC accounting standards until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves can’t be distributed as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which cannot be distributed to equity owners except upon liquidation. Under PRC law, RMB can be converted into U.S. Dollars under the company’s “current account” (including dividends, trade, and service-related foreign exchange transactions) rather than the “capital account” (including foreign direct investments and loans, without the prior approval of the SAFE).

For retained earnings accrued after such date, the board of directors will declare dividends after considering our operations, earnings, financial condition, the demand for cash and availability and other relevant factors. Any declaration, payment and amount of dividends should be subject to our by-laws, charter and applicable Chinese and U.S. state and federal laws and regulations, including the approval from the shareholders of each subsidiary which intends to declare such dividends, if applicable.

We have limited financial obligations dominated in US dollars, thus the foreign currency restrictions and regulations in the PRC on the dividends distribution will not have a material impact on the liquidity, financial condition, and results of operations of the Company.

Selected Cash Flow Information

We have fulfilled our working capital needs primarily through cash flows from operating activities. We derived our cash inflows from operating activities principally from the sales of our tea products. The major sources of our cash outflow from operating activities mainly included payments of plantation costs, processing costs, and listing expenses.

We incurred capital expenditures mainly for the acquisition of property, plant, and equipment. We monitor our working capital positions from time to time to ensure that we maintain Sufficient cash resources for our daily operations and capital expenditure needs.

The table below sets forth the selected cash flow data from the combined statements of cash flows for the periods indicated:

	For the years ended December 31,
	2023	2022
	USD’000	USD’000
Net cash generated from operating activities	$12,636	$13,578
Net cash generated from/(used in) investing activities	(1,683)	63
Net cash generated from financing activities	585	384
Effect of foreign exchange rate on cash	(546)	(1,644)
Net increase in cash and restricted cash	$10,992	$12,381

Our cash generated from operating activities was mainly derived from the receipts of sales of our tea products, and our cash used in operating activities comprised mainly payments of plantation costs, processing costs, and operating and listing expenses.

For the year ended December 31, 2022, we had net cash inflows from operating profit before working capital change of approximately USD12.89 million and net cash inflows from operating activities of approximately USD13.74 million. The difference of approximately USD0.85 million was primarily attributable to the decrease in trade receivables of approximately USD0.91 million as a result of improved credit sales collection during the period.

For the year ended December 31, 2023, we had net cash inflows from operating profit before working capital change of approximately USD12.56 million and net cash inflows from operating activities of approximately USD12.78 million.

Investing Activities

Our cash used in/generated from investing activities primarily consisted of (i) payments for the acquisition of property, plant, and equipment, and (ii) bank interest received.

For the year ended December 31, 2022, our net cash generated from investing activities was approximately USD63,000, primarily due to the receipt of USD65,000 in bank interest.

For the year ended December 31, 2023, our net cash used in investing activities was approximately USD1.7 million. This primarily reflects the payment made for the acquisition of new tea gardens.

Financing Activities

Our cash used in/generated from financing activities primarily consisted of (i) proceeds from bank borrowings and (ii) advances from related parties.

For the year ended December 31, 2022, our net cash from financing activities was approximately USD0.38 million, which was mainly due to (i) our lease payments of approximately USD0.03 million, (ii) interest payments of approximately USD0.06 million, and (iii) advances from related parties of approximately USD0.47 million.

For the year ended December 31, 2023, our net cash from financing activities was approximately USD0.59 million, which was mainly due to (i) proceeds from bank borrowings of approximately USD0.14 million, and (ii) borrowings from related parties of approximately USD0.60 million.

Banking facilities

Total banking facilities available to the Group amounting to not less than US$2,570,000 and US$6,519,000 as of December 31, 2022 and 2023 are secured by:

•        a deed of charge over deposits executed by a related company for the bank overdrafts; and

•        guarantees from a subsidiary of the Company and a director of the Company for the short-term bank borrowings.

As of December 31, 2022 and 2023, the Group had utilized the facilities in the amount of approximately US$2,565,000 and US$2,686,000 respectively.

As of the date of this prospectus, we had not experienced any material difficulties in obtaining bank and other borrowings.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

CONTINGENT LIABILITIES

As of December 31, 2022 and 2023, the Company did not have any significant contingent liabilities.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

Capital Commitments

Capital commitments not provided for in the historical financial information include:

	As of December 31,
	2022	2023
	USD’000	USD’000
Capital expenditure in respect of acquisition of the contractual management rights:
Total contract sum	27,182	26,630
Less: Amounts paid and recognized as cost of property, plant and equipment	(4,315)	(11,895)
Less: Amounts paid and recognized as prepayments on property, plant and equipment	(6,860)	—
Contracted for but not provided in the Consolidated Financial Statement	16,007	14,735

Capital commitments as of December 31, 2022 are mainly related to the acquisition of 5,300 mu (equivalent to approximately 3,533,351 sq. m.) of tea trees situated in the tea gardens. On February 17, 2023, the Group entered into a supplementary agreement with the village committee of Changguan Village, acquiring a tea garden encompassing 1,014mu (approximately 676,000 square meters). This was followed by another supplementary agreement with the village committee of Shakengli Village, acquiring an additional tea garden spanning 800mu (approximately 533,334 square meters). As per the Company, the contractual management rights for the remaining related land lots will be progressively transferred between 2024 and 2025.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the collection of accounts receivable, the useful lives and impairment of property and equipment, and the provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Revenue recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods or services. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation.

The Group only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Group reviews the contract to determine which performance obligations the Group must deliver and which of these performance obligations are distinct. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Our revenue consists primarily of the sale of primarily-processed teas and refined teas in mainland China. Sales of products are for cash or otherwise agreed-upon credit terms. Our payment terms vary by customer. Our revenue generating activities have a single performance obligation and are recognized at the point in time when control transfers and our obligation has been fulfilled, which is when the related goods are delivered to the customer, depending upon the method of distribution, and delivery terms. Revenue is measured as the amount of consideration we expect to receive in exchange for our products. We do not allow for a right of return except for matters related to quality.

Property, plant and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Expenditures for additions or renewals and improvements are capitalized; expenditures for maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its economic life are charged to expense as incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each item of property, plant and equipment to its residual value over its estimated useful lives. The principal annual rates used for this purpose are as follows:

Category	Estimated useful lives	Estimated residual values
Bearer plant	24 – 30 years	—
Buildings	5 – 20 years	0 – 5%
Plant and machinery	5 – 10 years	0 – 5%
Office equipment	3 – 10 years	0 – 5%
Motor vehicles	4 years	5%
Software	3 – 10 years	—
Leasehold improvements	10 years	—

Inventories

Raw materials and finished goods are valued at the lower of cost or net realizable value. Cost is determined using weighted average method. Finished goods inventories represent costs associated with boxed produce not yet sold. Raw materials primarily represent growing and packaging supplies.

Growing leaves inventories primarily represent the capitalized costs associated with growing tea leaves, consist of costs of cultivation, fertilization, pest of controls, pruning and irrigation etc.

Income tax

Income taxes are provided for in accordance with the laws and regulations applicable to the Group as enacted by the relevant tax authorities. The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit of the related tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. As of December 31, 2022 and 2023, the Group had no uncertain income tax position. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax liabilities (if any) in interest expenses and administrative expenses, respectively.

Leases

Below shows the movements of Right-of-use assets and lease liabilities presented in the consolidated statements of financial position:

	Right-of-use assets	Lease liabilities
	USD’000	USD’000
As of 31/12/2021 (audited)	177	203
Depreciation expense	(20)	—
Interest expense	—	11
Payment	—	(29)
Exchange adjustments	(15)	(15)
As of 31/12/2022 (audited)	142	170
	Right-of-use assets	Lease liabilities
	USD’000	USD’000
New lease	66	66
Depreciation expense	(20)	—
Interest expense	—	13
Payment	—	(29)
Exchange adjustments	(2)	(4)
As of 31/12/2023 (audited)	186	216

The lease liabilities based on their maturity are as follows:

	As of December 31,
	2022	2023
	USD’000 (audited)	USD’000 (audited)
Analyzed into:
Within one year	11	16
In the second to fifth year, inclusive	33	70
Over fifth year	126	130
	170	216

Leases include prepaid land lease and lease of properties. Prepaid land lease represents the cost of the rights of the use of the land in respect of leasehold land in mainland China, on which the Group’s buildings and tea garden are situated. The prepaid land lease’ terms are 26 to 30 years. The lease terms of properties are 5 to 10 years from inception.

Impairment of long-lived assets

Long-lived assets include property, plant and equipment and ROU are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset or asset group may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company did not record any impairment losses for the years ended December 31, 2022 and 2023.

Commitments and Contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, lawsuits, and tax disputes. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. As of December 31, 2022 and 2023, the Group had no such potential material loss contingency.

Fair value measurement

The Group defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The Group follows the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:      applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities;

Level 2:      applies to assets or liabilities for which there are inputs, other than quoted prices in level, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data; and

Level 3:      applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

As of December 31, 2022 and 2023, the carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Recently issued accounting pronouncements

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. Under ASU 2021-08, an acquirer must recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, as if it had originated the contracts. Prior to this ASU, an acquirer generally recognized contract assets acquired and contract liabilities assumed that arose from contracts with customers at fair value on the acquisition date. The Company adopted the ASU on January 1, 2023 and the adoption did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires public entities to disclose expanded information about their reportable segment(s)’ significant expenses and other segment items on an interim and annual basis. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The ASU is required to be applied retrospectively to all prior periods presented in the financial statements once adopted. The Company is evaluating the disclosure requirements related to the new standard.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires public entities to disclose specific tax rate reconciliation categories, as well as income taxes paid disaggregated by jurisdiction, amongst other disclosure enhancements. The ASU is effective for financial statements issued for annual periods beginning after December 15, 2024, with early adoption permitted. The ASU can be adopted on a prospective or retrospective basis. The Company is evaluating the disclosure requirements related to the new standard.

The Company has considered all other recently issued accounting pronouncements and does not believe that the adoption of such pronouncements will have a material impact on the consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Credit Risk

Credit risk — risk management

Credit risk is managed on a Company-wide basis. The credit risk of the Company mainly arises from cash and cash equivalents, trade receivables, deposits, and other receivables. The carrying amounts of these balances represent the Company’s maximum exposure to credit risk in relation to these assets.

To minimize the credit risk, management has delegated a team responsible for the determination of credit limits, credit approvals, and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Company reviews the recoverable amount of each individual debt at the end of the reporting period to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the directors of the Company consider that the Company’s credit risk is significantly reduced.

As of December 31, 2022 and 2023, the Company faced a concentration of credit risk on trade receivables from its top five debtors, which accounted for 40.9% and 41.6% of the Company’s trade receivables, respectively. These debtors have no significant financial difficulty and/or historical default experience.

Credit risk — impairment of financial assets

Trade receivables

The Company applies the simplified approach to provide for expected credit losses (“ECLs”). To measure the ECLs, trade receivables have been grouped based on shared credit risk characteristics and the days past due.

The Company has performed a historical analysis based on the background and reputation of the customers, historical settlement records, past experience and adjusted for the factors that are specific to the customers and general economic condition.

Management assessed that the expected credit loss rate and loss allowances for these balances to be insignificant during the last two fiscal years.

	As of December 31,
	2022	2023
	USD’000 (audited)	USD’000 (audited)
Trade receivables	859	936

The Company normally allows credit terms to well-established customers are 60 days. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the directors. Trade receivables are expected to be recovered within one year.

A concentration analysis on accounts receivables from top five debtors is as follows:

	As of December 31,
	2022	2023
	USD’000 (audited)	USD’000 (audited)
Customer A	9%	11%
Customer B	9%	9%
Customer C	8%	8%
Customer D	8%	7%
Customer E	7%	7%
Others	59%	58%
	100%	100%

Cash at banks

In order to manage the credit risk of cash at banks, the Company reviews regularly the credit rating of the banks which they placed bank deposits with and performs expected credit loss assessment on bank balances individually. Except for bank balances as of December 31, 2022 and 2023, of approximately RMB178,934,000 (approximately USD 25,734,000) and RMB 260,526,000 (approximately USD 36,709,000) respectively were placed with a financial institution without credit rating assigned by any international credit agencies, remaining balances of bank balances were placed with banks with credit rating by international credit agencies. Management assessed the ECLs on the bank balances and considered that the Company’s credit risk of cash at banks is insignificant.

Other financial assets at amortized costs

The credit quality of the deposits and other receivables has been assessed with reference to historical information about the counterparties’ default rates and financial position of the counterparties. The directors are of the opinion that the credit risk of the deposits and other receivables is low due to the sound financial position or collection history of the receivables due from them. Therefore, the expected credit loss rate of the deposits and other receivables is assessed to be close to zero, and no provision was made as of December 31, 2022 and 2023.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company manages liquidity risk by monitoring its liquidity position through periodic preparation of cash flows and cash balance forecasts and periodic evaluation of the ability of the Company to meet its financial obligations.

The following tables show the remaining contractual maturities at the end of each reporting period of the Company’s non-derivative financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and the earliest date the Company can be required to pay.

As of December 31, 2022	Payment Due by Period USD’000
	Carrying Amount	Less Than 1 Year	1 – 5 Years	More Than 5 Years
Bank Overdrafts	$2,565	$2,565	$—	$—
Accruals And Other Payables	$59	$59	$—	$—
Amounts Due to Related Parties	$519	$519	$—	$—
Lease Liabilities	$170	$20	$67	$175
Total Amounts of Contractual Undiscounted Obligations	$3,313	$3,163	$67	$175
As of December 31, 2023	Payment Due by Period USD’000
	Carrying Amount	Less Than 1 Year	1 – 5 Years	More Than 5 Years
Bank Overdrafts	$2,545	$2,545	$—	$—
Bank Loans	$141	$141	$—	$—
Accruals And Other Payables	$477	$477	$—	$—
Amounts Due to Related Parties	$1,122	$1,122	$—	$—
Lease Liabilities	$216	$29	$113	$189
Total Amounts of Contractual Undiscounted Obligations	$4,501	$4,314	$113	$189

Currency Risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company manages currency risk at an acceptable level by buying or selling foreign currencies at spot rates when necessary.

All of the Company businesses are in mainland China and consequently, all transactions are conducted in RMB. As a result, the Company is not significantly exposed to currency risk arising from transactions, recognized assets, or liabilities denominated in a currency other than the functional currency of the Company’s subsidiaries level to which they relate.

Below are the carrying amounts of the Company subsidiaries’ financial assets and financial liabilities denominated in Hong Kong dollars, which is not the Company’s presentation currency, US dollars, as of December 31, 2022 and 2023 exposed to currency risk were as follows:

	As of December 31,
	2023	2022
	USD’000	USD’000
Cash at banks	$2	$3
Cash on hand	—	1
Bank overdraft	(2,545)	(2,565)
Amounts due to related parties	(1,122)	(519)
Total	$(3,665)	$(3,080)

Cash flow and Fair value interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company may manage interest rate risk, when it is considered significant and cost-effective, by entering appropriate swap contracts.

The financial assets and liabilities which are subject to interest rate risk are as follows:

	Effective Interest Rate	As of December 31, 2022
	%	USD’000
Bank Overdraft – Floating Rate	2.41%	$2,565
	Effective Interest Rate	As of December 31, 2023
	%	USD’000
Bank Overdraft – Floating Rate	5.19%	$2,545
Short-term Bank Loan	4.00%	141

If the interest rates per annum had been 100 basis points higher/lower for a floating rate bank overdraft, with all other variables held constant, the Company’s profit for the years ended December 31, 2022 and 2023 would decrease/increase by approximately USD26,000 and USD25,000 respectively.

INDUSTRY

The information presented in this section, including certain facts, statistics and data, is derived from the market research report prepared by CIC, which was commissioned by us, and from various official government publications and other publicly available publications, unless otherwise indicated. We believe that these sources are appropriate for such information and we have taken reasonable care in extracting and reproducing such information. See “— Cautionary Note Regarding Industry Data” elsewhere in this prospectus.

OVERVIEW OF THE TEA INDUSTRY

Definition and categorization of tea

Tea is one of the most popular beverages in the world. Tea is an aromatic non-alcoholic beverage that is commonly prepared by pouring hot water over leaves collected from tea trees. Modern tea can be categorized into six types based on the degree of fermentation: green tea, white tea, yellow tea, oolong tea, black tea, and post-fermented tea (also known as dark tea). The categorization of tea is based on different tea making process. Industry participants have learned that certain kinds of tea produced from certain types of tea tress have the best taste. Over time, industry participants tend to use tea leaves from these tea trees to make certain kinds of tea.

Tea types	Fermentation	Remarks
Green Tea	0% Unfermented	Representative refined teas are West Lake Long Jing, Bi Luo Chun, Huang Shan Mao Feng and Lu Shan Yun Wu.
White Tea	5 – 10%	Representative primarily-processed tea products and refined tea products are Bai Hao Yin Zhen, Bai Mu Dan, Gong Mei and Shou Mei.
Yellow Tea	15 – 30%	Representative refined teas are Jun Shan Yin Zhen and Meng Ding Huang Ya.
Oolong Tea	30 – 80%	Representative refined teas are Dahongpao, Tieguanyin, Dong Ding Tea, Wuyi Tea and Oriental Beauty Tea.
Black Tea	100% Fermented	Industry participants tend to use tea leaves from Jin Guanyin, Huang Guanyin and Jin Mu Dan.
Post-fermented Tea (Dark Tea)	100% Fermented	Representative refined teas are Pu’er, Hu Nan Dark Tea, Hu Bei Black Tea and Liu Bao Tea.

Geographic distribution of tea plantation regions in mainland China

Tea is produced across vast areas of mainland China. Based on geographical location and the characteristics of tea plantation and production, mainland China has four main areas, namely the Jiangbei Tea District, the Jiangnan Tea District, the Southwestern Tea District, and the South China Tea District.

The South China Tea District consists of the provinces in the southern part of mainland China, including Guangdong, Fujian, Hainan, and Guangxi Zhuang Autonomous Region. It is mainly famous for white, black, and oolong tea. Covered by rusty-red soil, this area enjoys an annual average temperature of 19 to 22 degree Celsius, as well as the most suitable annual rainfall amount for tea tree growth. Moreover, the period suitable for growing tea trees in this area can reach as long as ten months per year. These favorable natural factors make South China one of the best areas for tea plantation.

Fujian, as the birthplace of tea culture, has a history of tea plantation for over 1000 years. Fujian is located in the South China Tea District. In 2021, the tea production volume of Fujian was more than 480 thousand tons, ranking first among all provinces in mainland China. The most famous types of tea planted and produced in Fujian are white, black, and oolong tea.

Geographic distribution and price analysis of white tea and black tea in Fujian

White tea is one of the most expensive types of tea produced in mainland China due to its relatively low annual production volume. White tea is mainly produced in Fujian province. Compared to other white tea plantation areas, such as Hubei and Guizhou, white tea produced in Fujian enjoys a higher price premium because: (1) the hilly territories with red and yellow soils, year-round mild climate, and abundant rainfall in Fujian contribute to higher-quality white tea; (2) white tea produced in Fuding, Zhenghe, and Jianyang in Fujian province have been successively awarded national Geographical Indication product status; and (3) white tea produced in surrounding areas of Fuding, Zhenghe and Jianyang is also recognized as fine-grade white tea.

In 2021, white tea produced in Fujian, Guizhou, and Hubei accounted for approximately 67.2%, 12.3%, and 5.9% of the total white tea production volume in mainland China, respectively. Within Fujian, Fuding produces most of the white tea, accounting for approximately 48% of Fujian’s total production volume in 2021.

In recent years, driven by the rapid growth of the white tea consumption market, white tea plantation and production areas are gradually expanding into other areas in mainland China, such as Zhejiang province, Shandong province, and Henan province. With growing plantation and production areas in mainland China, it is expected that white tea yield in mainland China will continue to increase in the future.

Major white tea production areas, Fujian, 2021

Since Fujian is the place of origin and the main production area of white tea, the price of white tea in Fujian is the pricing reference for other provinces. The price of white tea produced in Fujian is higher than the average price of white tea produced in other provinces in mainland China by approximately 100%. Within Fujian, white tea produced in Ningde City enjoys higher premium compared to other cities. In terms of Jin Guanyin, Huang Guanyin, and Golden Peony, the prices of these teas produced in Fujian are higher than other provinces by 20% to 40%.

The wholesale prices of primarily-processed white tea and primarily-processed black tea may vary according to different grades and tea tree types, and are more expensive in spring than in autumn. The average wholesale prices of primarily-processed white tea and black tea have increased at an average year-on-year growth rate of 3% to 30% and 1% to 5% respectively over the past three years. The growth rate of the price of a particular product may deviate by 5% more or less within the same grade.

Average price and wholesale price index of primarily-processed white tea and black tea, Fujian

		Average price*, 2021 (US$/500 g)	Wholesale price index (Price of each grade in 2019 = 100)
			2019	2020	2021
Primarily-processed white tea	Premium-grade	80 – 110	100	130	136
	First-grade	35 – 50	100	109	113
	Second-grade	20 – 30	100	108	111
	Third-grade	5 – 15	100	111	120
Primarily-processed black tea	Premium-grade	50 – 90	100	104	108
	First-grade	10 – 45	100	103	105
	Second-grade	5 – 25	100	105	106
	Third-grade	5 – 10	100	102	105

____________

*        The range of the average price indicates fluctuation of prices due to seasons, tea tree types, etc. It does not indicate the lowest and highest wholesale prices in the market.

Source: CIC report

The retail price of refined tea in Fujian has been relatively stable between 2019 and 2021. The average retail price of refined tea in Fujian increased slightly from US$20.2/500g in 2019 to US$21.2/500g in 2021.

Average retail price and retail price index of refined tea, Fujian

	2019	2020	2021
Average price (US$/500 g)	20.2	20.8	21.2
Price index (Price of each grade in 2019 = 100)	100	103	105

Source: CIC report

Value chain of the tea industry

The value chain of the tea industry includes tea planting, processing, wholesale, retail and consumption. The improvement of planting techniques and processing technology has enhanced the profitability and production efficiency of tea enterprises. mainland China’s tea circulation is gradually changing from the traditional offline mode to a multi-channel mode, with e-commerce becoming an important booster for the tea market. Tea companies now have more sales channels to sell their tea products to end customers, which has created additional revenue growth points.

Market size of the tea industry in mainland China

Since 2006, mainland China has maintained its position as the world’s largest tea producer in terms of production volume. In 2021, mainland China’s tea production volume accounted for over 45% of the global tea production volume. With the increase in tea garden area and average yield of tea per hectare, mainland China’s tea production volume increased from 2,490.4 thousand tons in 2017 to 3,060.1 thousand tons in 2021, representing a compound annual growth rate of 5.3%. With the continuous improvement of agricultural technology, average yield of tea per hectare has showed a strong growth, from 874.2 kilograms in 2017 to 921.2 kilograms in 2021. During the same period, domestic sales volume of tea in mainland China increased from 1,817.0 thousand tons to 2,301.9 thousand tons, representing a compound annual growth rate of 6.1%.

In 2021, green tea, black tea, dark tea, oolong tea, white tea and yellow tea account for approximately 60.3%, 14.2%, 13.0%, 9.4%, 2.7% and 0.4% respectively of the total tea production volume in mainland China. Green tea, as the major tea type, has dominated mainland China’s tea market for years. However, tea consumption structure is shifting towards a more diversified consumption pattern. The proportion of black tea, white tea and yellow tea consumed kept increasing over the past five years. In 2021, green tea, black tea, dark tea, oolong tea, white tea and yellow tea account for approximately 56.9%, 14.7%, 14.9%, 9.9%, 3.1% and 0.5% respectively of the total domestic sales volume of tea in mainland China. It is expected that production volume and domestic sales volume of tea in mainland China will increase to 3,700.4 thousand tons and 2,809.1 thousand tons in 2026 respectively, driven by improvement of tea planting technology and increase in downstream tea consumption. In Fujian, the sales volume of tea in 2021, was approximately 338.5 thousand tons, with oolong tea, green tea, black tea, white tea, dark tea and yellow tea accounting for approximately 40.2%, 29.6%, 14.4%, 12.2%, 3.1% and 0.5% respectively.

Tea production volume, China, 2017–2026E

Thousand tonne
CAGR
2017-2021
2021-2026E
5.3%
3.9%
4,000
3,000
2,000
1,000
0
2,490.4
2,610.4
2,777.2
2,932.0
3,060.1
3,188.4
3,316.7
3,445.0
3,572.9
3,700.4
2017
2018
2019
2020
2021
2022E
2023E
2024E
2025E
2026E

Source: National Bureau of Statistics of China, CIC report

Domestic sales volume of tea, China, 2017–2026E

Thousand tonne
CAGR
2017-2021
2021-2026E
6.1%
4.1%
3,000
2,000
1,000
0
1,817.0
1,910.5
2,025.6
2,201.6
2,301.9
2,402.5
2,503.9
2,605.5
2,707.2
2,809.1
2017
2018
2019
2020
2021
2022E
2023E
2024E
2025E
2026E

Source: China Tea Marketing Association, CIC report

Market size of the white tea industry in mainland China

From 2017 to 2021, mainland China’s primarily-processed white tea production volume increased from 25.2 thousand tons to 81.9 thousand tons, representing a compound annual growth rate of 34.3%. White tea is mostly produced in Fujian, which accounted for approximately 67.2% of mainland China’s white tea production volume in 2021. The production volume of primarily- processed white tea in Fujian increased from 20.7 thousand tons in 2017 to 55.0 thousand tons in 2021, with a compound annual growth rate of 27.7%. Due to the tremendous increase in the white tea market in recent years, white tea production areas have gradually expanded to Hubei, Guizhou, Zhejiang, and Shandong, etc.

Driven by the growth of the white tea consumption market and improving agricultural technology, the production volume of primarily-processed white tea in mainland China is projected to continue growing and reach 148.1 thousand tons in 2026. It is expected that the production volume of primarily-processed white tea in Fujian alone will reach 96.1 thousand tons in 2026, representing a compound annual growth rate of 11.8% between 2021 and 2026.

The domestic sales value of white tea in mainland China has experienced a strong growth during 2017 and 2021, increasing from US$0.4 billion (RMB2.9 billion) to US$1.3 billion (RMB9.1 billion), representing a compound annual growth rate of 32.8%.

Since white tea has received increasing popularity among consumers in the past five years, the demand for white tea has been increasing at a strong growth rate. The continuous promotion and marketing activities for white tea products and its health benefits are likely to arouse interests from more consumers. In addition, the price of white tea witnessed a significant increase over the past five years due to its growing popularity and limited plantation area. The demand for white tea is expected to continue increasing. With the expected growth in consumption volume and price of white tea in mainland China, the white tea market size is anticipated to continue the growth trajectory in the next five years.

Therefore, the domestic sales value of white tea in mainland China is estimated to increase to US$2.4 billion (RMB16.0 billion) by 2026, representing a compound annual growth rate of 11.9% between 2021 and 2026.

Domestic sales value of white tea, China, 2017–2026E

USD billion
CAGR
2017-2021
2021-2026E
32.8%
11.9%
2.5
2.0
1.5
1.0
0.5
0.0
0.4
0.6
0.9
1.3
1.3
1.5
1.7
1.9
2.1
2.4
2017
2018
2019
2020
2021
2022E
2023E
2024E
2025E
2026E

Source: China Tea Marketing Association, CIC report

Market size of the black tea industry in mainland China

Black tea is one of the six main categories of tea as well as an important product in the international trade. Due to various production methods, origins of plantation and varieties of tea trees, different types of black tea represent different flavors and have received wide popularity among consumers. The production volume of primarily-processed black tea in mainland China has recorded an increase from 226.8 thousand tons in 2017 to 434.5 thousand tons in 2021, representing a compound annual growth rate of 17.6%.

As Chinese consumers are increasingly aware of its unique flavors, black tea is becoming prevalent in the mainland China’s market. The growth trajectory is anticipated to continue in the future as more and more new varieties of black tea are available in the market, which will further attract consumers to pursue black tea. In addition, the expanding demand for milk tea has boosted the market size of black tea, since most of milk tea is made from black tea.

Therefore, the production volume of primarily-processed black tea is estimated to continue the growth trend in the next five years, reaching 592.5 thousand tons by 2026, representing a compound annual growth rate of 6.4% between 2021 and 2026.

Drivers of the white tea and black tea industry

1.      Strong governmental support.    Previously, white tea was predominantly exported to other countries, and the domestic consumption volume was very low. In recent years, local governments, especially the Fujian government, have promoted the cultivation of fine-grade white tea, established demonstration white tea garden bases, and held various white tea culture festivals in order to attract both domestic and global consumers. With the promotion of white tea, more consumers are aware of white tea and its benefits. The white tea market has increased significantly. In 2021, the year-on-year growth rate of primarily-processed white tea yield reached 11.4%, higher than that of primarily-processed black tea (7.5%), primarily-processed dark tea (6.3%), primarily-processed oolong tea (3.4%), primarily-processed green tea (0.4%) and primarily-processed yellow tea (-7.3%).

2.      Enhancement of consumers’ health awareness.    Tea has various nutritional benefits. White tea contains a relatively higher volume of nutritional benefits when compared to others because white tea undergoes a less intensive processing procedure in its manufacture. It is well regarded for its anti-bacterial and anti- oxidation properties and is also known to reduce blood pressure and improve immune system. With promotion of healthy diets and lifestyles, consumers are more willing to pay premium prices for healthy foods and beverages. The number of tea consumers in mainland China increased from 581.9 million in 2017 to 656.7 million in 2021, representing a stable compound annual growth rate of 3.1%. The demand for white tea in mainland China is expected to continue increasing as the number of tea consumers is anticipated to maintain a stable growth in the future.

3.      Increase in middle-class urban households.    In mainland China, the number of middle-class households, defined as households with annual disposable income of US$15,000-US$ 45,000, has increased from 152.6 million in 2017 to 205.8 million in 2021. It is expected to continue growing to reach 239.5 million by 2026. The growth of middle-class household population is expected to drive the overall spending power in mainland China. Upper-middle-class and high-net-worth households usually desire high-value food and beverage products. For the white tea industry, the rapid expansion of these households is expected to bring future growth opportunities to the mid-to-high-end white tea industry.

4.      Consumption upgrade.    The annual per capita disposable income of urban households increased from US$5.4 thousand (RMB36.4 thousand) in 2017 to US$7.0 thousand (RMB47.4 thousand) in 2021, representing a compound annual growth rate of 6.8%. With the rapid growth of disposable income, people are capable of purchasing expensive tea products and are demanding more diversified tea products other than traditional green tea. White tea, as a representative type of high-end tea, has higher price than many other types of tea. In 2021, the domestic selling price of white tea per 500g in mainland China was approximately US$9.6 (RMB64.8), which is higher than US$9.0 (RMB61.1) of yellow tea, US$8.4 (RMB56.9) of oolong tea and US$5.6 (RMB38.1) of dark tea. Meanwhile, the domestic selling price of Bai Hao Yin Zhen, a type of white tea, can be as high as US$147.4 (RMB1,000) per 500g. Consuming Bai Hao Yin Zhen is considered to be a modern and luxurious activity among consumers. The consumer psychology has also helped to increase the market size of white tea in mainland China. Consumption upgrade is expected to continue in mainland China, which will continue driving up the market size of white tea in the future.

5.      Increasing market size of fresh-made tea beverage industry.    Fresh-made tea beverage (such as milk tea) is becoming exceedingly popular in mainland China. Majority of fresh-made milk tea beverages are made from black tea. Recently, new varieties of tea beverages appeared in the market, and a group of emerging brands launched innovative tea beverages in order to further attract consumers, such as the premium modern teahouse brands including Nayuki and Lele Tea. The market size of fresh-made tea beverage industry in mainland China is estimated to continue growing from US$21.4 billion (RMB145.2 billion) in 2021 to US$61.5 billion (RMB417.0 billion) by 2026, representing a compound annual growth rate of 23.5% between 2021 and 2026.

6.      Growing varieties of black tea.    In addition to traditional varieties of black tea, such as Keemun, Assam and Ceylon, growing varieties of black tea are now available in mainland China. Jinjunmei, originated from Fujian, has become one of the most expensive black tea in the market as Jinjunmei has received popularity among consumers in recent years due to its unique taste. Other new varieties, such as Queen Catherine and Anniversary blend, are mostly from overseas manufacturers. Manufacturers combine different varieties of black tea as well as fruits and flowers in order to create new tastes. The growing varieties of black tea will attract more consumers to consume black tea products and increase black tea consumption volume.

COMPETITIVE LANDSCAPE OF THE TEA INDUSTRY IN MAINLAND CHINA

In 2021, the tea industry in mainland China is relatively competitive with more than 50,000 participants, and the market concentration is relatively low with most of participants being small and medium-sized enterprises. Among all major tea production provinces in mainland China, Fujian province is a leading tea production province both in total tea production volume, production of high- quality artisan teas, and development of different styles of tea.

As the tea market in mainland China gradually expands, a growing number of players are entering into the field. Meanwhile, driven by the consumption upgrade and improvement of living standards in mainland China, consumers are paying more attention to the quality of tea. As a result, the competitiveness of tea companies with high-quality products has been continuously increasing.

Key success factors for the tea industry in mainland China

1.      Industry know-how.    Industry know-how remains an important factor when operating the business of tea plantation and production. First of all, it requires abundant agricultural knowledge on the selection of tea garden, plantation of tea trees, as well as management of tea garden. Moreover, the production volume and selling price is highly dependent on the nature, which means a tea market participant with abundant experience is able to better control the loss caused by the natural conditions through different strategies. Therefore, a successful company with industry know-how can change their product mix and adjust marketing strategies timely in reaction to the latest market trend.

2.      Possession of quality tea gardens.    Tea usually grows best in regions at relatively high altitude where there is warm and humid climate and year-round abundant rainfall. Ideally, it likes well-drained soil with suitable concentration of hydrogen ion. Therefore, to possess high-quality tea gardens is essential to a successful company in tea industry.

3.      Large scale of production.    Companies with small scale face the challenges of fluctuating prices and lack of bargaining power in the market. Large-scale production can increase the company’s efficiency, minimize operational costs, and maximize its overall profitability. Considering the nature of business in the tea plantation and production market, it remains a key success factor for market players to develop their capability of large-scale production in order to receive benefits from economy of scale and increase their competitiveness in the market.

4.      Mechanization.    Mechanization can greatly improve efficiency and save labor costs in the tea production process. Advanced tea processing and production technology can improve the quality of tea, make full use of tea resources, and improve the overall operational efficiency. It is another key success factor for tea market players to have the ability of mechanization.

Barriers to entry to the tea industry in mainland China

1.      Resources of productive tea gardens.    Possessing tea garden resources is essential for tea producers to ensure the stable supply of tea leaves with a consistent quality. This is especially true for the white tea industry, due to the limited areas of white tea garden and relatively less annual yield. In addition, cultivating new tea gardens is under government’s supervision, and it is a must to receive approvals from local government. Furthermore, huge initial capital investment is needed for cultivating new tea garden. Therefore, resources of productive tea gardens are an entry barrier in the white tea industry.

2.      Established cooperation with clients.    Tea plantation and production companies rely on clients to expand their sales channels. Thus, established cooperation with a strong distribution network guarantees a continuous revenue stream and stable purchasing orders for their tea products. New entrants usually are lacking proven track record to demonstrate their ability to provide high-quality tea stably. It will take a great deal of time and efforts to form a distribution networks. Therefore, established cooperation with clients creates another entry barrier.

3.      Professionals.    Professionals in the tea industry include experienced tea farmers and workers, talents with insights of the downstream consumption markets, salespersons with high-skilled techniques, and experienced management team, etc. These professionals can guarantee the smooth and successful operation of a tea plantation and production company in mainland China. However, experienced professionals in the tea industry are rare. For new entrants, it is extremely difficult to form a team of experienced professionals in a short time.

4.      Capital requirement.    Access to capital is especially important in the tea industry. The major operating expenses for tea market participants include labor costs, land expenses and other operating costs. In order to own tea garden, companies have to pay farmers a sum cost (land expenses). In addition, the daily tea garden management also requires a large number of capitals. Therefore, it creates another entry barrier for tea market participants to have access to adequate capital for setting-up the business and daily operations.

BUSINESS

Our Business

We are an integrated supplier of tea products in mainland China. Our major tea products include (i) primarily-processed tea consisting of white tea and black tea, and (ii) refined white tea and black tea. “Primarily-processed tea” refers to fresh tea leaves that have been roughly processed by initial steps including picking, wilting, drying and grading. “Refined tea” refers to primarily-processed tea that is subjected to additional processing including sifting, removal of branches and stalks, compressing, drying and packaging.

Our business operations are vertically integrated, covering cultivation, processing of tea leaves and the sale of tea products to tea business operators (such as wholesale distributors) and end-user retail customers in mainland China. We believe our vertically integrated business model distinguishes us from other primarily-processed tea and refined tea suppliers in mainland China, most of which are mainly engaged in only distinct parts of the value chain of cultivation, processing and sales of primarily-processed tea and refined tea.

The tea gardens we operate are located in Zherong County, Ningde City in Fujian Province of mainland China. As of the date of this prospectus, we have entered into contractual management and cultivation rights agreements with respect to approximately 7,212,000 square meters of tea gardens in Fujian Province. According to the CIC report, Fujian accounts for approximately 67.2% of the total production volume of white tea in mainland China in 2021.

We commenced production and sales of tea in March 2014. Primarily-processed white tea is our leading product, accounting for approximately 83.2% and 82.4% of our total revenue for the years ended December 31, 2022 and 2023, respectively. Our internal observations indicate increasing consumption demand for white tea and favorable future prospects of the white tea industry.

We believe the size and scale of the tea gardens we operate, quality of our white tea product and quality control systems provide an exciting opportunity to service the blooming white tea market in mainland China.

Awards and Recognition

Our PRC subsidiary has been recognized in mainland China as a “Leading Enterprise in City-level Agricultural Industrialization” in Ningde City in Fujian Province from 2015 through 2020. In November 2020, our PRC subsidiary received the Zherong High Mountain White Tea Industry Demonstration Award by the Fujian Tea China Organizing Committee.

Ecological Advantages

We believe we are able to cultivate our tea leaves in an optimal ecological environment which greatly contributes to the quality of our tea. Zherong County, where the tea gardens we operate are located, has been recognized in mainland China as a “National-level Ecology and Civilization Construction Demonstration County” because of its high altitude and the mid-subtropical monsoon climate with year-round mild weather and abundant rainfall. As a result of these beneficial natural features, we believe our tea leaves to exhibit superior taste, smell and visual appearances. In addition, the soil in Zherong County is suitable for both white tea and black tea plantation as it has a rich content of organic matters and moderate hydrogen ion concentration. We believe the tea gardens we operate provide a significant competitive advantage given the limited geographic and ecological areas otherwise available for high quality tea cultivation in mainland China.

Health Advantages

We believe there is rising awareness in mainland China consumer market of the health and nutritional benefits of drinking white tea, including anti-bacterial and anti-oxidation properties, maintenance or improvement of blood pressure, blood sugar and blood fat levels, and improvement of the immune system. We also note strong support from the local government which has actively promoted the cultivation of white tea, including establishing demonstration sites for white tea gardens and the promotion of white tea cultural festivals.

Overall, domestic sales value of white tea in mainland China has experienced a strong growth between 2017 and 2021, increasing from approximately US$0.4 billion (RMB 2.9 billion) to approximately US$1.3 billion (RMB 9.1 billion), representing a compound annual growth rate of approximately 32.8%. The CIC Report estimates mainland China domestic sales value of white tea to approximately US$2.4 billion (RMB 16.0 billion) by 2026.

Competitive Strengths

We believe the following competitive strengths are essential to our success and differentiate us from our competitors:

•        Vertically integrated business model with cost effective operations.    Our tea business operations are vertically integrated, covering cultivation, processing of tea leaves and the sale of primarily-processed tea and refined tea. Such vertically integrated business model distinguishes us from other tea product suppliers in mainland China, most of which are mainly engaged in part or parts of the value chain of cultivation, processing and sales of primarily-processed tea and refined tea. In addition to the cultivation and sale of primarily-processed tea, we also use our primarily-processed tea as raw materials to produce refined tea for sale in mainland China. We can ensure a stable supply of raw materials for our refined tea without relying on third-party suppliers. We believe that our vertically integrated operations allow us to reduce our business and operational risks and better monitor our cost to further enhance our anticipated profit margin.

•        Large scale, geographically focused production.    As one of the top ten companies in the tea industry in terms of area of tea gardens operated in Ningde City and in contrast to other competitors in mainland China tea industry, we are able to conduct large-scale production. We therefore enjoy the benefits of economies of scale and reduced operational costs. Our cost-effectiveness has been further improved by our introduction of mechanized operations to improve the efficiency of our production and save labor costs.

•        Strong internal quality control systems.    We put strong emphasis on the quality of our primarily-processed tea and refined tea and have established stringent quality control system to ensure the safety and quality of our tea products. We inspect our fresh tea leaves before and during the harvest seasons to ensure the quality. Any unqualified fresh tea leaves will not be processed. We have a patrol team to monitor the tea gardens on a daily basis to check the status of the tea gardens. We also have a tea garden management team to supervise and monitor tea planting work conducted by tea garden managers and their workers during tea harvest seasons to ensure the quality of the tea leaves harvested from the tea gardens. For primarily-processed tea, we have experienced staff to check their appearance, moisture and fragrance before the sale of our products to customers. For refined tea, our designated staff would check the appearance, moisture, color of tea soup, tastes and fragrance before sales. We also send samples of our refined tea products to local inspection organizations annually to monitor their quality, including the appearance, taste, fragrance, color of tea soup, contaminants and pesticide residue to guarantee the safety and the quality of our tea products.

•        Favorable location with preferred production climate and soil.    We believe we cultivate tea leaves under optimal ecological environment conditions which helps to ensure the quality of our tea. The 7,212,000 square meters of tea gardens we operate are located in Zherong County, Ningde City in Fujian. Located at an altitude ranging from 650 to 1,000 meters with a mid-subtropical monsoon climate, the weather in Zherong County is generally humid with abundant rainfall, which historically has been favorable for commercial tea cultivation. In addition, the soil in Zherong County has a rich content of organic matters and moderate hydrogen ion concentration which is desirable for white tea and black tea production in mainland China. Considering the limited tea production area in mainland China, we believe the preferred location, climate and the soil of the tea gardens we operate give us a competitive edge in producing satisfactory tea products. With a conducive natural environment for tea plantation, we are able to cultivate fine-grade tea leaves, which can then be processed into high quality primarily-processed tea, especially white tea, with superior taste, smell and visual appearances which in turn generates greater retail prices.

•        Competent management team with experience and expertise in the tea industry in mainland China.    Our success is attributable to the extensive experience and the commitment of our executive directors and senior management team. In particular, Mr. Dezhi Liu, who is our Chief Executive Officer and Chairman of the Board of Directors, has over seven years of experience in the tea industry. As our executive directors and senior management team have accumulated years of experiences and industry know-how on cultivation of white tea and black tea and the processing techniques and skills, we are able to produce primarily-processed tea and refined tea products with high quality and maintain our competitiveness in the industry.

Our Business Strategy

Our business objectives are to maintain sustainable growth in our business and strengthen our market position in the tea industry. We intend to achieve these by implementing the following strategies:

•        Expand tea gardens through acquisitions and increase our production volume.    In recent years, we were unable to accommodate all purchase orders placed by our customers. We received but did not undertake purchase orders which amounted to approximately US$13.26 million (RMB 91.76 million) and US$14.26 million (RMB 92.30 million) for each of the years ended December 31, 2023 and 2022, respectively. We believe the availability of additional capital to purchase and upgrade supplemental tea gardens will be an effective and efficient strategy to increase production, sales, revenue and profit.

In addition, in recent years, we have elected to give order fulfillment priority to larger customers, which prevented us from undertaking purchase orders from some other customers. Accordingly, not only did we lose business opportunities, but our customers may also elect to purchase from our competitors who have more cultivation capacity.

Such insufficiency in cultivation capacity is intensified by the rapid growth in demand for tea in mainland China. According to the CIC Report, the domestic sales volume of tea in mainland China increased from approximately 1.8 million tons in 2017 to approximately 2.3 million tons in 2021, representing a compound annual growth rate of 6.1%. Industry observer, CIC, expects the projected domestic volume of tea in mainland China to reach approximately 2.8 million tons in 2026, as driven by increases in downstream tea consumption, which is predicted based on the same assumptions as we disclosed on page 6. In particular, the domestic sales volume of white tea in mainland China rose from approximately 21.8 thousand tons in 2017 to approximately 70.5 thousand tons in 2021, with a compound annual growth rate of 34.1% mainly due to (i) continuous promotion of cultivation of white tea by local governments in mainland China, (ii) enhanced customers’ awareness of the nutritional benefits of white tea, and (iii) growing demand for high-value white tea from middle-class households in mainland China which have increasing disposable income.

•        Disciplined acquisition of management rights for tea gardens.    When selecting tea gardens to be acquired, we adopt the following selection criteria to ensure the quality of the tea leaves to be planted in our new tea gardens:

1)      altitude of and climate at the location;

2)      soil conditions of the tea gardens;

3)      proximity to our existing operating tea gardens;

4)      variety and growth potential of the tea leaves to be harvested; and

5)      labor availability and costs.

As of the date of this prospectus, we have entered into the contractual management rights agreements with respect to tea gardens of approximately 7,212,000 square meters. The volumes of fresh tea leaves that were harvested from such tea gardens were approximately 2,655.85 tons and 2,529.98 tons for the years ended December 31, 2023 and 2022, respectively. As part of our expansion plan to increase our cultivation capacity, we have entered into, among others, agreements or letters of intent with various two (2) village committees in Huangbai Township, Zherong County. The Company expects that the contractual management rights for the related land lots will be progressively transferred to the Company between 2023 and 2025.

The total consideration for such acquisitions is approximately RMB87.6 million, which we intend to finance by ordinary cash flow from operations and the net proceeds from this offering.

•        Construction of new production plant.    The utilization rates of our production facilities for primarily-processed white tea had reached maximum capacity for each of the preceding two years. To maintain quality, fresh tea leaves need to be processed within a short period of time after they are harvested; when our processing facilities reach full capacity, valuable raw material tea leaves are not processed efficiently leading to lost sales and revenue opportunities. To ensure that we have the capacity to process the our harvested tea, we intend to expand our production facilities by establishing a new production plant in Zherong Tea Industrial Zone, the initial phase of which is expected to have a gross floor area of approximately 9,783.0 square meters. The initial phase of the new production plant will be used for the production of primarily-processed white tea and refined tea and storage of our products. We have signed a letter of intent with the Management Committee of the Zherong Tea Industrial Zone, in which we indicated our intention to bid for the intended site for the new production plant. We estimate that the bidding price would be approximately US$5.0 million (RMB 33.70 million).

When assessing the options of the proposed location of the new production plant, we have taken into account the following factors:

•        The Zherong Tea Industrial Zone has comprehensive ancillary facilities, including housing for workers, transportation and utility supplies, which shall facilitate the daily operation of the new production plant;

•        Being located near the urban area and highway, the Zherong Tea Industrial Zone can be easily accessed by our potential customers; and

•        Relative ease of recruitment of potential workers from the urban area of Zherong County.

On February 17, 2023, the Group entered into a supplementary agreement with the village committee of Changguan Village, acquiring a tea garden encompassing 1,014mu (approximately 676,000 square meters). This was followed by another supplementary agreement with the village committee of Shakengli Village, acquiring an additional tea garden spanning 800mu (approximately 533,334 square meters). However, due to the current production facilities reaching their maximum capacity and to maintain the high quality of our products, the newly acquired tea gardens will not commence operations until the completion of a new production plant.

We believe that, after the anticipated acquisition of additional tea gardens, we will have an total estimated maximum annual cultivation capacity of approximately 2,728 tons of fresh tea leaves.

We further expect that the above tea gardens and addition land lots will attain a total estimated maximum annual cultivation capacity of approximately 2,941 tons of fresh tea leaves after the completion of tea garden improvement works.

The tea garden improvement works include soil improvement work to transform the sloped land-area into terraced-area to prevent erosion and increase absorbing capacity of the soil; and construction of improvements in the tea gardens to facilitate irrigation, daily operation as well as transportation.

We expect that, after the establishment and construction of the new production plant, an estimated annual processing capacity of approximately 1,456 tons of fresh tea leaves for primarily-processed white tea and an estimated annual production capacity of approximately 1,248 tons of refined tea will be added to our production capacity.

With the expanded cultivation and production capacity, we are confident that we can take advantage of incremental additional business opportunities and the anticipated growth in the demand for tea in mainland China.

•        Purchase of four automatic production lines for production of primarily-processed white tea.    We have historically used machines and equipment which are manually operated by our employees for the production of primarily processed white tea. We intend to acquire four automatic production lines for production of primarily processed white tea at a total anticipated cost of US$0.73 million (RMB 4.90 million) using expected net proceeds from this offering. The Company expects to utilize the additional four automatic production lines to be operated concurrently with the manually operated machines that currently in use.

Each of the automatic production lines for the production of primarily processed white tea consist of a stainless steel storage tank, a conveyor, a layer spreader, wilting light, drying machine and temperature and humidity control systems.

Since we intend to emphasize the quality of our tea products, we believe that the acquisition of the four production lines is crucial to the development of the Company, as (i) the increase in production efficiency brought by the automation, and (ii) the enhancement of quality of our tea products owing to the new functions of the advanced production lines will improve our competitiveness against other market participants.

•        Purchase of an automatic production line for production of refined tea.    Apart from the purchase of four automatic production lines for primarily-processed tea noted above, we also plan to purchase an additional automatic production line for the production of our refined tea using a portion of the expected net proceeds from this offering for a total anticipated cost of approximately US$0.6 million (RMB 4.5 million). Historically, our refined tea production has been conducted by hand or manually-operated machines. We expect the automated production line to be acquired for refined tea to replace the current processing methods for more efficient production and standardized quality of our refined tea products.

The automatic production line for the production of refined tea is composed of an assortment of sorting and screening elevators and conveyors, cleaning machines, packing and system control components.

We expect that, in contrast to manual processing or processing by manually-operated machines, the new automated production line shall have the following benefits:

•        Reduce the manual works involved in the production of refined tea so that our labor force can be re-allocated to other functions;

•        Increased safety and hygiene in our production environment; and

•        Enhanced efficiencies of impurity removal.

We believe that we will be able to boost the sales of our refined tea by promoting brand recognition following this offering and our planned investments in improved processing infrastructure.

Our Products

We are principally engaged in cultivation, processing of tea leaves and the sale of primarily-processed tea and refined tea through our PRC Subsidiaries. Our products sold can be broadly categorized into: (i) primarily-processed white tea and black tea; and (ii) refined tea. In recent periods, the average selling price of our tea products increase steadily. In Fujian, the average wholesale price of primarily- processed white tea increased at a year-on-year growth rate of 3% to 30% from 2019 to 2021 while the average wholesale price of primarily-processed black tea increased at a year-on-year growth rate of 1% to 5% over the same period. The growth rate of the price of a particular product may deviate by ±5% within the same grade.

Primarily-processed white tea

White tea is made from young leaves rich in white hair which confers the tea its name. It is a lightly fermented tea and its level of fermentation is approximately 5% to 10%. Our primarily-processed white tea are made from the tea buds and leaves of (i) Fuding Dabaicha tea trees and (ii) Fuding Dahaocha tea trees.

•        Fuding Dabaicha generally have yellow green leaves and fat buds before brewing. After brewing, the tea is clear and fragrant.

•        Fuding Dahaocha generally have big leaves and thick white hair before brewing. After brewing, the tea is bright with rich pekoe flavor.

Our primarily-processed white tea can be divided into four grades based on the number of tea buds and/or leaves of the raw materials. Details of which are set forth in the following table:

Raw materials	processed into	Primarily-processed white tea
Single tea bud		Premium-grade, which has the highest value among the four grades
One tea bud with one leaf		First-grade
One tea bud with two leaves		Second-grade
One tea bud with three or more leaves		Third-grade

Primarily-processed white tea is our most successful product in terms of sales revenue, sales of which constituted the largest component of our revenue and accounted for approximately 83.2% and 82.4% of our total revenue for the fiscal years ended December 31, 2022 and 2023, respectively.

Primarily-processed black tea

Black tea is a fully oxidized tea and has a stronger flavor than white tea. It is made from the tea buds and leaves of the tea shrub after the processes of wilting, rolling, oxidation and drying. Our primary-processed black tea is made from the tea buds and leaves of (i) Jin Guanyin tea trees, (ii) Huang Guanyin tea trees, and (iii) Jin Mu Dan tea trees.

•        Jin Guanyin generally has slender and curved leaves before brewing. After brewing, the tea is generally red and clear with a rich fragrance.

•        Huang Guanyin generally has thin and straight leaves before brewing. After brewing, the tea is bright and clear with a soft fragrance.

•        Jin Mu Dan generally has fat and thick leaves before brewing. After brewing, the tea is red and bright with a rich fragrance.

Similar to primarily-processed white tea, each type of primarily-processed black tea can be further divided into four grades based on the number of tea buds and/or leaves of raw materials. Details of which are set forth in the following table:

Raw materials	processed into	Primarily-processed black tea
Single tea bud		Premium-grade, which has the highest value among the four grades
One tea bud with one leaf		First-grade
One tea bud with two leaves		Second-grade
One tea bud with three or more leaves		Third-grade

Sales of primarily-processed black tea accounted for approximately 16.7% and 15.7% of our total revenue for the fiscal years ended December 31, 2022 and 2023, respectively.

Refined tea

We first launched the production of refined tea in July 2014. To produce refined tea, the primarily-processed tea produced by our Company is further processed by sifting, winnowing, removal of branches and stalks, compressing drying and/or packaging.

Our refined white tea can be divided into four main types: (i) Bai Hao Yin Zhen); (ii) Bai Mu Dan; (iii) Gong Mei; and (iv) Shou Mei, based on the grades of primarily-processed tea from which they are made. The correlation between our primarily-processed white tea and refined white tea are as follows:

Premium-grade	Bai Hao Yin Zhen
First-grade	Bai Mu Dan
Second-grade	Gong Mei
Third-grade	Shou Mei

Our refined black tea can be divided into nine main types based on the grades and types of tea trees of the primarily-processed black tea from which they are made. The correlation between our primarily-processed black tea and refined black tea are as follows:

Primarily-processed black tea	processed into	Refined black tea
Jin Guanyin Premium-grade		Min Yun Wu Qi Jing
First-grade		Dong Feng Yun Hai Guan
Second-grade		Hong Yan Shan Shui Qing
Third-grade		See Note below
Huang Guanyin
Premium-grade	Min Yun Yin Guo Cui
First-grade	Dong Feng Yun Hai You
Second-grade	Hong Yan Xiang Man Tang
Third-grade	Note
Jin Mu Dan
Premium-grade	Min Yun Zhen Guo Xiang
First-grade	Dong Feng Yun Hai Hui
Second-grade	Hong Yan Dao Dao Xiang
Third-grade	Note

Note:    Our Company does not assign a name to the refined tea made from primarily-processed black tea of third-grade.

Our refined tea is packaged with our trademarks and , and sold to our customers in mainland China. The sales of our refined tea accounted for approximately 0.07% and 1.82% of our total revenue for the fiscal years ended December 31, 2022 and 2023, respectively.

Production of Primarily-Processed Tea and Refined Tea

Primarily-processed white tea:

The following are the major steps in producing primarily-processed white tea:

•        Picking.    After fresh tea leaves are picked from the tea gardens, our tea garden managers will transfer the fresh tea leaves to our production plant. Our staff who are responsible for quality control will monitor and inspect the quality of the fresh tea leaves at our production plant. Qualified fresh tea leaves are then weighed for record and warehousing before the processing procedure;

•        Wilting.    Picked tea leaves are processed by our wilting machine in an indoor environment with room temperature controlled at about 36 degrees Celsius. The room is equipped with fans to ensure air circulation. If our wilting machine has reached its full capacity, picked leaves will be spread on bamboo plates and left under the sun for wilting. The wilting process removes moistures and softens the leaves. It also darkens the color of tea leaves and reduces their grassy smell. The whole procedure of wilting will last for approximately 36 to 48 hours;

•        Drying.    The wilted tea leaves are then dried gradually for around 15 to 20 minutes. This drying process aims to (i) remove any residual moisture of the tea leaves, (ii) stop fermentation, (iii) prevent bacteria growth, (iv) remove any grassy taste of the leaves; and (v) create a shelf-stable leaf; and

•        Grading.    After drying, the dried white tea leaves will be divided into four grades based on the number of tea buds and leaves. The resulting primarily-processed white tea will then be ready for (i) sale to our customers, or (ii) further processing by us to produce refined tea.

Primarily-processed black tea

The following are the major steps in producing primarily-processed black tea:

•        Picking.    Similar to the production process of primarily-processed white tea, after fresh tea leaves are picked from the tea gardens, our tea garden managers will transfer the fresh tea leaves to our production plant for quality control procedure. Qualified fresh tea leaves are then weighed for record and warehousing before the processing procedure;

•        Wilting.    Picked tea leaves are processed by our wilting machine in an indoor environment with room temperature controlled at about 36 degrees Celsius. The room is equipped with fans to ensure air circulation. This procedure usually takes approximately eight to 12 hours. After the wilting process, the wilted tea leaves become soft and flexible so they can be rolled;

•        Rolling.    During the rolling process, the membranes of the leaves are broken, which allows the juices and essential oils that enable the aroma of the tea to develop. In the process of rolling, the tea leaves are cut open and the released cell fluid reacts with the oxygen in the air. Rolling also gives the leaves a curled appearance. This process takes approximately 40 to 90 minutes. The damp and lumpy leaves are then scattered with the help of an unravel machine. This procedure activates enzymes that help to initiate oxidation;

•        Full oxidation.    After rolling, the tea leaves are brought into large, cool, humid rooms where they are spread in layers of about four inches high to oxidize fully. During the oxidation process, the leaf color darkens, and the initially bitter juices mellow. This procedure usually takes approximately three to six hours;

•        Drying.    The oxidation process will be stopped at the point where the aroma and flavor of the tea leaves have fully developed. The leaves will then be heated in large ovens for approximately 30 to 40 minutes with hot air of approximately 80 to 90 degrees Celsius. This procedure makes the flavorful juices dry on the surface of the leaves and remain relatively stable until exposing to boiling water during infusion; and

•        Grading.    After drying, the dried white tea leaves will be divided into four grades based on the number of tea buds and leaves.

After completing the above procedures, the resulting primarily-processed black tea are ready for (i) sale to our customers, or (ii) further processing by us to produce refined tea.

Refined white tea

We produce refined white tea by using our primarily-processed white tea to undertake further processing steps. The following are the major steps in producing refined white tea:

•        Sifting.    Our primarily-processed tea is sifted to remove the yellow and old leaves, tea branches, dust and impurities. The sifting procedure is performed by hand or machine for approximately two to three minutes. The main purpose of sifting is to standardize the size and appearance of the primarily processed tea;

•        Removal of branches and stalks.    The branches and stalks of the screened tea leaves will be removed by hand or machine for approximately two to three minutes, to further standardize their size and appearance;

•        Compressing.    The refined tea will undergo compressing which takes approximately two to three minutes to produce compressed teas. Cake tea is one of the common types of compressed teas;

•        Drying.    Drying can remove the residual moisture in the tea leaves, enhance the color and aroma of the tea leaves and lengthen their shelf lives. The leaves will then be baked in large ovens for approximately two to three days with hot air of approximately 60 degrees Celsius; and

•        Packaging.    We package the compressed and dried tea with our trademarks and and sell to our customers in mainland China.

After processing, the refined white tea will be sold to our customers in mainland China directly.

Refined black tea

Among the approximately 7,212,000 square meters of tea gardens that we operated as of the date of this prospectus, approximately 4,562,669 square meters were used to produce white tea leaves, approximately 1,260,001 square meters were used to produce black tea leaves, the remaining 1,389,303 square meters was not cultivated as no tea trees were planted on it. The contractual management rights of the above tea gardens were able to produce a total of 2,655.85 tons and 2,529.98 tons and 2,304.69 tons fresh tea leaves for the years ended December 31, 2023 and 2022 respectively.

All of the tea gardens we operate are situated on parcels of land which are collectively owned by villagers in the relevant villages and were managed by the respective Zhaizhong and Huangbai village committees. Before entering into the contractual management rights agreement with us, the relevant village committees have obtained the consent of more than two-thirds of the members in villagers’ meetings or more than two-thirds of the villagers’ representatives in advance, and have submitted the same to the people’s government at township level for approval. Based on our understanding of PRC laws and regulations, we believe that the village committees of Zhaizhong and Huangbai Village had been properly authorized to act on behalf of all of the farmer-households in the relevant villages according to applicable laws and regulation in the PRC.

After we have commenced operations in the tea gardens, we will carry out a series of tea garden improvement works to boost agricultural capacity, which include improving irrigation system, construction of walking path within the tea garden area and increasing soil fertility.

To reduce the ecological impact that may be caused as a result of the operation of tea gardens, we have agreed with the relevant village committees that the protection forest and ecological public welfare forest surrounding the tea gardens we operate occupying an area of approximately 2,800,014 square meters in total shall be set aside as buffer area for which we are responsible for the management on voluntary basis without charge. There is a team of patrol staff in the Company who perform regular patrols in the tea gardens and the buffer area on daily basis to, among others, monitor whether there is any irregular planting or logging. The patrol team will report to management any suspicious planting or logging of trees.

We produce refined black tea by using our primarily-processed black tea to undertake further processing steps. After processing, the refined black tea has a uniform size and standardized appearance, which will be sold to our customers in mainland China. The following are the major steps in producing refined black tea:

•        Sifting.    Our primarily-processed tea are sifted by hand or machine to remove the yellow and old leaves, tea branches, dust and impurities. The sifting procedure takes approximately two to three minutes. The main purpose of sifting is to standardize the size and appearance of the primarily-processed tea;

•        Winnowing.    To further standardize the color and weight of the tea leaves, the tea leaves are then fed into the tea winnower which separates the tea leaves from impurities and differentiates them on the basis of their weight. This process takes approximately two to three minutes;

•        Removal of branches and stalks.    The branches and stalks of the screened tea leaves will be removed by hand or machine for approximately two to three minutes, for the purpose of further standardizing their size and appearance;

•        Drying.    The tea leaves are dried to remove the residual moisture and to enhance the color and aroma of the tea leaves and lengthen their shelf lives. In this process the leaves will be baked in large ovens for approximately 20 to 30 minutes with hot air of approximately 60 degrees Celsius; and

•        Packaging.    We package the resulting refined black tea with our trademarks and and sell to our customers in mainland China.

The Tea Gardens We Operate

The map below shows the location of Zherong County where we have entered into contractual management rights agreements to operate the tea gardens as of the date of this prospectus:

We have entered into contractual management rights agreements with respect to tea gardens of approximately 7,212,000 square meters in Zherong County, Ningde City in Fujian in mainland China. Located at an altitude ranging from 650 to 1,000 meters with a mid- subtropical monsoon climate, the weather in Zherong County generally humid with abundant rainfall, which is favorable for tea cultivation. In addition, the soil in Zherong County has a rich content of organic matters and moderate hydrogen ion concentration which provides suitable conditions for tea plantation.

In selecting the tea gardens, the first criteria is to look for tea gardens of suitable size and area. Our experienced operation team will also look into the health of the trees planted in the tea gardens including density, color and appearance of tea leaves, to assess whether they would remain healthy and productive in future.

For the years ended December 31, 2023 and 2022, we operated tea gardens occupying an area of approximately 7,212,000 square meters and 6,002,697 square meters which are all situated in Zhaizhong Township and Huangbai Township in Zherong County. The tea gardens situated in Zhaizhong Township produce both white tea leaves and black tea leaves while the tea gardens situated in Huangbai Township produce white tea leaves only.

Contractual Management Rights Agreements

There are three types of contractual management rights agreements which we have entered into with village committees, namely:

(i)     the Contractual Management Rights Agreement or Collective Forest Right Transfer Agreements with Zhaizhong Township;

(ii)    the Contractual Management Rights Agreement or Collective Forest Right Transfer Agreements with Huangbai Township; and

(iii)   village framework agreements relating to future contractual management rights agreement.

We currently have entered into contractual management rights agreements in relation to 14 tea gardens occupying an area of approximately 7,212,000 square meters in total in Zherong County, Ningde City in Fujian, mainland China.

We typically enter into management agreements with individual tea garden managers for a fixed term of five years in relation to the general management and maintenance of the tea gardens, such as cultivation, fertilization, trimming branches, picking of fresh tea leaves and weeding. Our tea garden managers will generally further engage local workers to provide related services. Upon the expiration of the entrusted management period stipulated in this agreement or the early termination of this agreement for cause, the tea garden managers shall conduct handover procedures with the Company within 10 days. The management agreements do not explicitly stipulate the situation of early termination of this agreement for cause, we believe the following reasons may cause the early termination of the agreement, including but not limited to: (1) if either party does not wish to renew the contract upon its expiration, the contract can be terminated.; (2) if the individual tea garden managers cannot devote all their energy to managing the tea garden, whether it is physical or mental, we may choose to hire new manager; (3) if there are better and more suitable candidates available; (4) if the tea garden managers move from their current location to a place that makes it inconvenient for them to frequently visit the tea garden; (5) if the tea garden managers are unable to continue their work in the tea garden due to illness or other reasons; or (6) if the tea garden managers do not comply with the arrangements of the Company or their implementation efforts are insufficient. The service fees that the Company shall pay to the tea garden managers for fulfilling the entrusted management obligations under this Agreement consist of (1) management fees (which are composed of 1% of the picking fees paid by the tea garden managers to the employed personnel for picking tea leaves and RMB 0.24 per kilogram of tea leaves picked by personnel to meet the requirements of the Company), (2) picking fees paid by the tea garden managers to the employed personnel for picking tea leaves, and (3) cultivation fees paid by the tea garden managers to the employed personnel for cultivation. During the entrusted management period, if the contracted tea garden suffers abnormal production reduction or other damages due to the fault of the tea garden managers, the tea garden managers shall be responsible for compensating the Company for the losses incurred. If the tea garden managers violate any provisions of this agreement, the tea garden managers shall compensate the Company for any losses suffered as a result. This agreement will not automatically renew after five years.

The Contractual Management Rights Agreements with the village committees in Zherong County

The key terms of the Contractual Management Rights Agreements or Collective Forest Right Transfer Agreements entered into between the Company and the relevant village committees in Zhaizhong Township and Huangbai Township Zherong County are summarized as follows:

	The Contractual Management Rights Agreements entered into with the village committees situated in Zhaizhong Township(1)	The Contractual Management Rights Agreements entered into with the village committees situated in Huangbai Township(2)
Contractual term:	A fixed term of 30 years	A fixed term of 30 years.
Expiration date:	Ranging from December 18, 2041 to December 22, 2043	Ranging from September 15, 2049 to January 28, 2051
Conditions precedent:	(i) obtain consent of more than two-thirds of the members in villagers’ representatives meeting; and (ii) obtain approval from the relevant government authorities.
Rights acquired:

(i) to obtain contractual management rights of the land lot; (ii) to have control over all plants above the land lot and the right to receive income generated from the sales of the plants; and (iii) to deal with the plants on the land lot including planting and logging.

Consideration for the contractual management rights:	US$1.00 (RMB10) /mu per year payable upon obtaining (i) the consent of more than two-thirds of the villagers’ representatives and (ii) approval from the relevant government authorities.

US$4,470 (RMB30,000) per mu payable upon obtaining (i) the consent of more than two- thirds of the members in villagers’ meetings or more than two-thirds of the villagers’ representatives and (ii) approval from the relevant government authorities.

Consideration for the trees:	US$1,120 (RMB7,500) per mu	N/A

	The Contractual Management Rights Agreements entered into with the village committees situated in Zhaizhong Township(1)	The Contractual Management Rights Agreements entered into with the village committees situated in Huangbai Township(2)
Termination term:

Either party has the right to notify the other party to terminate or modify this agreement if (i) due to force majeure, which makes it impossible for this agreement to be partially or wholly performed; (ii) within the validity period of this agreement, if all or part of the tea garden is expropriated or requisitioned by law. If this agreement is terminated as a result under (ii), either party shall not demand compensation from the other party due to the termination of the agreement. And if the village committee loses its legal capacity due to cancellation and other reasons, it has the right to notify the Company to terminate this agreement. If this agreement is terminated as a result, either party shall not demand compensation from the other party due to the termination of the agreement.

____________

Notes:

(1)      We have entered into the Contractual Management Rights Agreements with nine village committees situated in Zhaizhong with respect to land lots occupying an area of approximately 3,838,019 square meters in total, of which approximately 114,667 square meters in total has been returned to the relevant village committees, because the relevant land lots are protection forest or public welfare forest which under the PRC laws are not freely transferrable.

(2)      We have entered into the Contractual Management Rights Agreements and a letter of intent dated March 10, 2021 with five village committees situated in Huangbai Township with respect to land lots occupying an area of approximately 2,612,680 square meters in total.

Framework agreements in relation to the acquisition of the contractual management rights of land lots in Changguan Village Tea Garden and Shakengli Village Tea Garden

As to the Changguan Village Tea Garden and Shakengli Village Tea Garden, we have entered into a framework agreement with the village committees of Changguan Village and Shakengli Village pursuant to which the contractual management rights of approximately 2,333,345 square meters and 1,866,676 square meters of land lots, respectively, will be transferred to us within 5 years at an agreed consideration. The parties shall enter into a separate Contractual Management Rights Agreement for the specific land lots that we later identify in accordance with the terms of the framework agreement.

Changguan Village Framework Agreement

We entered into a framework agreement dated June 28, 2018 with the village committee of Changguan Village and a supplemental agreement dated March 10, 2021 (collectively referred to as the “Changguan Village Framework Agreement”) with respect to the transfer of management rights to land lots occupying approximately 2,333,345 square meters during the period from June 28, 2018 to June 27, 2023 at a total consideration of US$15.8 million (RMB105,000,000) (representing at a unit price of US$4,500 (RMB30,000) per 666.7 square meters). Pursuant to the Changguan Village Framework Agreement, we will enter into separate contractual management rights agreements with the village committee of Changguan Village to specify the particular land lots to be occupied in accordance with the terms of the Changguan Village Framework Agreement. The Changguan Village Framework Agreement provides that the agreement may be terminated or modified if, inter alia, (i) it is mutually agreed upon by both parties in writing; (ii) the occurrence of any force majeure event makes it impossible for this agreement to be partially or wholly performed, under which circumstances either party has the right to require termination or modification of this agreement; (iii) within the validity period of this agreement, all or part of the tea garden is expropriated or requisitioned by law, under which circumstances either party has the right to notify the other party to terminate or modify this agreement and neither party shall demand compensation from the other party due to the termination of the agreement; (iv) Fujian QJ loses its legal capacity due to reasons such as deregistration, under which circumstances Fujian QJ has the right to notify the other party to terminate this agreement, and neither party shall demand compensation from the other party due to the termination of the agreement; (v) within the validity period of this agreement, the village committee of Changguan Village is unable to have Fujian QJ or its designated subsidiary obtain the relevant forest rights certificates; or (vi) one party materially violates the agreement and the other party is unable to get indemnified through other measures, under which circumstances the non-defaulting party has the right to terminate this agreement.

We have paid an initial deposit of US$6.3 million (RMB42.0 million), representing 40% of the total consideration of the transfer pursuant to the Changguan Village Framework Agreement.

As of the date of this prospectus, we have entered into (i) a separate collective forest right transfer agreement dated September 19, 2019 with the village committee of Changguan Village which specified the first batch of exact land lots to be operated by the Company under the Changguan Village Framework Agreement and (ii) a letter of intent dated March 10, 2021 with the village committee of Changguan Village in relation to a proposed transfer of contractual management rights of additional land lots under the Changguan Village Framework Agreement, the details of which are as follows:

First Changguan Village Contractual Management Rights Agreement

On September 19, 2019, pursuant to the Changguan Village Framework Agreement, we entered into a collective forest right transfer agreement (the “First Changguan Village Contractual Management Rights Agreement”) with the village committee of Changguan Village with respect to management rights of Zhou Shan, An Xia and Ai Yau, which occupy an area of approximately 333,335 square meters in total for a term from September 16, 2019 to September 15, 2049. We subsequently paid US$1.6 million (RMB10.5 million) as consideration for the transfer of the management rights for total consideration of US$2.3 million (RMB15,000,000) (at a unit price of US$4,500 (RMB30,000) per 666.7 square meters) less US$675,000 (RMB4,500,000) deducted from the initial deposit.

According to the First Changguan Village Contractual Management Rights Agreement, the agreement may be terminated if, inter alia, (i) the occurrence of any force majeure event makes it impossible for this agreement to be wholly performed, under which circumstances this agreement will automatically terminate; (ii) Fujian QJ fails to pay the transfer considerations which is due for more than 30 days, under which circumstances the village committee of Changguan Village has the right to terminate the agreement; (iii) the village committee of Changguan Village breaches the agreement by interfering with or disrupting the operation of Fujian QJ and Fujian QJ is unable to maintain ordinary operation as a result, under which circumstances Fujian QJ has the right to terminate the agreement; (iv) the village committee of Changguan Village delays delivery of the tea gardens to Fujian QJ which is due for more than 30 days, under which circumstances Fujian QJ has the right to terminate the agreement; or (v) Fujian QJ causes permanent or serious damage to the transferred tea gardens, or changes the use of the tea gardens, under which circumstances the village committee of Changguan Village has the right to terminate the agreement and claim damages from Fujian QJ upon confirmation of relevant forest authorities.

Changguan Village Letter of Intent

On March 10, 2021, pursuant to the Changguan Village Framework Agreement, we entered into a letter of intent (the “Changguan Village Letter of Intent”) with the village committee of Changguan Village in relation to a proposed transfer of contractual management rights of additional land lots occupying an area of approximately 333,335 square meters at a consideration of US$2.3 million (RMB15,000,000). We have paid an initial deposit of US$675,000 (RMB4,500,000).

Pursuant to the Changguan Village Letter of Intent, the Changguan Village Letter of Intent may be terminated if (i) the master agreement expires; (ii) the parties have entered into formal agreement with respect to the transfer of the contractual management rights of the target land lots; (iii) any force majeure event occurs; (iv) Fujian QJ explicitly indicates or takes any actions which indicate that it no longer needs the target land lots; or (v) either party is aware of any potential purchaser of the target land lots or due to government, policy or legal reasons.

Shakengli Village Framework Agreement

We entered into a framework agreement dated October 25, 2018 and its supplemental agreement dated September 20, 2019 (collectively referred to as “Shakengli Village Framework Agreement”) with respect to management rights to land lots occupying approximately 1,866,676 square meters during the period from October 25, 2018 to October 24, 2023 at a total consideration of US$12.6 million (RMB84.0 million) (representing a unit price of US$4,500 (RMB30,000) per 666.7 square meters). Pursuant to the Shakengli Village Framework Agreement, we will enter into separate contractual management rights agreements with the village committee of Shakengli Village to specify the particular land lots to be occupied in accordance with the terms of the Shakengli Village Framework Agreement. The Shakengli Village Framework Agreement provides that the agreement may be terminated or modified if, inter alia, (i) it is mutually agreed upon by both parties in writing; (ii) the occurrence of any force majeure event makes it impossible for this agreement to be partially or wholly performed, under which circumstances either party has the right to require termination or modification of this agreement; (iii) within the validity period of this agreement, all or part of the tea garden is expropriated or requisitioned by law, under which circumstances either party has the right to notify the other party to terminate or modify this agreement and neither party shall demand compensation from the other party due to the termination of the agreement; (iv) Fujian QJ loses its legal capacity due to reasons such as deregistration, under which circumstances Fujian QJ has the right to notify the other party to terminate this agreement, and neither party shall demand compensation from the other party due to the termination of the agreement; (v) within the validity period of this agreement, the village committee of Shakengli Village is unable to have Fujian QJ or its designated subsidiary obtain the relevant forest rights certificates; or (vi) one party materially violates the agreement and the other party is unable to get indemnified through other measures, under which circumstances the non-defaulting party has the right to terminate this agreement.

We have paid an initial deposit of US$3.8 million (RMB25.2 million), representing 30% of the total consideration owed pursuant to the Shakengli Village Framework Agreement. As of the date of this prospectus, we have entered into a separate collective forest right transfer agreement dated September 20, 2019 with the village committee of Shakengli Village which specified the first batch of exact land lots to be operated by the Company under the Shakengli Village Framework Agreement, the details of which are as follows:

First Shakengli Village Contractual Management Rights Agreement

On September 20, 2019, we entered into a contractual management rights agreement (the “First Shakengli Village Contractual Management Rights Agreement”) with the village committee of Shakengli Village with respect to management rights of Gang Liang, Dui Mian Shan and Huang Bo Ting, which occupy an area of approximately 333,335 square meters in total for a term from September 16, 2019 to September 15, 2049.

According to the First Shakengli Village Contractual Management Rights Agreement, the agreement may be terminated if, inter alia, (i) the occurrence of any force majeure event makes it impossible for this agreement to be wholly performed, under which circumstances this agreement will automatically terminate; (ii) Fujian QJ fails to pay the transfer considerations which is due for more than 30 days, under which circumstances the village committee of Shakengli Village has the right to terminate the agreement; (iii) the village committee of Shakengli Village breaches the agreement by interfering with or disrupting the operation of Fujian QJ and Fujian QJ is unable to maintain ordinary operation as a result, under which circumstances Fujian QJ has the right to terminate the agreement; (iv) the village committee of Shakengli Village delays delivery of the tea gardens to Fujian QJ which is due for more than 30 days, under which circumstances Fujian QJ has the right to terminate the agreement; or (v) Fujian QJ causes permanent or serious damage to the transferred tea gardens, or changes the use of the tea gardens, under which circumstances the village committee of Shakengli Village has the right to terminate the agreement and claim damages from Fujian QJ upon confirmation of relevant forest authorities.

We subsequently paid a US$1.6 million (RMB10.5 million) as partial consideration for the transfer of the management rights in the amount of US$2.3 million (RMB15.0 million) (at a unit price of US$4,500 (RMB30,000) per 666.7 square meters) less US$675,000 (RMB4,500,000) deducted from the initial deposit of US$3.8 million (RMB25.2 million).

Forest rights certificates of the tea gardens we operate

Among the 14 tea gardens occupying a total area of approximately 7,212,000 square meters, we have obtained forest rights certificates issued by the Forestry Bureau of Zherong County or the immovable property rights certificates issued by the Natural Resources Bureau of Zherong County (collectively referred to the “Forest Rights Certificate”) for approximately 2,269,344 square meters of the tea gardens.

The tea gardens we operate without forest rights certificates

Among our 14 tea gardens, approximately 4,942,667 square meters are without forest rights certificates. According to PRC laws, because the relevant land lots are owned collectively by the villagers, any application for forest rights certificate requires the consent of the villagers. However, forest rights registration was not common in the past and villagers generally are not motivated to assist us in handling the cumbersome registration procedures.

We have communicated with the People’s Government of Zherong County and the Forestry Bureau of Zherong County in relation to the transfer of contractual management rights. On July 5, 2016, we received a letter issued by the People’s Government of Zherong County which confirms that the tea trees planted our contracted land lots are legally owned by the Company. We believe that the contractual management rights agreements which we have entered into with the village committees are legally binding, valid and enforceable and that the People’s Government of Zherong County is a competent authority to issue the confirmation letter.

Our management and board of directors believe that there had previously been no incentive for village committees to apply for the registration of the contractual management rights because:

(i)     the registration process is not compulsory;

(ii)    nonregistration does not affect their right to possess, use and derive income from the cultivated land, forest land and grassland; and

(iii)   the registration will incur costs.

With the implementation of the Civil Code in January 2021, a registration authority for immovable property is not allowed to require an applicant to conduct evaluation of the immovable property and is not allowed to act outside of its duties; accordingly, we believe that the cost to register immovable property registration has been reduced.

Furthermore, pursuant to Notice of the General Office of the State Council on Compressing Immovable Property Registration Processing Time, the requirements for registration of forest rights certificates have been unified and simplified by the end of 2019 and there were certain amendments in the rules and regulations that have shortened the registration process for forest rights (which are now referred to as immovable property rights. With the online registration system for immovable property is fully implemented in most cities in mainland China, we have since managed to convince the relevant village committees to assist in the registration.

We therefore submitted, with the assistance from the relevant village committees, applications with the Zherong County Immovable Property Registration Centre in respect of transfer of forest rights of approximately 2,054,000 square meters of tea gardens in 2021, of which, we have obtained the immovable property rights certificates with respect to 702,000 square meters of tea gardens, which are not included in the 4,942,667 square meters of tea gardens that are currently without forest rights certificates, and we fail to obtain immovable property rights certificates with respect to 1,352,000 square meters of tea gardens which are included in the 4,942,667 square meters of tea gardens that are currently without forest rights certificates.

We have been advised by our PRC counsel Jingtian & Gongcheng that the Zherong County Immovable Property Registration Centre will not approve our applications if our application violates any law or administrative regulation or there are any unresolved title disputes, as well as certain other circumstances. Our PRC counsel has also informed us that, in their opinion, the Zherong County Immovable Property Registration Centre will accept our application under the condition that the Title Investigation Report and any other documents required for the registration are submitted by us.

Additional Collective Forest Right Transfer Agreements

The forest rights transferred for the following tea gardens and additional land lots cover a total area of approximately 1,946,010 square meters and an addition of a total estimated maximum annual cultivation capacity of approximately 819.7 tons of fresh tea leaves in 2022 with a maximum of estimated daily cultivation capacity of approximately 6.4 tons and 10.3 tons of fresh tea leaves for spring harvest and autumn harvest respectively. We further expect that the above tea gardens or additional land lots will attain a total estimated maximum annual cultivation capacity of approximately 862.5 tons of fresh tea leaves in 2023 with a maximum of estimated daily cultivation capacity of approximately 6.9 tons and 10.8 tons of fresh tea leaves for spring harvest and autumn harvest respectively, after the completion of tea garden improvement works in 2023 and which shall be funded by utilizing our internal resources.

Ruanling Village Collective Forest Right Transfer Agreement

On August 20, 2020, we entered into a collective forest right transfer agreement (the “Ruanling Village Collective Forest Right Transfer Agreement”) with the village committee of Ruanling Village with respect to collective forest right situated in Ruanling Village occupying an area of approximately 542,003 square meters for total consideration of US$3.7 million (RMB24,390,000). We have now paid the full amount of the total consideration. We have since commenced production on the contracted Ruanling Village land lots. The forest right transfer under Ruanling Village Collective Forest Right Transfer Agreement is valid for a fixed term of 30 years commencing from August 20, 2020 and ending on August 19, 2050 and we have not obtained the forest right transfer certificates for these land lots.

According to the Ruanling Village Collective Forest Right Transfer Agreement, the agreement may be terminated if, inter alia, (i) the occurrence of any force majeure event makes it impossible for this agreement to be wholly performed, under which circumstances this agreement will automatically terminate; (ii) Fujian QJ fails to pay the transfer considerations which is due for more than 30 days, under which circumstances the village committee of Ruanling Village has the right to terminate the agreement; (iii) the village committee of Ruanling Village breaches the agreement by interfering with or disrupting the operation of Fujian QJ and Fujian QJ is unable to maintain ordinary operation as a result, under which circumstances Fujian QJ has the right to terminate the agreement; (iv) the village committee of Ruanling Village delays delivery of the tea gardens to Fujian QJ which is due for more than 30 days, under which circumstances Fujian QJ has the right to terminate the agreement; or (v) Fujian QJ causes permanent or serious damage to the transferred tea gardens, or changes the use of the tea gardens, under which circumstances the village committee of Ruanling Village has the right to terminate the agreement and claim damages from Fujian QJ upon confirmation of relevant forest authorities.

Xiaping Village Collective Forest Right Transfer Agreement

On August 20, 2020, we entered into a collective forest right transfer agreement (the “Xiaping Village Collective Forest Right Transfer Agreement”) with the village committee of Xiaping Village with respect to collective forest right which occupies an area of approximately 204,001 square meters for an aggregate consideration of US$1.4 million (RMB9,180,000). We have now paid the full amount of the total consideration. We have since commenced production on the contracted Xiaping Village land lots. The forest right transfer under Xiaping Village Collective Forest Right Transfer Agreement is valid for a fixed term of 30 years commencing from August 20, 2020 and ending on August 19, 2050 and we have not obtained the forest right transfer certificates for these land lots.

According to the Xiaping Village Collective Forest Right Transfer Agreement, the agreement may be terminated if, inter alia, (i) the occurrence of any force majeure event makes it impossible for this agreement to be wholly performed, under which circumstances this agreement will automatically terminate; (ii) Fujian QJ fails to pay the transfer considerations which is due for more than 30 days, under which circumstances the village committee of Xiaping Village has the right to terminate the agreement; (iii) the village committee of Xiaping Village breaches the agreement by interfering with or disrupting the operation of Fujian QJ and Fujian QJ is unable to maintain ordinary operation as a result, under which circumstances Fujian QJ has the right to terminate the agreement; (iv) the village committee of Xiaping Village delays delivery of the tea gardens to Fujian QJ which is due for more than 30 days, under which circumstances Fujian QJ has the right to terminate the agreement; or (v) Fujian QJ causes permanent or serious damage to the transferred tea gardens, or changes the use of the tea gardens, under which circumstances the village committee of Xiaping Village has the right to terminate the agreement and claim damages from Fujian QJ upon confirmation of relevant forest authorities.

Youjiabian Village Collective Forest Right Transfer Agreement

On January 29, 2021, we entered into a collective forest right transfer agreement (the “Youjiabian Village Collective Forest Right Transfer Agreement”) with the village committee of Youjiabian Village with respect to collective forest right occupying an area of approximately 866,671 square meters for an aggregate consideration of US$5.9 million (RMB39.0 million). We have now paid the full amount of the total consideration. The forest right transfer under Youjiabian Village Collective Forest Right Transfer Agreement is valid for a fixed term of 30 years commencing from January 19, 2021 and ending on January 28, 2051 and we have not obtained the forest right transfer certificates for these land lots.

According to the Youjiabian Village Collective Forest Right Transfer Agreement, the agreement may be terminated if, inter alia, (i) the occurrence of any force majeure event makes it impossible for this agreement to be wholly performed, under which circumstances this agreement will automatically terminate; (ii) Fujian QJ fails to pay the transfer considerations which is due for more than 30 days, under which circumstances the village committee of Youjiabian Village has the right to terminate the agreement; (iii) the village committee of Youjiabian Village breaches the agreement by interfering with or disrupting the operation of Fujian QJ and Fujian QJ is unable to maintain ordinary operation as a result, under which circumstances Fujian QJ has the right to terminate the agreement; (iv) the village committee of Youjiabian Village delays delivery of the tea gardens to Fujian QJ which is due for more than 30 days, under which circumstances Fujian QJ has the right to terminate the agreement; or (v) Fujian QJ causes permanent or serious damage to the transferred tea gardens, or changes the use of the tea gardens, under which circumstances the village committee of Youjiabian Village has the right to terminate the agreement and claim damages from Fujian QJ upon confirmation of relevant forest authorities.

Property, Plants, and Equipment

Owned Property

The Company does not own any real property.

Leased Land

On March 3, 2015, we entered into a tripartite agreement (agricultural and facility usage) with the People’s Government of Zherong County and Houlong Village Committee of Zhaizhong Township for a term of 20 years commencing from February 1, 2015 to January 31, 2035 in respect of the tenancy of a land of approximately 2,268 square meters located in Houlong Village, Zhaizhong Township, Zherong County.

We entered into a further lease agreement dated December 29, 2016 with the Houlong Village Committee of Zhaizhong Township, Zherong County in respect of the same tenancy for a term of 20 years commencing from January 1, 2017 to April 1, 2043 at an annual rental of US$5,400 (RMB36,000) which may be incremented by no more than 10% every three years. The lease agreement was further amended on January 4, 2017 pursuant to which the expiry date of term was changed to January 31, 2035. The leased land is primarily used for production of tea products.

Leased Property

On March 30, 2020, we entered into a lease agreement with Houlong Village Committee of Zhaizhong Township for a lease of a property located at Houlong Tea Garden, Zhaizhong Township, Zherong County, Fujian, with an area of approximately 1,220 square meters, for a term of ten years commencing from April 1, 2020 to March 31, 2030 at an annual rental of US$2,250 (RMB15,000). The property is primarily used as our production plant which allows us to minimize the potential damage to the tea leaves during transit and ensure their quality. As at the date of this prospectus, we had one automatic production line in operation which is generally used for the processing of primarily-processed black tea.

We have a set of comprehensive repair and maintenance procedures for our machinery and equipment. We have designated staff to perform inspection, cleaning, regular check-up, maintenance and replacing worn parts and components of the machinery and equipment before and after the tea harvest and production seasons. We have not experienced any incident of equipment or machinery breakdowns that materially affects our production capacity.

We operated one retail store located at No. 48, Xianyu Road, Zherong County, Ningde City, Fujian with an area of approximately 339 square meters. The premises for the retail store are leased from an independent third party. Our retail store principally serves as a point of sales of our refined tea products and one of our offices. The five-year term commenced April 10, 2023 and expires on April 9, 2028 and provides for an annual rental of US$12,300 (RMB82,000).

The Company has obtained a certificate issued by the Bureau of Agriculture and Rural Affairs of Zhe Rong County, the competent authority for agricultural land for facilities, “From the establishment of the enterprise to the date of this certificate, the enterprise has been complying with national and local laws, rules, regulations and regulations relating to agricultural and rural management and quality and safety of agricultural products Normative documents. The enterprise and the villagers committee of the area under the jurisdiction of the Bureau signed the contract agreement of the mountain tea plantation, collective forest rights transfer contract, the contract transfer agreement of the mountain tea plantation, land lease agreement, etc., are legal and valid, and the enterprise has used the land (including forest land and facilities agricultural land) and forest resources in accordance with the provisions of relevant laws and regulations and the requirements of the relevant agreements, the enterprise does not violate national and local agricultural and rural management and agricultural products quality and safety related laws, regulations and normative documents. There is no record of violation of national and local laws, regulations, rules and normative documents related to agricultural and rural management and agricultural product quality and safety by the enterprise, and there is no third party report and violation of national and local laws, regulations, rules and normative documents related to agricultural and rural management and agricultural product quality and safety as determined by our unit, and there is no case of being filed, investigated, rectified or punished by our unit”, confirming that the company has been in compliance with applicable law with respect to the automatic production line.

Key Customers

All our revenue has historically been principally derived from the sale of our tea products in mainland China. We sell our tea products primarily to tea business operators in mainland China, which is consistent with industry norms. We understand that the tea business operators typically further process or package our tea products before they sell them to end-user customers and other downstream tea business operators, and we have no direct contractual relationship with any of such downstream customers. To a lesser extent, we also sell our products through direct sales to end-user customers in mainland China for their own consumption.

Our top five customers

For the fiscal years ended December 31, 2022 and 2023, sales to our largest customer accounted for approximately 9.46%, and 8.86% of our total revenue, respectively. For the same periods, our top five customers combined accounted for approximately 40.53% and 39.29%, respectively, of our total revenue. For details, please refer to the paragraph headed “Risk Factors — Risks Related to our Business — A large portion of our revenue was generated from our top five customers and we do not have long-term contracts with our top five customers and changes in our relationships with our top five customers and changes in our relationship with our top five customers, or in the trade terms with these customers, may reduce our sales and profits” in this prospectus.

For the period ended December 31, 2023, our top five customers were:

1.      Fujian Yiyuan Hong Tea Industry Technology Co., Ltd.;

2.      Ningde Fengyuan Ecological Agriculture Technology Co., Ltd;

3.      Wuyishan GuYan YunWu Tea Trading Company;

4.      Fujian Anxi Shuntian Tea Company Ltd; and

5.      Fengze District Yuexin Tea Company.

For the year ended December 31, 2022, our top five customers were:

1.      Fujian Pingfu Tea Company Ltd.;

2.      Fujian Anxi Shuntian Tea Company Ltd;

3.      Fujian Yiyuan Hong Tea Industry Technology Co., Ltd;

4.      Ningde Fengyuan Ecological Agriculture Technology Co., Ltd; and

5.      Wuyishan GuYan YunWu Tea Trading Company.

None of our top five customers were related parties and we had no material relationships with these customers aside from arms-length commercial sales.

We believe that our business model is sustainable and we are not reliant on any single customer despite such customer concentration due to the following reasons:

1.      mainland China remains a fast-growing market;

2.      We are able to expand our customer base if our production capacity is increased;

3.      We are able to expand our customer base if we can implement our business strategy of uplifting the sales of our refined tea products;

4.      Customer concentration is common in our industry; and

5.      The reliance between our top five customers and us is mutual and complementary.

None of our tea business operators are related parties and all operate independently from our Company. For the years ended December 31, 2022 and 2023, substantially all of our total revenue were generated by way of sales to tea business operators.

We have historically entered into framework agreements with our largest tea business operator customers who want to ensure that they are able to purchase large quantity of our tea products during the year and maintain strong buyer-seller relationships with us. During the year, they purchase our products by placing an individual purchase order with us specifying the type and quantity of products they want from time to time. We have not experienced any material breaches of any of the framework agreements and we did not have any material dispute or claim with any of our tea business operator customers.

Our customer framework agreements typically have a one-year term with no geographic or other exclusivity provisions. Our framework agreements do not contain minimum sales targets. Payment of 30% of the purchase price is due prior to delivery and we generally require final payment 60 days following delivery of our tea products. Pricing is determined via purchase order at the time of purchase rather than within the framework agreement itself. Our customers bear the cost of product delivery.

Key Suppliers

Our major suppliers include (i) individual tea garden managers who are responsible for the general management and maintenance of the tea gardens we operate and (ii) suppliers of raw materials which are mainly comprised of fertilizers.

The services provided by our tea garden managers include general management and maintenance of the tea gardens, such as cultivation, fertilization, cropping branches, picking of fresh tea leaves and weeding. Our tea garden managers will normally further engage local workers to assist with cultivation, fertilization, cropping of branches, picking of fresh tea leaves and weeding when necessary.

We generally select our major suppliers through tender invitation and evaluate their suitability based on a number of factors. For our raw materials suppliers, we generally select them based on the type and quality of the raw materials offered, pricing, business reputation, our previous cooperation experience with them, their location and supply stability. All of our suppliers are located in Fujian Province.

For the fiscal years ended December 31, 2022 and 2023, purchases from our largest supplier accounted for approximately 5.41%, and 11.36% of our total purchase amount, respectively. For the same periods, purchases from our top five suppliers accounted for approximately 16.83% and 35.46% of our total purchase amount, respectively.

For the period ended December 31, 2023, our top five suppliers were:

1.      You Chengtuan;

2.      Peng Fawang;

3.      Wu Wensheng;

4.      Ye Xiuling; and

5.      Quanzhou City New Age Agricultural Technology Advisory Services Co., Ltd.

For the year ended December 31, 2022, our top five suppliers were:

1.      Quanzhou City New Age Agricultural Technology Advisory Services Co., Ltd.;

2.      You Chengtuan;

3.      Peng Fawang;

4.      Wu Wensheng; and

5.      Ye Xiuling.

As of the date of this prospectus, our top five suppliers have each maintained business relationship with us for at least three years. We have not had any material dispute with or experienced any material shortage or delay in our supply from our suppliers.

Seasonality

The sales of our products are subject to seasonality. We generally record high sales after the commencement of our spring and autumn harvests, namely for the period from March to October. Our sales in the period from April to December in each of the years ended December 31, 2022 and 2023 accounted for approximately 100.0% and 100% of our total revenues in the respective periods.

Marketing and Competition

Our sales and marketing team is comprised of eight full-time staff. Our sales and marketing team holds regular meetings to review the sales performance, gather information on market trends and devise strategies accordingly. In order to maintain amicable relationships with our existing customers, we conduct phone interviews to gather feedback and complaints, if any, on our products. To attract new customers, we regularly send our sales personnel to the local tea wholesale market in Ningde City during the peak season to promote our tea products and brand to tea traders. In addition, our sales and marketing team makes phone calls to promote our products and send samples of our tea products to potential customers. We also have historically advertised through television to reach our potential customers from all over mainland China.

We operated one retail store in Zherong County, Ningde City. The premises for the retail store are leased from an independent third Party. Our retail store principally serves as a point of sales of our refined tea products.

The tea industry in mainland China is a fragmented market with a large number of players. In 2020, the tea industry in mainland China is relatively competitive with more than 50,000 participants, while the white tea industry has approximately 1,000 participants, and most of them are small and medium-sized enterprises. However, we believe that our vertically integrated business model covering cultivation, primary processing of tea leaves and the wholesale of primarily processed tea, as well as the sale of refined tea, distinguishes us from other tea product suppliers in mainland China. We believe industry know-how, relevant experience, possession of quality tea garden resources, the ability to produce in large-scale with mechanization are the key success factors of a tea company.

Intellectual Property

We have registered five trademarks in mainland China and five trademarks in Hong Kong. We are the owner of one domain name, mdhtea.cn. The contents of that domain name are not a part of this prospectus. There have been no material disputes or infringements in connection with our intellectual property rights pending or threatened against the Company which could have a material adverse effect on our operations or financial performance. Set forth below is a detailed description of our registered trademarks:

No	Country	Trademark No.	Trademark	Publication Date	International classification	Trademark Validity Period
1	mainland China	25062008		2018-07-07	30	10 years
2	mainland China	25062018		2018-06-28	30	10 years
3	mainland China	17120774		2016-12-07	30	10 years
4	mainland China	10168616		2013-01-07	30	10 years
5	mainland China	12450707		2014-09-21	35	10 years

No	Country	Trademark No.	Trademark	Publication Date	International classification	Trademark Validity Period
6	HK	304928950		2019-05-17	16, 30	10 years
7	HK	304928978		2019-05-17	16, 30	10 years
8	HK	304928987		2019-05-17	16, 30	10 years
9	HK	304928996		2019-05-17	16, 30	10 years
10	HK	304928969		2019-05-17	16, 30	10 years

Employees

As of the date of this prospectus, we had 70 employees in mainland China. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

Function	Number of employees
Management	3
Tea Garden Management	7
Tea Garden Patrolling	38
Production	6
Quality Control	2
Procurement	1
Sales and marketing	7
Warehouse	2
Finance	4
Total	70

We have provided our employees with social welfare schemes covering pension insurance, medical insurance, unemployment insurance, work injury insurance and maternity insurance in accordance with applicable PRC laws and regulations. We have also provided our employees in mainland China with the social welfare programs covering housing provident funds in accordance with the applicable PRC laws and regulations.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

PRC REGULATION

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration of Foreign Exchange, or SAFE, the Ministry of Commerce, or MOFCOM, the National Development and Reform Commission, or NDRC, the State Administration for Market Regulation, or SAMR, formerly known as the State Administration for Industry and Commerce, or SAIC, the Ministry of Civil Affairs, or MCA, and their respective authorized local counterparts.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in the PRC.

The operational and legal risks associated with being based in and having operations in China would also apply to any operations in Hong Kong and Macau, which are governed by the applicable basic law and operate under difference sets of laws from mainland China, except for laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong or Macau.

Regulation Relating to Foreign Investment

All limited liability companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the Standing Committee of the National People’s Congress on October 26, 2018. However, on December 24, 2021, the Standing Committee of the National People’s Congress issued the Company Law of the People’s Republic of China (Draft for Comments). On December 29, 2023, the Standing Committee of the National People’s Congress released the Company Law of the People’s Republic of China (2023 revised version) (the “Revised Company Law”) which will be effective on July 1, 2024. The Revised Company Law further stipulates the establishment and withdrawal of the company, the organizational structure and the capital system of the company and strengthens the responsibilities of shareholders and management personnel and Corporate Social Responsibility. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) on December 27, 2021, which became effective on January 1, 2022. The 2021 Negative List replaced the Special Administrative Measures for the Access of Foreign Investment (2020 Version) (the “2020 Negative List”) and serves as one of the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. Those industries not set out on the 2021 Negative List shall be classified as industries permitted for foreign investment. None of our businesses are on the 2021 Negative List, nor on the 2020 Negative List. Therefore, the Company is able to conduct its business through its wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was adopted by the second meeting of the 13th National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26, 2019, the State Council promulgated Regulation for Implementing the Foreign Investment Law of the People’s Republic of China (the “Regulation”), which became effective on January 1, 2020.

The Foreign Investment Law and the Regulation apply the administrative system of pre-entry national treatment plus negative list to foreign investment and provide that the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest. Specifically, the special administrative measures to be implemented are the restricted and prohibited industry categories as well as encouraged industry categories having shareholding and executive management requirements prescribed in the 2021 Negative List.

Regulation Relating to Wholly Foreign-owned Enterprises

The abovementioned Company Law of the People’s Republic of China provides that companies established in the PRC may take the form of company of limited liability or company limited by shares. Each company has the status of a legal person and owns its assets itself. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

The Foreign Investment Law replaced Law of the People’s Republic of China on Wholly Foreign-owned Enterprises. It stipulates that the PRC implements a system of pre-entry national treatment plus negative list for the administration of foreign investment. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in market access negative list for foreign investment shall satisfy the conditions stipulated in such negative list. The PRC policies supporting enterprise development are equally applicable to foreign-invested enterprises. The PRC does not impose expropriation on foreign investment unless under special circumstances, where if it requires imposing expropriation on foreign investment due to the need of public interest, expropriation shall be imposed according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law. Overall, The Foreign Investment Law establishes the clear principle of applying national treatment to FIEs except those engaged in industries on the 2021 Negative List. Since our current and planned business is not on the 2021 Negative List, to the best of our knowledge, it will not create any material adverse effect to our Company’s business.

Regulations Relating to Intellectual Property

Copyright

Mainland China has adopted comprehensive legislation governing intellectual property rights, including trademarks and copyrights. Mainland China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the WTO in December 2001.

Trademark

According to the Trademark Law of the People’s Republic of China, promulgated by the SCNPC in August 1982, and amended in 1993, 2001, 2013 and 2019 respectively, the Trademark Office of the SAMR is responsible for the registration and administration of trademarks and the Trademark Review and Adjudication Committee established by the SAMR is responsible for resolving trademark disputes in mainland China. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. In April 2014, the State Council issued the revised Implementation of the Trademark Law, which specified the requirements of applying for trademark registration and review.

Patent

According to the Patent Law of the People’s Republic of China promulgated by the SCNPC in 1984 and amended in 1992, 2000, 2008 and 2020, respectively, the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001, last amended on December 11, 2023 and became effective from January 20, 2024 and the Transitional Measures for the Implementation of the Revised Patent Law and its Implementation Rules and Relevant Examination Business Processing issued by the China National Intellectual Property Administration on December 21, 2023 and implemented on January 20, 2024, a patentable invention or a utility model must meet three criteria: novelty, inventiveness and practicability. A patent is valid for a twenty-year term for an invention and a fifteen-year term for a design patent filed on or after June 1, 2021 and a ten-year term for a design patent filed no later than May 31, 2021 and a utility model, starting from the application date.

Domain Names

In August 2017, the MIIT promulgated the Administrative Measures on Internet Domain Names, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the top-level domain name “.cn”.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in mainland China, all as amended from time to time, and their respective implementing rules, including but not limited to the Administrative Provisions on Foreign Exchange in Domestic Direct Investment by Foreign Investors, and the Notice of the State Administration on Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment. Under such laws and regulations, the increase of registered capital shall both be registered with SAMR and SAFE. Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in mainland China for regulatory purpose, which is subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange. Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE.

Regulations Relating to Foreign Exchange

Pursuant to the Foreign Exchange Administration Regulations, as amended in August 2008, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, unless SAFE’s prior approval is obtained and prior registration with SAFE is made. In May 2013 SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles or the SAFE Circular 37, promulgated by SAFE and which became effective on July 4, 2014, (a) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or Overseas Special Purpose Vehicles (SPV), that is directly established or controlled by the PRC Resident for the purpose of conducting investment or financing; and (b) following the initial registration, the PRC Resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change of the Overseas SPV’s PRC Resident shareholder(s), name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division. Pursuant to SAFE Circular 37, failure to comply with these registration procedures may result in penalties.

Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or the SAFE Notice 13, which was promulgated on February 13, 2015 and with effect from June 1, 2015, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks.

Regulations Relating to Dividend Distributions

According to the PRC Company Law and Foreign Investment Law, each of our PRC Subsidiaries, as a foreign invested enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between mainland China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Regulations Relating to Overseas Listings

On December 24, 2021, the CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”).

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulates both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. The Trial Administrative Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. On February 17, 2023, the CSRC also issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the Overseas Offering Administration Notice, pursuant to which, on or prior to the effective date of the Trial Administrative Measures, domestic companies that have already submitted valid applications for overseas securities offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may arrange the timing for submitting their filing applications with the CSRC in a reasonable manner, and must complete the filing before the completion of their overseas securities offering and listing. Pursuant to the Trial Administrative Measures and the Overseas Offering Administration Notice, we are required to complete the filing procedures with the CSRC before completion of this offering. However, it is uncertain as to when we will, and whether we will be able to complete the filing procedures with the CSRC. According to the Trial Administrative Measures, the CSRC will conclude the filing procedures and publish the filing results on the CSRC website within 20 working days after receiving the filing materials if the filing materials are complete and comply with the stipulated requirements. However, during the filing process, the CSRC may request the Company to provide additional documents or may consult with competent authorities, the time for which will not be counted in the 20 working days. We submitted the required filing to the CSRC on September 6, 2023, and as of the date of this prospectus, we have received from the CSRC the notification on our completion of the required filing procedures dated January 24, 2024 for this offering.

In August 2006, six PRC regulatory authorities, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC entities or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such Overseas SPV’s securities on an overseas stock exchange under certain circumstances.

Based on our understanding of current PRC laws and regulations, our corporate structure and arrangements are not subject to the M&A Rules. However, our PRC counsel Jingtian & Gongcheng has advised us that there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

Regulations Relating to Employment

The Labor Law of the People’s Republic of China, or the Labor Law, which became effective in January 1995 and was amended in 2018, and the Employment Contract Law of the People’s Republic of China, or the Employment Contract Law, effective in January 2008 and amended in 2012, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Employers must pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training on workplace safety. In September 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which became effective immediately and interprets and supplements the provisions of the Employment Contract Law.

Under the Employment Contract Law, an employer shall limit the number of dispatched workers so that they do not exceed a certain percentage of its total number of workers. In January 2014, the MOHRSS issued the Interim Provisions on Labor Dispatching, which became effective in March 2014, pursuant to which it provides that the number of dispatched workers used by an employer shall not exceed 10% of the total number of its employees and the dispatched workers.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Administrative Provisions on Registration of Social Insurance and the Administrative Regulations on the Housing Provident Fund. Pursuant to these laws and regulations, enterprises in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans. Failure to comply with such laws and regulations may result in various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund regulatory authorities.

The Company has obtained a compliance letter from the social security and provident fund authorities confirming that the Company has made normal social security and provident fund payments. The Company’s failure to make full social security and provident fund payments for its employees in accordance with relevant PRC laws and regulations is subject to the risk of being ordered to make retroactive payments, pay late payment fees and impose fines.

Regulations Relating to Environmental Protection

Environmental Protection Law

In accordance with the Administrative Regulations on Environmental Protection of Construction Projects promulgated by the State Council on November 29, 1998, last amended on July 16, 2017 and implemented from October 1, 2017, the PRC practices a system that evaluates the environmental impact of a construction project. A construction unit should submit an environmental impact report or environmental impact statement before the commencement of the construction project for approval or submit the environmental impact registration form in accordance with the requirement of environmental protection administrative department of the State Council for record. Besides, after the completion of the construction project as prepared in the environmental impact report and the environmental impact statement, the construction unit should inspect and accept the environmental protection facilities for a project and prepare an acceptance report in compliance with the standards and procedures stipulated by the environmental protection administrative department. For construction projects which are built in phases, put into production or use in phases, its corresponding environmental protection facilities shall be inspected and accepted in phases.

The Environmental Protection Law of the PRC, or the Environmental Protection Law, was promulgated and effective on December 26, 1989, and most recently amended on April 24, 2014. This Environmental Protection Law has been formulated for the purpose of protecting and improving both the living environment and the ecological environment, preventing and controlling pollution, other public hazards and safeguarding people’s health.

According to the provisions of the Environmental Protection Law, any entity which discharges or will discharge pollutants during the course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise, vibrations, electromagnetic radiation, and other hazards produced during such activities.

The Environmental Protection Law makes it clear that the legal liabilities of any violation of such law include warning, fine, rectification within a time limit, compulsory cease operation, compulsory shutout or closedown, or even criminal punishment.

As of the date of this prospectus, we are not aware of any warning, investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor have we been punished or can foresee any punishment to be made by any government authorities of the PRC.

Regulations Relating to Agricultural Production Records

According to the Law of the People’s Republic of China on the Quality and Safety of Agricultural Products (the “Produce Safety Law”) promulgated on April 29, 2006 with the last amendment taking effect on September 2, 2022, agricultural products processing enterprises, specialized farmers’ cooperatives, and socialized agricultural service organizations shall establish records (the “Production Records”) on the production of agricultural products to faithfully record the following matters: (i) the names, sources, usage, and dosage of agricultural inputs used and dates of using and stopping using such agricultural inputs; (ii) the occurrence and prevention and control of animal epidemic diseases, crop diseases and insect pests; (iii) the dates of harvest, slaughter or fishing; records on the production of agricultural products shall be preserved for at least two years. The Produce Safety Law also provides that where an agricultural products processing enterprise, specialized farmers’ cooperative, or socialized agricultural service organization fails to establish or preserve the records in accordance with the provisions of the Produce Safety Law, or forges or alters the records, the agriculture and rural affairs department of the local government at or above the county level will order it to make corrections within a specified period, failing which may result in imposition of a fine of not less than RMB2,000 but not more than RMB20,000.

Regulations Relating to Food Packaging Labels

The Company has obtained a compliance letter from the competent authorities confirming that the Company has not violate the laws and regulations in respect of market supervision and management and other aspects, and there is no situation where the Company was punished for violating laws, regulations and normative documents in respect of quality and technical standards. According to “Food Safety Law of the People’s Republic of China” Article 67, prepackaged food packaging should have labels. The label should indicate the following matters: (a) the name, specifications, net content, production date; (b) ingredients or ingredients list; (c) the name of the producer, address, contact information; (d) shelf life; (e) product standard code; (f) storage conditions; (g) the use of food additives in the national standard common name; and (h) production license number. The Company did not mark the necessary information on the tea product labels with the necessary information, and there is a risk of being punished by the competent authorities.

Regulations Relating to Customer Rights Protection

The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

Regulations Relating to Tax in the PRC

Income Tax

The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside mainland China with “de facto management bodies” within mainland China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident

Enterprises, or the Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7, to supersede existing provisions in relation to the indirect transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Circular 7 introduces a new tax regime that is significantly different from that under Circular 698. SAT Circular 7 extends its tax jurisdiction to capture not only indirect transfers as set forth under Circular 698 but also transactions involving transfer of immovable property in mainland China and assets held under the establishment, and placement in mainland China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Circular 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. The SAT Circular 37 superseded the Non-resident Enterprises Measures and SAT Circular 698 as a whole and partially amended some provisions in SAT Circular 24 and SAT Circular 7. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, which became effective on January 1, 1994 and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC territory are VAT taxpayers. On March 20, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepen the Reform of Value-Added Tax, pursuant to which with respect to VAT taxable sales or imported goods of a VAT general taxpayer, the originally applicable VAT rate of 16% shall be adjusted to 13% and the originally applicable VAT rate of 10% shall be adjusted to 9%.

Laws and Regulations Relating to Land Use

Overview of relevant PRC Laws and Regulations on Land Use Rights

Pursuant to relevant PRC land laws and stipulations, there are two kinds of land in mainland China: 1) collectively owned land, which is normally owned by the farmers or village for agricultural use; and 2) state owned land. Allocated land are land rights granted by the Chinese government to an entity for a particular purpose (e.g., civil infrastructure, military, public welfare etc.). These allocated rights must be used for the specified purpose and cannot be transferred, leased or mortgaged except otherwise provided by applicable laws. Granted land, on the other hand, is paid for and can be used for commercial and industrial purposes. These land use rights are the preferred land use rights for foreign investors as they are freely transferable (subject normally to the land being developed, as undeveloped land cannot normally be sold), leased and mortgaged. Land may be designated for commercial, industrial, residential or other purposes and may not be used for any non-designated purpose. The land authorities may impose administrative sanctions, including fines, injunction orders or even confiscation of the land use rights, for any breach of this provision. The term of land use rights varies depending on the designated purpose. A land user may extend the term by entering into a contract to extend the term and pay an additional land grant fee to the land authorities. Upon the execution of a land use rights grant contract and payment of the land grant fee, owners of land use rights will be issued an immovable property rights certificate, which sets forth, among other things: (i) the nature (granted or allocated); (ii) designated purpose; (iii) term of the land use rights; (iv) the location and area of the land; and (v) whether the land use rights are subject to any security interest. This certificate is the primary evidence of legal and valid land use rights.

Regulations Relating to the Contractual Management Rights in the PRC

According to the Civil Code, the establishment, change, transfer and elimination of immovable property rights of an immovable property, which should be registered in accordance with the law, shall take effect when recorded in the immovable property right register.

The Rural Land Contracting Law of the PRC (the “Rural Land Contracting Law’’) was promulgated by the SCNPC on August 29, 2002, effective since March 1, 2003 and as amended on August 27, 2009 and December 29, 2018. According to the Rural Land Contracting Law, the land collectively owned by farmers belongs to the collective ownership of the village farmers. Grantees of rural land can be members of the collective economic organizations that owns or uses the relevant land, or enterprises and individuals outside the collective economic organizations. When granting rural land to units or individuals other than the collective economic organizations i.e. the contractual management rights, the grantor shall obtain the consent of more than two-thirds of the members in villagers’ meetings of the collective economic organizations or more than two-thirds of the villagers’ representatives in advance, and submit it to the township people’s government for approval. The granting of contractual management rights shall not change the nature of land ownership and the agricultural use of land, nor destroy the comprehensive agricultural production capacity and the agricultural ecological environment.

The Interim Regulation on Immovable Property Registration promulgated by the State Council on November 24, 2014 and last revised on March 10, 2024, and the Implementation Rule for the Interim Regulation on Immovable Property Registration (together with the Interim Regulation on Immovable Property Registration, the “Immovable Property Registration Regulation and Rule’’) promulgated by the Ministry of Land and Resources on June 29, 2015 and last amended on July 24, 2019 stipulate that the state implements a unified registration system for immovable property. Contractual management rights for cultivated land, forest land or grassland, etc., and the ownership of the forest or trees of the relevant land lots, shall be registered in accordance with the provisions of the Immovable Property Registration Regulation and Rule. Land with forest or forest trees shall be applied for registration at the time of the application of registration of contractual management rights.

Regulations Relating to the Facility Agricultural Land in the PRC

According to the Notice of the Ministry of Land and Resources and the Ministry of Agriculture on Further Supporting the Healthy Development of Facility Agriculture (the “2014 Notice’’) promulgated on and effective since September 29, 2014, the facility agricultural land which is defined as the agricultural land that is directly used for the production facilities, ancillary facilities and supporting facilities served in agricultural production shall be governed by the 2014 Notice. The 2014 Notice provides that since facility agricultural land’s nature belongs to agricultural land, it is administrated in accordance with the administration of agricultural land and no examination and approval procedures for the conversion of agricultural land is required. When the land concerned no longer functions as facility agricultural land, the grantor shall reclaim the land in accordance with relevant regulations, and the occupied cultivated land shall be reclaimed as cultivated land. On December 17, 2019, the Ministry of Natural Resources and the Ministry of Agriculture and Rural Affairs promulgated the Notice of the Ministry of Natural Resources and the Ministry of Agriculture and Rural Affairs on Issues Related to the Management of Facility Agricultural Land Management (the “2019 Notice’’), which abolished and replaced the 2014 Notice. The 2019 Notice stipulates that facility agricultural land includes facility land directly used for crop planting, livestock and poultry aquaculture in agricultural production.

Laws and Regulations Relating to Product Quality and Agricultural Products

Product Quality

Product quality supervision in the PRC is generally governed by the Product Quality Law of the PRC (the “Product Quality Law’’), which was promulgated on February 22, 1993 and effective since September 1, 1993, was last amended on December 29, 2018. Under the Product Quality Law, consumers or other victims who suffer personal injury or property damage due to product defects may claim compensation from the producer as well as the seller.

In case of violations of the Product Quality Law, the responsible authorities have the right to impose fines on the violators, order them to suspend operation and revoke their business licenses. In serious cases, even criminal liability may be incurred.

Agriculture Products

According to the provisions of the Law on the Quality and Safety of Agricultural Products of the PRC which was promulgated by the SCNPC on April 29, 2006, effective since November 1, 2006 and which was revised on October 26, 2018 and September 2, 2022, respectively, primary products derived from agriculture, i.e. plants, animals, microorganisms and their products obtained from agricultural activities, are agricultural products. Agricultural production enterprises shall inspect the quality and safety status of agricultural products by themselves or by commissioning inspection institutions. The sale of agricultural products must conform to the quality and safety standards of agricultural products. If the production or sale of agricultural products which are not allowed to be sold according to regulations causes damage to consumers, the enterprises shall be liable for compensation according to law.

Laws and Regulations Relating to Food Safety

The Food Safety Law of the PRC (the “Food Safety Law’’), which was promulgated by the SCNPC on February 28, 2009, effective since June 1, 2009 and was last amended on April 29, 2021 and its implementation regulation Regulations for the Implementation of the Food Safety Law of the PRC, which was promulgated by the State Council on July 20, 2009, became effective on the same day and which was last amended on March 26, 2019, adopt the measures and requirements in the following aspects to improve food safety and prevent large scale food safety accidents: strengthening the role of local governments in the supervision and coordination of food safety regulation work; strengthening food safety risk monitoring and assessment, early intervention and quick control over food safety accidents; revising the standards for the use of food additives and strengthening regulations on the use of food additives; establishing a food recall system; abolishing food safety inspection exemption system and clarifying the fundamental principles in formulating food safety standards. The above-mentioned laws and regulations shall apply to all kinds of finished products and raw materials for human consumption or drinking, but the quality and safety management of primary agricultural products for human consumption shall be governed by the laws of the PRC on the Quality and Safety of Agricultural Products.

In accordance with the Food Safety Law, the PRC has implemented an inspection system relating to food production and operation. The food and drug supervision and administration departments at and above the county level shall carry out food inspection by taking samples on a regular or irregular basis and may not exempt any food from inspection. An enterprise engaging in the production or operation of food may itself inspect the food it produces or entrust a qualified food inspection institution to undertake with the inspection. According to the Food Safety Law, the state adopts a licensing system for food production and trade. Those intending to operate in the production or sale of food or the catering services shall legally obtain a permit.

According to the Measures for the Administration of Food Production Licensing (the “Food Production Measures’’), which was amended by the China Food and Drug Administration (the “CFDA”) on August 31, 2015, implemented on October 1, 2015 and latest amended by the SAMR on January 2, 2020, entities and/or individuals engaging in the production of food shall obtain a food production license. Applicants applying for a food production license shall meet various conditions set out in the Food Production Measures. The license is issued by administration for market regulation at or above the county level and is valid for five years.

According to the Measures for the Administration of Food Operation Licensing (the “Food Operation Measures’’), which was promulgated by the CFDA on August 31, 2015, effective since October 1, 2015 and was amended on November 7, 2017, entities and/or individuals engaging in the operation of food shall obtain a food operation license. Applicants applying for a food operation license shall meet various conditions set out in the Food Operation Measures. The license is issued by food and drug administration at or above the county level and is valid for five years.

Laws and Regulations Relating to Safe Production

Work Safety Law of the PRC (the “Work Safety Law’’) was promulgated by the SCNPC on June 29, 2002, became effective on November 1, 2002 and last amended on August 31, 2014. According to the Work Safety Law, business entities shall meet the work safety conditions prescribed by relevant laws, administrative regulations, and national or industry standards. Violations of the Work Safety Law may result in the imposition of fines and penalties, an order to cease production or business operation, and/or induce criminal liability in severe cases. In addition, production and operation entities shall supply their employees with protective articles that meet national or industrial standards and instruct them to wear or use such articles as required.

According to the Law on Prevention and Control of Occupational Diseases of the PRC promulgated by the SCNPC on October 27, 2001, effective since May 1, 2002 and was last amended on December 29, 2018, an employer shall create the working environment and conditions that conform to the national norms for occupational health and requirements for public health.

Overview of relevant PRC Laws and Regulations on Buildings

It is required under the PRC law to obtain relevant permits from different authorities before commencing the construction of a building. The required permits are, inter alia, a State-owned Land Use Certificate, a Planning Permit of Land for Construction Use, a Planning Permit of Construction Project, and a Commencement Permit of Construction Project (except for those projects where the construction investment is less than RMB300,000 (US$45,000) or the construction area is less than 300 square meters). After the completion of construction, an examination of completion by the experts must be organized and the construction enterprise must submit an application to the competent government department at or above county level where the project is located for examination upon completion of building for filing purposes. Further, pursuant to relevant PRC laws and regulations, the premises title certificate is the only legal certificate by which the owner legally has the ownership in respect of the building and thereby exercises rights to possess, utilize, profit from and dispose of the premises.

According to the Urban and Rural Planning Law of the People’s Republic of China, if a rural construction planning permit is not obtained in accordance with the law or construction is not carried out in accordance with the provisions of the rural construction planning permit, the township or town people’s government shall order the construction to stop and make corrections within a time limit.

Not all our buildings attached on the land have appropriate title certificates. The buildings not granted title certificate are at a risk of being dismantled or other administrative penalties if they are identified as illegal buildings due to the violation of the PRC Land Administration Law, the PRC Law on Urban and Rural Planning, and other relevant laws and regulations, which could have a material impact on our business and operations.

Regulation and Classification of Land Allocation

According to the PRC Land Administration Law, the State legally adopts the system of compensation for the use of land owned by the State, except where the State allocates the right to use state-owned land within the bounds of the law; A construction project developer utilizing state-owned land shall generally obtain the use right of state owned land through paid means such as granting for compensation. The following categories of land may be directly allocated with the lawful approval of the people’s governments at or above the county level: (1) land for use by government institutions or the military; (2) land for urban infrastructure or public welfare projects; (3) land for energy, transportation. and water conservancy projects as well as other infrastructure projects largely supported by the government; and (4) other land as provided for by laws or administrative regulations. In addition, according to the Provisions on the Economical and Intensive Use of Land (promulgated by Order No.61 of the Ministry of Natural Resources on May 22, 2014 and amended in accordance with the Decision of the Ministry of Natural Resources on the First Group of Repealed and Amended Departmental Rules adopted at the 2nd executive meeting of the Ministry of Natural Resources on July 16, 2019), except that land for military use, affordable housing, or other special purposes such as national security or public order may be supplied without consideration by means of allocation, payment is required for land used for business purposes, including land used for office space of state authorities, transportation, energy, or water conservancy and other infrastructure (industry), urban infrastructure and various social undertakings; the land user and land prices for commercial use shall be determined by means of bidding, auction, or listing. The acquisition and use of allocated land by enterprises shall comply with the special restrictions as prescribed by laws and regulations.

Pursuant to Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas, promulgated by the State Council and amended on November 29, 2020, the allocated right to the use of the land may not be transferred, leased, or mortgaged, with the exception of cases as specified in following cases and subject to the approval of the land administration departments and the housing administration departments under the people’s governments at the municipal and county levels: (i) the land users are companies, enterprises, or other economic organizations, or individuals; (ii) a certificate for the use of state-owned land had been obtained; (iii) possessing legitimate certificates of property rights to the above-ground buildings and other attached objects; and (iv) a contract for assigning the right to the use of land is signed in accordance with the regulations and the land user makes up for the payment of the assignment fee to the local municipal or county people’s government or uses the proceeds resulting from the transfer, lease or mortgage to pay the assignment fee. Any units or individuals that transfer, lease or mortgage the allocated right to the use of the land without authorization shall have their illegal incomes thus secured confiscated by the land administration departments under the people’s governments at the municipal and county levels and shall be fined in accordance with the seriousness of the case.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Dezhi Liu	55	Chief Executive Officer and Chairman of the Board of Directors
Bangjie Hu	28	Chief Financial Officer
Zhuo Wang	36	Director
Swee Leng Seng	61	Independent Director
Jingwei Zhang	35	Independent Director
Kenneth Kei Biu Cheng	40	Independent Director

The following is a brief biography of each of our executive officers and directors:

Dezhi Liu — Mr. Dezhi Liu has served as Chief Executive Officer since November 2011 and served as the Chairman of the Board of Director since April 2020. Mr. Liu has served as director and general manager from September 2015 through present of Fujian MDH. He served at General Manager Office from July 2013 through August 2015 of Fujian QJ. He was Chief of the Credit Department from October 1996 through January 2012 of Agricultural Bank of China Zhenjiang Qili Branch. He served as chief accountant at Zhenyang Road Office of Agricultural Bank of China in Zhenjiang City from September 1989 through September 1996. Mr. Liu received his diploma of Finance from Jiangsu Zhenjiang College in July 1989.

Bangjie Hu — Bangjie Hu has been our Chief Financial Officer since May 2023. Previously, Bangjie Hu served as an Investment Manager at Alpha Management Consulting Co., Ltd. from July 2022 through May 2023. From May 2021 through July 2022, Bangjie Hu was a Cost Accounting Manager at United Winners Laser Co., Ltd. (SSE: 688518) and from February 2019 through February 2021, Bangjie Hu was a Cost Accounting Supervisor at Insitu Construction (Group) Pty Ltd. Bangjie Hu holds a Master of Financial Analysis from the University of New South Wales and a Bachelor of Commerce in Finance & Economics from the University of Sydney. We believe that Bangjie Hu is qualified to serve as our Chief Financial Officer in light of his experience working in finance and his significant experience preparing financial reports.

Zhuo Wang — Mr. Zhuo has served as our Director since December 21, 2022. He has served as director from April 2018 through the present of Mingzhu Logistics Holdings Limited, a Nasdaq listed company with operations in mainland China, and Metal Sky Star Acquisition Corporation, also a Nasdaq listed company, as head of the audit committee from June 2021 through the present. Mr. Zhuo graduated from Babson College in 2010 with a Bachelor of Science in Business Management.

Swee Leng Seng — Mr. Seng has served as the Company’s independent director since March 29, 2024. Most recently, Mr. Seng has served as a consultant to Capital Group, an agricultural group in mainland China. Earlier, from August 2017 through December 2018, he served as Chief Executive Officer of Suprima Group, a Sydney, Australia based bakery wholesaler to Subway, Pizza Hut and Hungry Hacks. He was Chief Financial Officer of SHIPSFOCUS GROUP in Singapore from April 2016 to July 2017 and a corporate advisor to Temasek International in Singapore from January 2015 to February 2016. Mr. Seng has had senior management roles at United Dairy Group, JAPFA COMFEED international (a subsidiary of Ometraco corporation) and AustAsia Group, among others. He began his career as a staff accountant at Arthur Andersen in Singapore and as a tax accountant at Bradshaw Judd & Collins Chartered Accountants in Perth, Australia. He received a Bachelor of Business Studies in 1986 and a Graduate Diploma of Business in 1988, both from Edith Cowan University in Western Australia, and a Masters in Business Administration in 1993 from Heriot-Watt University of Edinburgh in Scotland. We believe Mr. Seng is qualified to serve as our director due to his many decades of senior leadership and financial oversight experience throughout Australia and the Far East.

Jingwei Zhang — Mr. Zhang has served as the Company’s independent director since March 29, 2024. He has been Chief Financial Officer of Mingzhu Logistics Holdings Limited, a Nasdaq listed company with operations in mainland China from April 2018 through the present. He has simultaneously served as a director of Nantai International Inc., an OTC quoted company with operations in Mainland China from October 2020 through the present and as Finance Director of Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. from December 2016 through the present. He has had accounting roles in ERI Management Limited in mainland China and with

St Plum-Blossom Press Pty. Ltd. in Melbourne, Australia. Mr. Zhang graduated with an Associate Degree of Business Administration from City University of Hong Kong in 2008 and a Bachelors of Business and Commerce in Accounting from Monash University in Melbourne, Australia in 2011. We believe Mr. Zhang is qualified to serve as a Director in our Company due to his extensive experience in accounting and financial reporting among multiple mainland China-based businesses and his prior public-company director roles.

Kenneth Kei Biu Cheng — Mr. Cheng has served as the Company’s independent director since March 29, 2024. Mr. Cheng has over 15 years of experience in accounting, finance and operations. Since October 2021, he has served as the Senior Director of Finance and Operations at Race Capital, a venture capital firm based in Silicon Valley in California. Between 2016 and 2021 he served as a Controller at 500 Startups, a global venture capital firm and accelerator program. He also had seven years of experience with public accounting firms including PricewaterhouseCoopers and KPMG. Mr. Cheng holds a Bachelor’s Degree in Economics from University of California, Berkeley. He also holds the chartered financial analyst designation and is a certified public accountant (inactive) in California. We believe Mr. Cheng is qualified to serve as a Director of our Company based on his extensive experience with start-up enterprise and accounting, finance and operations experience.

Family Relationships

There are no family relationships among the directors and executive officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of five directors.

Terms of Directors and Executive Officers

The Company may by ordinary resolution appoint any person to be a director. Each of the directors holds office until such time as he is removed from office by the Company by ordinary resolution.

Each of the officer holds office until removed from the office by the board of directors, whether or not a successor is appointed. Each officer may hold more than one office and no officer need to be a director or shareholder of the Company.

Employment Agreements

We have entered into an employment agreement with our Chief Executive Officer Dezhi Liu and our Chief Financial Officer Bangjie Hu. See “Executive Compensation — Agreements with Named Executive Officers — Employment Agreement with Dezhi Liu” and “— Employment Agreement with Bangjie Hu” for descriptions of the material terms of their employment agreements.

BOARD OF DIRECTORS

Our board of directors consists of five directors. A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all of the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Director Independence

Our board has reviewed the independence of our directors, applying Nasdaq independence standards. Based on this review, the board determined that each Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng is “independent” within the meaning of the Nasdaq rules. In making this determination, our board considered the relationships that each of these non-employee director candidates has with us and all other facts and circumstances our board deemed relevant in determining their independence. As required under applicable Nasdaq rules, our independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng, and is chaired by Kenneth Kei Biu Cheng. Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Capital Market and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Kenneth Kei Biu Cheng qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm; and

•        reporting regularly to the board.

Compensation Committee.    Our compensation committee consists of Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng, and is chaired by Swee Leng Seng. Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Capital Market. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing the total compensation package for our executive officers and making recommendations to the board with respect to it;

•        reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

•        periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating Committee.    Our nominating committee consists of Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng, and is chaired by Jingwei Zhang. Swee Leng Seng, Jingwei Zhang, and Kenneth Kei Biu Cheng each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Capital Market. The nominating committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating committee itself; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including (i) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty to exercise powers fairly as between different sections of shareholders; (v) duty to exercise independent judgment; and (vi) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics that applies to our directors, officers and employees. A copy of this code is filed herewith and is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Corporate Governance

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may at our option comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we intend to voluntarily follow most Nasdaq corporate governance rules, including rules regarding committee structure and director independence, as described above, we may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from the requirement that a majority of our board of directors consists of independent directors.

•        Exemption from the requirement that our audit committee have a written charter addressing the audit committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(c)(1).

•        Exemption from the requirement that our compensation committee have a written charter addressing the remuneration committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(d).

•        Exemption from the requirement to have independent director oversight of director nominations and a formal written charter or board resolution addressing the nominations process as set forth in Nasdaq Rule 5605(e).

•        Exemption from the requirement that we have a code of conduct applicable to all directors, officers and employees and from any requirement that we have a code of conduct in compliance with Section 406 of the Sarbanes-Oxley Act of 2002.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans.

•        Exemption from the requirements governing the review and oversight of all “related party transactions,” as defined in Item 7.B of Form 20-F.

•        Exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). Although we currently intend to comply with most Nasdaq corporate governance rules, we may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules as described in the list above.

In addition, as a foreign private issuer, we expect to take advantage of the following exemptions from SEC reporting obligations:

•        Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K, disclosing significant events within four days of their occurrence.

•        Exemption from Section 16 rules regarding sales of common shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are mandatorily subject to all of the corporate governance requirements of Nasdaq and the domestic reporting requirements of the SEC. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Interested Party Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must disclose the nature of his interest to all other directors at a meeting of the board after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice given to the board by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all of the powers of the company to borrow money and to mortgage or charge our undertakings, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

EXECUTIVE COMPENSATION

Set forth below is the compensation paid during the years ended December 31, 2022 and 2023 for each of our executive officers and directors:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)	All other Compensation ($)	Total ($)
Mr. Dezhi Liu	2023	36,000	—	—	—	36,000
Chief Executive Officer	2022	36,000	—	—	—	36,000

Mr. Bangjie Hu	2023	21,000	—	—	—	21,000
Chief Financial Officer	2022	—	—	—	—	—

____________

(1)      Salary paid annually

Agreements with Named Executive Officers

Employment Agreement with Dezhi Liu

The Company entered into an employment agreement with Dezhi Liu on November 13, 2020. Pursuant to the employment agreement, Mr. Liu was appointed Chief Executive Officer of the Company for an initial term of one year, automatically renewable for additional one year terms unless Mr. Liu’s employment terminates pursuant to the terms of the agreement. Mr. Liu’s responsibilities under the agreement include all of the duties and responsibilities associated with a Chief Executive Officer of a U.S.-listed public company with primary operations in the People’s Republic of China. As Chief Executive Officer of the Company, Mr. Liu is primarily responsible for overseeing the implementation of the Company’s business strategy, as well as all tasks and responsibilities normally associated with the offices of Chief Executive Officer of an agricultural provider of similar size and nature to the Company. During the term of his employment, Mr. Liu reports to and is responsible to the Company’s board of directors.

Mr. Liu is entitled under the agreement to a pre-tax base salary of US$3,000 per month as well as potential cash bonus or equity incentives in the Company, in each case pursuant to the discretion of the board of directors. The Company may terminate Mr. Liu’s employment for cause at any time, without notice or renumeration, if Mr. Liu is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement; is grossly negligent or acts dishonestly to the detriment of the Company; has engaged in actions amounting to willful misconduct; or breaches the non-competition, non-solicitation and non-disparagement provisions and other customary employment covenants.

The Company has agreed to indemnify Mr. Liu, to the maximum extent provided under applicable law, from and against any expenses, including reasonable attorneys’ fees, judgments, fines, settlements and other legally permissible amounts incurred in connection with any proceeding arising out of, or related to, his performance of his Chief Executive Officer responsibilities.

The foregoing description of Mr. Liu’s employment agreement is qualified in its entirety by the full text of the employment agreement, which is attached as Exhibit 10.2 to this prospectus and is incorporated by reference herein.

Employment Agreement with Bangjie Hu

The Company entered into an employment agreement with Bangjie Hu on May 25, 2023. Pursuant to the employment agreement, Mr. Hu was appointed Chief Financial Officer of the Company for an initial term of one year, automatically renewable for additional one year terms unless Mr. Liu’s employment terminates pursuant to the terms of the agreement. Mr. Hu’s responsibilities under the agreement include all of the duties and responsibilities associated with a Chief Financial Officer of a U.S.-listed public company with primary operations in the People’s Republic of China. As Chief Financial Officer of the Company, Mr. Hu is primarily responsible for all financial and strategic aspects of the business of the Company, including the review of the financial operations and financial statements of the Company, as well as all tasks and responsibilities normally associated with the offices of Chief Financial Officer of an agricultural producer of similar size and nature to the Company. During the term of his employment, Mr. Hu reports to and is responsible to the Company’s board of directors.

Mr. Hu is entitled under the agreement to a pre-tax base salary of US$3,000 per month as well as potential cash bonus or equity incentives in the Company, in each case pursuant to the discretion of the board of directors. The Company may terminate Mr. Hu’s employment for cause at any time, without notice or renumeration, if Mr. Hu is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement; is grossly negligent or acts dishonestly to the detriment of the Company; has engaged in actions amounting to willful misconduct; or breaches the non-competition, non-solicitation and non-disparagement provisions and other customary employment covenants.

The Company has agreed to indemnify Mr. Hu, to the maximum extent provided under applicable law, from and against any expenses, including reasonable attorneys’ fees, judgments, fines, settlements and other legally permissible amounts incurred in connection with any proceeding arising out of, or related to, his performance of the his Chief Financial Officer responsibilities.

The foregoing description of Mr. Hu’s employment agreement is qualified in its entirety by the full text of the employment agreement, which is attached as Exhibit 10.3 to this prospectus and is incorporated by reference herein.

Compensation of Directors

For the fiscal years ended December 31, 2023 and 2022, we did not make any compensation payments to our directors.

Limitation on Liability and Other Indemnification Matters

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Ordinary Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Ordinary Shares and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 20,000,000 shares of Ordinary Shares issued and outstanding, and 23,000,000 shares issued and outstanding after the close of this offering, or 23,450,000 shares assuming the underwriters exercise their over-allotment option.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised) (Prior to Selling Shareholders’ Sales)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised) (Post-Selling Shareholders’ Sales)
	Beneficially	Percent	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers:
Mr. Zhuo Wang(1)	5,600,000	28.0%	5,600,000	24.3%	5,600,000	23.9%	5,600,000	23.9%
Mr. Bangjie Hu(2)	—	—	—	—	—	—	—	—
Mr. Dezhi Liu(6)	—	—	—	—	—	—	—	—
All directors and executive officers as a group (2 individuals):	5,600,000	28.0%	5,600,000	24.3%	5,600,000	23.9%	5,600,000	23.9%
Other ≥ 5% Beneficial Owners
Mr. Wong(3)	9,400,000	47.0%	9,400,000	40.9%	9,400,000	40.1%	9,400,000	40.1%
Mr. Fong(4)	2,000,000	10.0%	2,000,000	8.7%	2,000,000	8.5%	2,000,000	8.5%
Emeline Cryielle Forcade(5)	1,800,000	9.0%	1,800,000	7.8%	1,800,000	7.7%	1,100,000	4.7%
All ≥ 5% Beneficial Owners as a group	13,200,000	66.0%	13,200,000	57.4%	13,200,000	56.3%	12,500,000	53.3%

____________

(1)      Mr. Wang is a member of the Board of Directors of the Company. These shares are held by WZ Global (BVI) Limited, a company incorporated in the British Virgin Islands. WZ Global (BVI) Limited is 100% owned by Mr. Zhuo Wang, who is the sole shareholder and director of WZ Global (BVI) Limited.

(2)      Mr. Hu is the Chief Financial Officer of the Company.

(3)      These shares are held by PLENTIFUL THRIVING LIMITED, a company incorporated in the British Virgin Islands. PLENTIFUL THRIVING LIMITED is 100% owned by Mr. Wong, who is the sole shareholder and director of PLENTIFUL THRIVING LIMITED.

(4)      These shares are held by AFFLUENT KIND LIMITED, a company incorporated in the British Virgin Islands. AFFLUENT KIND LIMITED is 100% owned by Mr. Fong, who is the sole shareholder and director of AFFLUENT KIND LIMITED.

(5)      These shares are held by ECF (BVI) Limited, a company incorporated in the British Virgin Islands. ECF (BVI) Limited is 100% owned by EMELINE CRYIELLE FORCADE, who is the sole shareholder and director of ECF (BVI) Limited.

(6)      Mr. Liu is the Chief Executive Officer of the Company.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Ordinary Shares.

Major Shareholders

Other than as set forth above, there are no beneficial owners of 5% or more of our voting securities. The company is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government. There are no arrangements, known to us, the operation of which may at a subsequent date result in a change in control of the company.

RELATED PARTY TRANSACTIONS

Except as set forth below, during our preceding three financial years up to the date of this prospectus, there have been no transactions or loans between the company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence:

1.      We have entered into an employment agreement with our Chief Executive Officer Dezhi Liu and our Chief Financial Officer Bangjie Hu. See “Executive Compensation — Agreements with Named Executive Officers — Employment Agreement with Dezhi Liu” and “— Employment Agreement with Bangjie Hu” for descriptions of the material terms of their employment agreements.

2.      We have, from time to time, taken advances from Zhuo Wang, our Director and the beneficial owner of 28% of our ordinary shares, and from Chun Sun Wong, the beneficial owner of 48% of our ordinary shares. These advances are unsecured, interest-free and repayable on demand. The amounts due to these related parties as of December 31, 2022 and 2023 were as follows:

Name of related parties	As of December 31,
	2022	2023
	USD’000	USD’000
Mr. CHUN SUN WONG	139	284
Mr. ZHUO WANG	380	838
	519	1,122

3.      On January 19, 2023, we issued 4,480,000 ordinary shares to WZ Global (BVI) Limited, a company controlled by our Director Zhuo Wang, for consideration of $2,240,000. These became 5,600,000 shares following our 1.25 for 1 subdivision of our ordinary shares on September 27, 2023.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 125,000,000 shares, par value of US$0.0008 each. As of the date of this prospectus, 20,000,000 Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 20,000,000 Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We have conditionally adopted an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit and/or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

•        the chairperson of such meeting;

•        by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

•        by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•        by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Our post-offering articles of association contains a provision by which our shareholders agree to waive any claim or right of action that they may have, both individually or by or in the right of our Company, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his or her duties with or for our Company, except such waiver shall not extend to any matter in respect of any fraud, willful default or dishonesty which may attach to such director. The Company takes no position as to whether such provision in our amended and restated articles of association are enforceable under U.S. state or federal law, including but not limited to the Securities Act or the Exchange Act. However, the Commission has taken the position that waivers of compliance with provisions of federal securities laws, including the Securities Act or the Exchange Act, are against public policy and therefore void as a matter of federal law. See “Risk Factors — Risks Related to our Corporate Structure — Our amended and restated articles of association contain a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association. Our post-offering articles of association contains stipulates that, subject to the Companies Act, a resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by the requisite number of members for purposes of passing an ordinary resolution or a special resolution, as the case may be, shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign, and where the resolution states a date as being the date of his signature thereof by any member the statement shall be prima facie evidence that it was signed by the such member on that date.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, 22,000,000 Ordinary Shares will be issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

With the exception of the 700,000 ordinary shares offered by the selling shareholder ECF (BVI) Limited, all of our directors, company officers, and holders of 5% or more of our Ordinary Shares have agreed with the underwriters not to, without the prior written consent of the representative, for a period of 180 days following the consummation of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the effective date of this prospectus).

The following list of shareholders are subject to the 180-day lock-up:

Name
PLENTIFUL THRIVING LIMITED
AFFLUENT KIND LIMITED
WZ GLOBAL (BVI) LIMITED
ECF (BVI) LIMITED [with regard to 1,100,000 shares]

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of our ordinary shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

•        the average weekly trading volume of our Ordinary Shares on the Nasdaq Capital Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following summary of material Cayman Islands, mainland China and U.S. federal income tax consequences of an investment in Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares except those which hold interests in land in the Cayman Islands.

The Company been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being March 17, 2021, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding, in whole or in part of, any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Mainland China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of mainland China-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside mainland China. As a holding company, its sole asset is its share ownership of its direct subsidiary, a Hong Kong company, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside mainland China. As such, we do not believe that our Company meets all of the conditions above or is a mainland China resident enterprise for mainland China tax purposes. However, the tax resident status of an enterprise is subject to determination by the mainland China tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a mainland China resident enterprise for mainland China enterprise income tax purposes, a number of unfavorable mainland China tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-mainland China enterprise shareholders. In addition, non-resident enterprise shareholders may be subject to mainland China tax on gains realized on the sale or other disposition of ordinary shares, as if such income is treated as sourced from within mainland China. Furthermore, if we are deemed a mainland China resident enterprise, dividends paid to our non-mainland China individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to mainland China tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-mainland China shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and mainland China in the event that we are treated as a mainland China resident enterprise.

United States Federal Income Taxation Considerations

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our Ordinary Shares as a result of such income being recognized on an applicable financial statement, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a mainland China “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Ordinary Shares is subject to tax in mainland China, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and mainland China may elect to treat the gain as mainland China source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any mainland China tax imposed on the disposition of the Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as mainland China source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

•        such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;

•        such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

•        such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

•        an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Ordinary Shares, provided that the Ordinary Shares are regularly traded on the Nasdaq Capital Market.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, three of our directors are Chinese nationals who reside in either mainland China or Singapore, as is our Chief Financial officer Bangjie Hu. One of our directors, Swee Leng Seng, is a citizen and resident of Singapore, and only one of our directors, Kenneth Kei Biu Cheng, is a U.S. citizen and resident. A substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed The Crone Law Group P.C., 500 Fifth Ave, Suite 938, New York, NY 10110 as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

We have been advised by Conyers Dill & Pearman, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Jingtian & Gongcheng, our counsel as to PRC law, has advised us that (1) it would be highly unlikely that the courts of mainland China would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of mainland China would entertain original actions brought in mainland China against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Jingtian & Gongcheng has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. The mainland China courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. Jingtian & Gongcheng has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a mainland China court, based either on bilateral treaties or international conventions contracted by mainland China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between mainland China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a mainland China court would enforce judgments rendered by U.S. courts.

UNDERWRITING

US Tiger Securities, Inc. is acting as representative of each of the underwriters named below (the “Representative”). Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Ordinary Shares set forth opposite its name below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriter	Number of Shares
US Tiger Securities, Inc.	2,000,000

Total	2,000,000

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, we will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $500,000 from this offering that may only be utilized by the underwriters to fund bona fide indemnification claims of the underwriters arising during a 12-month period following the offering. The escrow account will be interest bearing, and we may invest the assets in low risk investments such as bonds, mutual funds and money market funds. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. We will pay the reasonable fees and expenses of the escrow agent.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Exercise of Over- Allotment Option	With Full Exercise of Over- Allotment Option
Public offering price	$4.0	$8,000,000	$9,200,000
Underwriting discount	$0.24	$480,000	$552,000
Proceeds, before expenses, to us	$3.76	$7,520,000	$8,648,000

We will also pay to the underwriters by deduction from the net proceeds of this offering, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of our Ordinary Shares.

We have agreed to reimburse the Representative for its reasonable out-of-pocket accountable expenses (including legal fees) up to a total of $180,000, of which we paid a deposit of $80,000 to the Representative upon the execution of the engagement letter between us and the Representative. Any expense deposits in excess of the amount paid by us on account of the Representative’s actually incurred out-of-pocket expenses will be refunded to us in accordance with FINRA Rule 5110(g)(4).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions, non-accountable expense allowance and reimbursement of the Representative’s out-of-pocket expenses, will be approximately $597,153.16.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 45 days after the date of this prospectus, to purchase an additional number of Ordinary Shares equal to up to 15% of the total number of Ordinary Shares to be offered by the Company in the Offering at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Representative’ Warrants

We have agreed to issue to US Tiger Securities, Inc. the Representative’s Warrants to purchase 100,000 shares of our Ordinary Shares (or 115,000 Ordinary Shares if the underwriters exercise their over-allotment option in full). The Representative’s Warrants may be exercised at a price per share equal to 120% of the initial public offering price of the Ordinary Shares sold in this offering, or $4.80. The Ordinary Shares underlying the Representative’s Warrants may be exercised as to all or a lesser number of shares, purchased via cashless exercise, and will contain provisions for one demand registration of the sale of the underlying shares of our Ordinary Shares and immediate “piggyback” registration rights at our expense for a period of three years from the date of commencement of sales of this offering. The Representative’s Warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of our shares issued upon exercise of the Representative’s Warrants may be exercised, sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering. The issuance of the Representative’s Warrants and the underlying Ordinary Shares that are issuable upon exercise of the Representative’s Warrants are being registered in the registration statement of which this prospectus forms a part.

No Sales of Similar Securities

Our executive officers and directors and all existing shareholders as of the date of this prospectus (each, a “Lock-Up Party”) have agreed not to sell or transfer any Ordinary Shares or securities convertible into, exchangeable for, exercisable for or repayable with ordinary shares, for 180 days beginning on the date of commencement of sales of this offering (the “Lock-Up Period”) without first obtaining the written consent of the Representatives. Specifically, we and these other persons have agreed:

•        offer, sell or contract to sell any Ordinary Shares;

•        sell any option or contract to purchase any Ordinary Shares;

•        purchase any option or contract to sell any Ordinary Shares;

•        grant any option, right or warrant for the sale of any Ordinary Shares;

•        lend or otherwise dispose of or transfer any Ordinary Shares;

•        request or demand that we file or make a confidential submission of a registration statement related to the Ordinary Shares; or

•        enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Ordinary Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Ordinary Shares and to securities convertible into or exchangeable or exercisable for or repayable with Ordinary Shares. It also applies to Ordinary Shares owned now or acquired later by the Lock-Up Party or for which the Lock-Up Party later acquires the power of disposition.

Notwithstanding the foregoing, and subject to the conditions below, each Lock-Up Party may transfer Ordinary Shares without the prior written consent of the Representative in connection with:

(a)     transactions relating to Ordinary Shares acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Ordinary Shares acquired in such open market transactions;

(b)    transfers of Ordinary Shares as a bona fide gift, by will or intestacy upon the death of the directors, officers or greater than 5% shareholders or to an immediate family member or trust for the benefit of the Lock-Up Party and/or one or more family members;

(c)     transfers of Ordinary Shares to a charity or educational institution or other not-for-profit organization;

(d)    if the Lock-Up Party, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Ordinary Shares to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be;

(e)     a sale or surrender to us of any options or Ordinary Shares underlying options in order to pay the exercise price or taxes associated with the exercise of options pursuant to our 2022 Omnibus Incentive Plan, provided that such lock-up restrictions shall apply to any of the Lock-Up Party’s Ordinary Shares issued upon such exercise; or

(f)     transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of our Ordinary Shares involving a change of control, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Ordinary Shares shall remain subject to these lock-up restrictions;

provided that in the case of any transfer pursuant to (b), (c) or (d) above, (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act of shall be voluntarily made. Furthermore, our lock-up agreements do not prohibit the Lock-Up Parties from pledging their Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares during Lock-Up Period.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representatives may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Nasdaq Capital Market Listing

We expect the Ordinary Shares to be approved for listing on the Nasdaq Capital Market under the symbol “ORIS.”

Before this offering, there has been no public market for our Ordinary Shares. The initial public offering price will be determined through negotiations between us and the Representative. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are:

•        the valuation multiples of publicly traded companies that the Representative believe to be comparable to us;

•        our financial information;

•        the history of, and the prospects for, our company and the industry in which we compete;

•        an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•        the present state of our development; and

•        the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Ordinary Shares. However, the underwriters may engage in transactions that stabilize the price of our Ordinary Shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Ordinary Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Ordinary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of Ordinary Shares or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of Ordinary Shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of Ordinary Shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of Ordinary Shares by it will be made on the same terms.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of ordinary shares being registered. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$5,000.00
FINRA filing fee	2,729.12
Nasdaq Capital Market listing fee	50,000.00
Legal fees and expenses	440,000.00
Accounting fees and expenses	33,000.00
Transfer Agent fees	20,000.00
Financial printing and miscellaneous expenses	46,424.04
Total	$597,153.16

LEGAL MATTERS

The validity of the Ordinary Shares and certain other legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by The Crone Law Group, P.C. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the underwriters by VCL Law LLP. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng LLP, and for the underwriters by AllBright Law Offices. The Crone Law Group, P.C. may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng LLP with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2022 and 2023 included in this prospectus have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the translation of Renminbi amounts to United States dollar amounts). Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The main offices of PKF Littlejohn LLP are located in 15 Westferry Circus, Canary Wharf, London E14 4HD.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying ordinary shares represented by the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of Ordinary Shares and, if we so request, will mail to all record holders of Ordinary Shares the information contained in any notice of a shareholders’ meeting received by the depositary from us.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
ORIENTAL RISE HOLDINGS LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2022 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
Oriental Rise Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Oriental Rise Holdings Limited (a Cayman Islands exempted company with limited liability) and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PKF Littlejohn LLP
PKF Littlejohn LLP

We have served as the Company’s auditor since 2022.

London, United Kingdom

April 30, 2024

PCAOB ID: 2814

Oriental Rise Holdings Limited
Consolidated statements of financial position
As of December 31, 2022 and 2023
(all amounts in thousands of USD, except for number of shares and per share data, or as otherwise noted)

		As of December 31,
	Note	2022	2023
		USD’000	USD’000
ASSETS
Current assets:
Cash and cash equivalents	8	25,739	36,711
Trade receivables	9	859	936
Inventories	10	1,948	2,014
Prepayments and other current assets		5	10
Total current assets		28,551	39,671

Property, plant and equipment, net	11	20,397	27,375
Deposits paid for acquisition of property, plant and equipment	12	6,860	—
Right-of-use assets	13	142	186
Deferred tax assets	14	293	488
Total non-current assets		27,692	28,049
Total assets		56,243	67,720

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank overdraft	8	2,565	2,545
Short-term bank borrowings	17	—	141
Accruals and other payables	15	105	529
Amounts due to related parties	16	519	1,122
Lease liabilities, current portion	13	11	16
Income tax payable		191	125
Total current liabilities		3,391	4,478

Lease liabilities, non-current portion	13	159	200
Total non-current liabilities		159	200
Total liabilities		3,550	4,678

Shareholders’ equity
Ordinary shares (HK$0.008 par value, 38,000,000 shares authorized, 12,000,000 shares issued and outstanding as of December 31, 2022*^ and US$0.0008 par value, 125,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2023)	18	10	16
Receivables from shareholders		(10)	(3,210)
Share premium	18	1,667	4,861
Retained profits		51,118	62,619
Accumulated other comprehensive income (loss)		(2,631)	(3,783)
Other reserves	18	2,539	2,539
Total shareholders’ equity		52,693	63,042
Total liabilities and shareholders’ equity		56,243	67,720

____________

*        Giving retroactive effect to the issuance of shares at nominal consideration effected on January 10, 2023 (Note 18).

^        Giving retroactive effect to the subdivision of shares effected on September 27, 2023 (Note 18).

Oriental Rise Holdings Limited
Consolidated statements of operations
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except for number of shares and per share data, or as otherwise noted)

		Year ended December 31
	Note	2022	2023
		USD’000	USD’000
Revenues from sales of product	3	24,306	24,122
Cost of sales		(11,656)	(11,338)
Gross profit		12,650	12,784

Operating expenses:
Selling and distribution costs		(70)	(73)
Administrative expenses		(668)	(1,305)
Total operating expenses		(738)	(1,378)

Operating profit		11,912	11,406

Other income, net	4	101	126
Finance costs	5	(72)	(149)
Profit before taxation	6	11,941	11,383
Income tax expenses (credit)	7	(88)	118
Net Profit for the year		11,853	11,501

Earnings per share
Basic and diluted (USD)		0.99	0.96

Weighted-average number of shares
Basic*		12,000,000 *^	12,000,000
Diluted*		12,000,000 *^	12,000,000

____________

*        Giving retroactive effect to the issuance of shares at nominal consideration effected on January 10, 2023 (Note 18).

^        Giving retroactive effect to the subdivision of shares effected on September 27, 2023 (Note 18).

Oriental Rise Holdings Limited
Consolidated statements of comprehensive income
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

	Year ended December 31
	2022	2023
	USD’000	USD’000
Net profit for the year	11,853	11,501

Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(4,555)	(1,152)
Other comprehensive loss	(4,555)	(1,152)
Total comprehensive income for the year	7,298	10,349

Oriental Rise Holdings Limited
Consolidated statements of changes in equity
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except for number of shares and per share data, or as otherwise noted)

	Share capital		Receivables from shareholders	Share premium	Other Comprehensive Income	Merger reserve	Capital reserve	Statutory reserve	Retained profits	Total
	USD’000		USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000	USD’000
At 1/1/2022	10	*^	(10)*^	1,667	1,924	1	2,291	247	39,265	45,395
Profit and total comprehensive income for the year	—		—	—	(4,555)	—	—	—	11,853	7,298
At 31/12/2022	10	*^	(10)*^	1,667	(2,631)	1	2,291	247	51,118	52,693

Issurance of new shares	6		(3,200)	3,194	—	—	—	—	—	—
Profit and total comprehensive income for the year	—		—	—	(1,152)	—	—	—	11,501	10,349
At 31/12/2023	16		(3,210)	4,861	(3,783)	1	2,291	247	62,619	63,042

____________

*        Giving retroactive effect to the issuance of shares at nominal consideration effected on January 10, 2023 (Note 18).

^        Giving retroactive effect to the subdivision of shares effected on September 27, 2023 (Note 18).

Oriental Rise Holdings Limited
Consolidated statements of cash flows
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD)

		Year ended December 31
	Note	2022	2023
		USD’000	USD’000
Operating activities
Net Profit		11,853	11,501

Adjustments for:
Income tax expenses/(credit)		88	(118)
Depreciation		939	1,111
Finance costs		72	149
Interest income		(65)	(80)
Operating profit before working capital changes		12,887	12,563

Changes in assets and liabilities, net of effects of acquisitions:
Inventories		(37)	(106)
Trade receivables		913	(95)
Prepayments and other current assets		—	(5)
Accruals and other payables		(27)	425
Cash generated from operations		13,736	12,782
Income tax paid		(158)	(146)
Cash generated from operating activities		13,578	12,636

Investing activities
Interest received		65	80
Payments for acquisition of property, plant and equipment		(2)	(1,763)
Cash generated from (used in) investing activities		63	(1,683)

Financing activities
Proceeds from bank borrowings		—	141
Interest paid		(61)	(136)
Amounts due to related parties		474	609
Lease payments		(29)	(29)
Cash generated from financing activities		384	585
Increase in cash and cash equivalents		14,025	11,538
Cash and cash equivalents at the beginning of the year		10,793	23,174
Effect of exchange rate changes		(1,644)	(546)
Cash and cash equivalents at the end of the year		23,174	34,166

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

1. Description of Business

Oriental Rise Holdings Limited (the “Company”) was incorporated and registered on 25 January 2019 in the Cayman Islands as an exempted company with limited liability under the Companies Act (As Revised), Cap. 22 of the Cayman Islands. The registered office of the Company is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands

The Company’s ultimate holding company is PLENTIFUL THRIVING LIMITED (“Plentiful Thriving”), a company incorporated in the British Virgin Islands (“BVI”). Plentiful Thriving is controlled by Mr. CHUN SUN WONG (“Mr. Wong”). Plentiful Thriving and Mr. Wong are referred to as the controlling shareholder.

The Company is an investment holding company. The Company and its wholly-owned subsidiaries now comprising the Group are principally engaged in production and trading of primarily-processed teas and/or refined teas in the People’s Republic of China (“PRC”). Details of the Company’s wholly-owned subsidiaries are set out in below:

Name	Place of incorporation and operation	Date of incorporation/ establishment	Issued and paid up capital/registered capital	Percentage of ownership interest/voting power/profit sharing
				As of December 31		At of date of this report	Principal activities
				2022	2023
Wisdom Navigation Limited (“Wisdom Navigation”)	BVI	15 November 2018	USD100/ USD50,000	100%	100%	100%	Investment holding
East Asia Enterprise Limited	Hong Kong	8 October 2012	HK$10,000/ HK$10,000	100%	100%	100%	Investment holding
福建閩東紅茶業科技有限公司 Fujian Min Dong Hong Tea Industrial Technical Company Limited*	PRC	24 May 2013	HK$24,670,000/ HK$35,000,000	100%	100%	100%	Sales of refined teas
福建省青菁農業綜合開發有限公司 Fujian Qing Jing Agricultural Development Company Limited*	PRC	26 May 2008	RMB 3,060,000/ RMB 3,060,000	100%	100%	100%	Processing of tea leaves and wholesale primarily- processed teas

____________

Notes:

All companies now comprising the Group have adopted December 31 as their financial year end date.

*:       The English names of these companies represent the best effort made by the directors of the Company to translate the Chinese names as these companies have not been registered with any official English names.

2. Significant Accounting Policies

2(a) Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

2(b) Principles of Consolidation

The Consolidated Financial Statements include the financial statements of Oriental Rise Holdings Limited and its wholly-owned subsidiaries.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

2. Significant Accounting Policies (cont.)

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases. All significant intercompany transactions and account balances have been eliminated.

2(c) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on the Company’s knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates and assumptions. Significant items subject to such estimates and assumptions include the useful lives of fixed assets and the valuation of financial instruments and inventories.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The Company’s results can also be affected by economic, political, legislative, regulatory, legal actions, and the impact from COVID-19. Economic conditions, such as inflation, interest and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. While the Company maintains reserves for anticipated liabilities and carries various levels of insurance, the Company could be affected by civil, criminal, environmental, regulatory or administrative actions, claims, or proceedings.

2(d) Cash and Cash Equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term highly liquid investments which are readily convertible into known amounts of cash and subject to an insignificant risk of change in value, having been within three months of maturity at acquisition. Bank overdrafts which are repayable on demand and form an integral part of the Group’s cash management are also included as a component of cash and cash equivalents for the purpose of the consolidated statements of cash flows.

2(e) Inventories

Raw materials and finished goods are valued at the lower of cost or net realizable value. Cost is determined using weighted average method. Finished goods inventories represent costs associated with boxed produce not yet sold. Raw materials primarily represent growing and packaging supplies.

Growing leaves inventories primarily represent the capitalized costs associated with growing tea leaves, consist of but not limited to costs of plantation, cultivation, pest controls, pruning and irrigation etc.

2(f) Property, plant and equipment and depreciation

Property, plant and equipment are stated at cost less accumulated depreciation and impairment. Expenditures for additions or renewals and improvements are capitalized; expenditures for maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its economic life are charged to expense as incurred.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

2. Significant Accounting Policies (cont.)

Depreciation is calculated on the straight-line basis to write off the cost of each item of property, plant and equipment to its residual value over its estimated useful lives. The principal annual rates used for this purpose are as follows:
Category	Estimated useful lives	Estimated residual values
Bearer plant	24 – 30 years	—
Buildings	5 – 20 years	0 – 5%
Plant and machinery	5 – 10 years	0 – 5%
Office equipment	3 – 10 years	0 – 5%
Motor vehicles	4 years	5%
Software	3 – 10 years	—
Leasehold improvements	10 years	—

2(g) Operating Leases

A lease is defined as a contract that conveys the right to control the use of identified tangible property for a period of time in exchange for consideration. The Group adopted ASC Topic 842 which primarily affected the accounting treatment for operating lease agreements in which the Group is the lessee including leases of lands used in its operations. The Group elected to not recognize right of use assets (“ROU”) and lease liabilities arising from short-term leases with initial lease terms of twelve months or less (deemed immaterial) on the accompanying consolidated balance sheets.

We determine if an arrangement is a lease at inception. Payments under our lease arrangements are fixed. ROU assets and lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is incremental borrowing rate, because the interest rate implicit in the leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The lease terms include periods under options to extend or terminate the lease when it is reasonably certain that we will exercise that option. The Group generally uses the base, non-cancelable, lease term when determining the ROU assets and lease liabilities. ROU assets also include any prepaid lease payments and lease incentives. Operating lease expense is recognized on a straight-line basis over the lease term.

2(h) Impairment of long-lived assets

Long-lived assets include property, plant and equipment and ROU are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset or asset group may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company did not record any impairment losses for the years ended December 31, 2022 and 2023.

2(i) Financial Instruments

Financial instruments of the Group primarily consist of cash and cash equivalents, trade receivables, prepayments and other current assets, bank overdraft, short-term bank borrowings, accruals and other payables and amount due to related parties. The carrying values of the Group’s financial instruments approximate their fair values, principally because of the short-term maturity of these instruments or their terms. The Group has no derivative financial instruments.

2(j) Trade Receivables and Allowance for Credit Losses

Trade receivables are stated at the amount the Group expects to collect. The Group maintains allowances for credit losses. Management considers the following factors when determining the collectability of trade receivables: economic environment, historical experience, creditworthiness of the clients, aging of the receivables and other specific

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

2. Significant Accounting Policies (cont.)

circumstances related to the accounts. Allowance for credit losses is made and recorded into administrative expenses based on the aging of trade receivables and on any specifically identified receivables that may become uncollectible. Trade receivables which are deemed to be uncollectible are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Group takes a write-off of the account balances when the Group can demonstrate all means of collection on the outstanding balances have been exhausted. Our assessment considered the impact of COVID-19 and estimates of expected credit and collectability trends. Volatility in market conditions and evolving credit trends are difficult to predict and may cause variability and volatility that may have an impact on our allowance for credit losses in future periods. There was no allowance for credit losses or write-off during the years ended December 31, 2022 and 2023.

2(k) Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods or services. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation.

The Group only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Group reviews the contract to determine which performance obligations the Group must deliver and which of these performance obligations are distinct. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Our revenue consists primarily of the sale of primarily-processed teas and refined teas in the PRC. Sales of products are for cash or otherwise agreed-upon credit terms. Our payment terms vary by customer. Our revenue generating activities have a single performance obligation and are recognized at the point in time when control transfers and our obligation has been fulfilled, which is when the related goods are delivered to the customer, depending upon the method of distribution, and delivery terms. Revenue is measured as the amount of consideration we expect to receive in exchange for our products. We do not allow for a right of return except for matters related to quality.

2(l) Income Taxes

Income taxes are provided for in accordance with the laws and regulations applicable to the Group as enacted by the relevant tax authorities. The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit of the related tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. As of December 31, 2022 and 2023, the Group had no uncertain income tax position. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax liabilities (if any) in interest expenses and administrative expenses, respectively.

The Group recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

2. Significant Accounting Policies (cont.)

2(m) Commitments and Contingencies

In the normal course of business, the Group is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, lawsuits, and tax disputes. An accrual for a loss contingency is recognized when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. As of December 31, 2022 and 2023, the Group had no such potential material loss contingency.

2(n) Fair Value Measurement

The Group defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The Group follows the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:
Level 1:	applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities
Level 2:

applies to assets or liabilities for which there are inputs, other than quoted prices in level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

As of December 31, 2022 and 2023, the carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments

2(o) Foreign currency translation

All of the Group’s operations are conducted in the PRC and as a result, the functional currency of the Group is the Chinese Renminbi (“RMB”). The presentation currency of the Group is the USD.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheet date. Transactions in currencies other than the functional currency are converted into the functional currency at the applicable rates of exchange prevailing at the transaction dates. Transaction gains and losses are recognized in the statements of comprehensive income.

In translating the financial statements of the Company’s subsidiaries in functional currencies into the presentation currency, assets and liabilities are translated from the subsidiaries’ functional currencies to the presentation currency at the exchange rate at the balance sheet date. Equity amounts are translated at historical exchange rates; revenues, expenses, and other gains and losses are translated using the average rate for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income/(loss) in the Consolidated Statements of Comprehensive Income.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

2. Significant Accounting Policies (cont.)

2(p) Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. Under ASU 2021-08, an acquirer must recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, as if it had originated the contracts. Prior to this ASU, an acquirer generally recognized contract assets acquired and contract liabilities assumed that arose from contracts with customers at fair value on the acquisition date. The Company adopted the ASU on January 1, 2023 and the adoption did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which requires public entities to disclose expanded information about their reportable segment(s)’ significant expenses and other segment items on an interim and annual basis. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The ASU is required to be applied retrospectively to all prior periods presented in the financial statements once adopted. The Company is evaluating the disclosure requirements related to the new standard.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires public entities to disclose specific tax rate reconciliation categories, as well as income taxes paid disaggregated by jurisdiction, amongst other disclosure enhancements. The ASU is effective for financial statements issued for annual periods beginning after December 15, 2024, with early adoption permitted. The ASU can be adopted on a prospective or retrospective basis. The Company is evaluating the disclosure requirements related to the new standard.

The Company has considered all other recently issued accounting pronouncements and does not believe that the adoption of such pronouncements will have a material impact on the consolidated financial statements.

3. Revenue and segment information

Revenue

The Group’s revenue was generated from production and trading of primarily-processed teas and refined teas in the PRC. Disaggregation of revenue from contracts with customers recognized at a point in time is as follows:

	Year ended December 31,
	2022	2023
	USD’000	USD’000
Sales of primarily-processed white teas
Premium-grade	3,494	3,578
First-grade	6,224	5,806
Second-grade	5,001	5,088
Third-grade	5,515	5,413
Sales of primarily-processed black teas
Premium-grade	747	691
First-grade	1,237	1,176
Second-grade	990	900
Third-grade	1,082	1,031
Sales of refined teas	16	439
	24,306	24,122

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

3. Revenue and segment information (cont.)

Segment information

Operating segments are defined in the criteria established under the FASB ASC Topic 280 as components of public entities that engage in business activities from which they may earn revenues and incur expenses for which separate financial information is available and which is evaluated regularly by the Company’s chief operating decision maker (“CODM”) in deciding how to assess performance and allocate resources. The Company’s CODM assesses performance and allocates resources based on two reporting segments: primarily-processed teas and refined teas.

Total revenues represent sales to unaffiliated customers, as reported in the Consolidated Statements of Operations. The Company evaluates the segments’ performance based on direct margins (gross profit) from operations before selling and distribution costs, administrative expenses, finance costs, other income (expense) and income taxes.

Information by operating segment is as follows:

	Year ended December 31,
	2022	2023
	USD’000	USD’000
Revenues:
Sales of primarily-processed teas	24,290	23,683
Sales of refined teas	16	439
	24,306	24,122
Cost of sales:
Sales of primarily-processed teas	11,653	11,269
Sales of refined teas	3	69
	11,656	11,338
Segment results:
Sales of primarily-processed teas	12,637	12,414
Sales of refined teas	13	370
	12,650	12,784

No geographical information is presented as all of the Group’s business is carried out in the PRC and from which the Group’s revenue from external customers is generated.

During the years ended December 31, 2022 and 2023, none of independent third-party customers accounted for more than 10% of the Group’s total revenue.

Measurement of segment assets and liabilities is not provided regularly to the Group’s CODM and accordingly, no segment assets and liabilities information is presented.

4. Other income, net

	Year ended December 31,
	2022	2023
	USD’000	USD’000
Other income
– Bank interest income	65	80
– Government grants	31	46
– Others	5	—
	101	126

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

5. Finance costs

	Year ended December 31,
	2022	2023
	USD’000	USD’000
Interest on bank overdraft	61	132
Interest on bank borrowings	—	4
Interest on leases	11	13
	72	149

6. Profit before income tax expenses

Profit before income tax expenses is arrived at after charging:

	Year ended December 31,
	2022	2023
	USD’000	USD’000
Staff costs
Salaries and other benefits	439	444
Staff welfare	1	—
Defined contribution retirement plan contributions	94	89
	534	533
Other items:
Depreciation of property, plant and equipment	919	1,091
Depreciation of right-of-use assets	20	20
Directors’ remuneration	17	46
Expense for listing on Hong Kong Stock Exchange	69	—
Expense for listing on Nasdaq Stock Exchange	—	731

7. Income tax expenses/(credit)

	Year ended December 31,
	2022	2023
	USD’000	USD’000
PRC Enterprise Income Tax Expense
Current year	219	83
Deferred tax	(131)	(201)
	88	(118)

Pursuant to the Tax Concessions Act of the Cayman Islands, the Company has obtained an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being March 17, 2021, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Pursuant to the International Business Companies Act, 1984 (the “IBC Act”) of the British Virgin Islands (the “BVI”), international business companies incorporated pursuant to the IBC Act enjoy a complete exemption from income tax. This includes an exemption from capital gains tax and all forms of withholding tax. Accordingly, the subsidiary incorporated in the BVI are not subject to tax. No Hong Kong profits tax has been provided as there was no assessable profit earned in or derived from Hong Kong for the years ended December 31, 2022 and 2023.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

7. Income tax expenses/(credit) (cont.)

The National People’s Congress approved the Corporate Income Tax Law of the PRC (the “New CIT Law”) on 16 March 2007 and the State Council has announced the Detailed Implementation Regulations on 6 December 2007, which has been effective since 1 January 2008. According to the New CIT Law, the income tax rates for both domestic and foreign investment enterprises are unified at 25% effective from 1 January 2008. Pursuant to the relevant PRC tax rules and regulations, the Group’s income derived from the tea plantation is subject to preferential income tax rates of 0% – 12.5%.

A reconciliation between income tax expenses and profit before taxation at applicable tax rates is set out below:

	Year ended December 31,
	2022	2023
	USD’000	USD’000
Profit before taxation	11,941	11,383

Taxation at the applicable tax rate	3,024	2,898
Tax effect of preferential tax rates for tea plantation in the PRC	(3,268)	(3,132)
Tax effect of non-deductible expenses	289	159
Tax effect of tax losses unrecognized	43	—
Over-provision in prior year	—	(43)
Income tax expenses/(credit)	88	(118)

8. Cash and cash equivalents/bank overdraft

	As of December 31,
	2022	2023
	USD’000	USD’000
Cash at banks	25,734	36,709
Cash on hand	5	2
Cash and cash equivalents presented in the consolidated statements of financial position	25,739	36,711
Bank overdraft	(2,565)	(2,545)
Cash and cash equivalents presented in the consolidated statements of cash flows	23,174	34,166

9. Trade receivables

	As of December 31,
	2022	2023
	USD’000	USD’000
Trade receivables	859	936

The Group normally allows credit terms of 60 days to its customers. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the directors.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

9. Trade receivables (cont.)

A concentration analysis on trade receivables from top 5 debtors is as follows:

	As of December 31,
	2022	2023
	USD’000	USD’000
Customer A	9%	11%
Customer B	9%	9%
Customer C	8%	8%
Customer D	8%	7%
Customer E	7%	7%
Others	59%	58%
	100%	100%

10. Inventories

	As of December 31,
	2022	2023
	USD’000	USD’000
Raw materials	217	314
Packaging and other materials	2	2
Growing leaves	1,414	1,301
Finished goods	315	397
	1,948	2,014

11. Property, plant and equipment

	At December 31, 2022
	Original cost	Accumulated depreciation	Assets net
	USD’000	USD’000	USD’000
Bearer plant	23,743	3,694	20,049
Buildings	542	251	291
Plant and machinery	507	456	51
Fixtures and equipment	18	17	1
Motor vehicles	1	1	—
Software	21	19	2
Leasehold improvements	21	18	3
	24,853	4,456	20,397

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

11. Property, plant and equipment (cont.)

	At December 31, 2023
	Original cost	Accumulated depreciation	Assets net
	USD’000	USD’000	USD’000
Bearer plant	31,739	4,649	27,090
Buildings	531	280	251
Plant and machinery	497	466	31
Fixtures and equipment	18	17	1
Motor vehicles	1	1	—
Software	21	20	1
Leasehold improvements	20	19	1
	32,827	5,452	27,375

Depreciation expense for property, plant and equipment for the years ended December 31, 2022 and 2023 was USD919,000 and USD1,091,000, respectively.

12. Deposits paid for acquisition of property, plant and equipment

	As of December 31,
	2022	2023
	USD’000	USD’000
Deposits paid for acquisition of property, plant and equipment	6,860	—

As of December 31, 2022, deposits paid represented the prepaid costs as to the acquisition of bearer plants of 3,000mu (approximately 2,000,000 square meters) in Changguan Village and 2,300mu (approximately 1,533,334 square meters) in Shakengli Village located in Fujian, the PRC.

On February 17, 2023, the Group entered into a supplementary agreement with village committee of Changguan Village pursuant to which it was agreed that RMB27,000,000 (approximately USD3,936,000) which had been prepaid by the Group to the village committee is to be offset against the consideration of RMB30,420,000 (approximately USD4,434,000) for the non-cash acquisition of bearer plant of 1,014mu (approximately 676,000 square meters). The net amount of RMB3,420,000 (approximately USD500,000) was paid in February 2023.

On February 17, 2023, the Group entered into a supplementary agreement with village committee of Shakengli Village pursuant to which it was agreed that RMB20,700,000 (approximately USD3,017,000) which had been prepaid by the Group to the village committee is to be offset against the consideration of RMB24,000,000 (approximately USD3,499,000) for the non-cash acquisition of bearer plan of 800mu (approximately 533,334 square meters). The net amount of RMB3,300,000 (approximately USD483,000) was paid in February 2023.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

13. Leases

Below shows the movements of Right-of-use assets and lease liabilities presented in the consolidated statements of financial position:

	Right-of-use assets	Lease liabilities
	USD’000	USD’000
As of 1/1/2022	177	203
Depreciation expense	(20)	—
Interest expense	—	11
Payment	—	(29)
Exchange adjustments	(15)	(15)

As of 31/12/2022	142	170
New lease	66	66
Depreciation expense	(20)	—
Interest expense	—	13
Payment	—	(29)
Exchange adjustments	(2)	(4)
As of 31/12/2023	186	216

The lease liabilities based on their maturity are as follows:

	As of December 31,
	2022	2023
	USD’000	USD’000
Analyzed into:
Within one year	11	16
In the second to fifth year, inclusive	33	70
Over fifth year	126	130
	170	216

Leases include prepaid land lease and lease of properties. Prepaid land lease represents the cost of the rights of the use of the land in respect of leasehold land in the PRC, on which the Group’s buildings and tea garden are situated. The prepaid land lease’ terms are 26 to 30 years. The lease terms of properties are 5 to 10 years from inception.

14. Deferred tax assets

The followings presented the category of deferred tax assets recognized by the Group and movements thereon:

	Tax losses	Depreciation	Others	Total
	USD’000	USD’000	USD’000	USD’000
As of 1/1/2022	94	77	11	182
Credit for the year	—	131	—	131
Exchange adjustments	(8)	(11)	(1)	(20)

As of 31/12/2022	86	197	10	293
Credit for the year	—	166	35	201
Exchange adjustments	(2)	(5)	1	(6)
As of 31/12/2023	84	358	46	488

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

15. Accruals and other payables

	As of December 31,
	2022	2023
	USD’000	USD’000
Wages payables	19	23
Other payables and accruals	40	455
Deferred government grants	45	30
Other tax payables	1	21
	105	529

16. Amounts due to related parties

	As of December 31,
Name of related parties	2022	2023
	USD’000	USD’000
Mr. CHUN SUN WONG	139	284
Mr. ZHUO WANG	380	838
	519	1,122

Mr. CHUN SUN WONG is the controlling shareholder of the Group. The amounts due to him are unsecured, interest-free and repayable on demand.

Mr. ZHUO WANG is the shareholder of the Group. The amounts due to Mr. ZHUO WANG are unsecured, interest-free and repayable on demand.

17. Short-term bank borrowings

In March 2023, the Company entered into a 12-month operating loan agreement with Industrial and Commercial Bank of China. The Company received a fund of RMB 1,000,000 (approximately $141,000) with an annual interest rate of 1-year loan prime rate plus 0.5%. The short-term bank borrowing was repaid in March 2024.

18. Share capital and reserves

Ordinary shares

As of December 31, 2022, the Company’s had an authorized share capital of HK$380,000 divided into 38,000,000 authorized ordinary shares with a par value of HK$0.01 each, of which 100 ordinary shares were issued and fully paid with a par value of HK$0.01 per share.

As per the resolution approved by the board of directors and by the members of the Company on January 10, 2023, the authorized share capital of the Company became US$100,000 divided into 100,000,000 shares with a par value of US$0.001 each.

As part of the recapitalization process on January 10, 2023, the company issued a total of 9,599,900 ordinary shares to three co-founding shareholders, namely PLENTIFUL THRIVING LIMITED, AFFLUENT KIND LIMITED, and Deming Zhou. These shares were issued at a nominal consideration of US$0.001 per share.

In accordance with ASC 260, the company has retroactively restated all shares and per share data for the periods presented, taking into consideration of the nominal issuance.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

18. Share capital and reserves (cont.)

On January 10, 2023, the Company issued a total of 6,400,000 ordinary shares to three new investors, namely WZ GLOBAL (BVI) LIMITED, ECF (BVI) LIMITED and HKC GLOBAL (BVI) LIMITED of a par value of US$0.001 per share. These shares were issued at a consideration of US$0.5 per share resulting in a share premium of approximately US$3,194.000.

On September 27, 2023, the Company subdivided each of the then issued and unissued ordinary shares of a par value of US$0.001 per ordinary share of the Company into 1.25 Ordinary Share of a par value of US$0.0008 per ordinary share of the Company, or the “Subdivision”. As a result of the Subdivision, the total of 16,000,000 issued and outstanding ordinary share of a par value of US$0.001 per ordinary share prior to the Subdivision became 20,000,000 issued and outstanding ordinary shares of a par value of US$0.0008 per ordinary share. Following the Subdivision, existing shareholders maintained their relative ownership interest percentage in the Company. The Subdivision also changed the par value of the ordinary shares from US$0.001 per ordinary share to US$0.0008 per ordinary share, and the authorized share capital of the Company changed from US$100,000 divided into 100,000,000 ordinary shares of a par value of US$0.001 per ordinary share to US$100,000 divided into 125,000,000 ordinary shares of a par value of US$0.0008 per ordinary share.

In accordance with ASC 260, the company has retroactively restated all shares and per share data for the periods presented, taking into consideration of the Subdivision.

Other reserves

Other reserves as presented in the consolidated statements of financial position represent the sum of merger reserve, capital reserve and statutory reserve as disclosed in the consolidated statement of changes in equity.

Merger reserve

The merger reserve represents the difference between the nominal value of the share capital of the subsidiaries acquired as a result of the reorganisation and the nominal value of the share capital of the Company issued in exchange thereof.

Capital reserve

Capital reserve represents the capital contribution by Mr. Wong Chun Sun, the controlling shareholder of the Company, to a subsidiary without allotting and issuing new shares.

Statutory reserve

In accordance with the PRC Company Law, the PRC subsidiary of the Group is required to allocate 10% of its profit after tax to the statutory surplus reserve (the ‘‘SSR’’) until such reserve reaches 50% of the registered capital of the PRC subsidiary. Subject to certain restrictions set out in the PRC Company Law, part of the SSR may be converted to increase paid-up capital/issued capital of the PRC subsidiary, provided that the remaining balance after the capitalization is not less than 25% of the registered capital. All non-PRC subsidiaries are not required to make appropriation for statutory reserve.

19. Employee retirement benefits

The employees of the Group in the PRC are members of a state-managed pension obligations operated by the PRC Government. The Group is required to contribute a specified percentage of payroll costs as determined by respective local government authority to the pension obligations to fund the benefits. The only obligation of the Group with respect to the retirement benefits scheme is to make the specified contributions under the scheme.

Oriental Rise Holdings Limited
Notes to consolidated financial statements
For the years ended December 31, 2022 and 2023
(all amounts in thousands of USD, except share and per share data, or as otherwise noted)

20. Banking facilities

Total banking facilities available to the Group amounting to not less than US$2,570,000 and US$6,519,000 as of December 31, 2022 and December 31, 2023 are secured by:

–       a deed of charge over deposits executed by a related company for the bank overdrafts; and

–       guarantees from a subsidiary of the Company and a director of the Company for the short-term bank borrowings.

As of December 31, 2022 and December 31, 2023, the Group had utilized the facilities in the amount of approximately US$2,565,000 and US$2,686,000 respectively.

21. Dividends

No dividend has been paid or declared by the Company since its date of incorporation.

22. Capital commitments

	As of December 31,
	2022	2023
	USD’000	USD’000
Capital expenditure in respect of acquisition of the contractual management rights:
Total contract sum	27,182	26,630
Less: Amounts paid and recognized as cost of property, plant and equipment	(4,315)	(11,895)
Less: Amounts paid and recognized as prepayments on property, plant and equipment	(6,860)	—
Contracted for but not provided in the Consolidated Financial Statement	16,007	14,735

Capital commitments as of December 31, 2022 are mainly related to the acquisition of 5,300 mu (equivalent to approximately 3,533,351 sq. m.) of tea trees situated in the tea gardens. On February 17, 2023, the Group entered into a supplementary agreement with the village committee of Changguan Village, acquiring a tea garden encompassing 1,014mu (approximately 676,000 square meters). This was followed by another supplementary agreement with the village committee of Shakengli Village, acquiring an additional tea garden spanning 800mu (approximately 533,334 square meters). As per the Company, the contractual management rights for the remaining related land lots will be progressively transferred between 2024 and 2025.

23. Contingent liabilities

As of December 31, 2022 and 2023, the Group did not have any significant contingent liabilities.

24. Events after the reporting period

These consolidated financial statements were approved by management and available for issuance on April 30, 2024.

Apart from the events as disclosed elsewhere in the consolidated financial statements, the Group did not have any other material events after the reporting period.

PRELIMINARY PROSPECTUS

2,000,000 Ordinary Shares to be Sold by the Company

US TIGER SECURITIES, INC.

            , 2024

Through and including             , 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

RESALE PROSPECTUS ALTERNATE PAGE

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2024

PRELIMINARY PROSPECTUS

ORIENTAL RISE HOLDINGS LIMITED

Up to 1,000,000 Ordinary Shares to be Offered by the Selling Shareholders

This prospectus related to the resale of up to 1,000,000 ordinary shares, par value US$0.0008 per share (each, an “Ordinary Share”, collectively, the “Ordinary Shares”) of Oriental Rise Holdings Limited by each shareholder named in this prospectus (the “Selling Shareholders”). We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Prior to this offering, there has been no public market for our Ordinary Shares. We expect that the initial public offering price will be $4.00 per Ordinary Share. We have filed an application to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “ORIS” and we anticipate that the listing application will be approved in connection with our initial public offering. However, there is no assurance that such an application will be approved, that this offering will be completed, and that the Ordinary Shares of Oriental Rise will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our application for listing on the Nasdaq Capital Market, this offering will not be completed.

The sale of the Ordinary Shares by the Selling Shareholders is conditioned upon the successful completion of the sale of the Ordinary Shares by the Company in the underwritten primary offering. The successful listing of our shares on the Nasdaq Capital Market is a condition to both the closing of our underwritten primary offering and to this secondary offering by our selling stockholders. Until such time as our ordinary shares are listed on the Nasdaq Capital Market, sales by the Selling Shareholders, if any, will be at a fixed price of $4.00 per Ordinary Share. Following the listing of our Ordinary Shares on the Nasdaq Capital Market, the per share public offering price of the Ordinary Shares to be sold by the Selling Shareholders will be the then-prevailing market price.

The registration of the Selling Shareholders’ Ordinary Shares does not mean that the Selling Shareholders will offer or sell any Ordinary Shares. We will not receive any proceeds from any sale or disposition of Ordinary Shares by the Selling Shareholders. In addition, we will pay all fees and expenses incident to the registration of the resale of Ordinary Shares by the Selling Shareholders. The Selling Shareholders may offer their Ordinary Shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. However, the Selling Shareholders will not sell any Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of this prospectus. Following the expiration of such 180 period, we no longer intend to keep this registration statement effective. For additional information on the possible methods of sale that may be used by the Selling Shareholders, refer to the section of this prospectus entitled “Selling Shareholders — Plan of Distribution”.

Unless otherwise stated, as used in this prospectus, references to “Oriental Rise” “the Company” or “our company,” “we,” “us,” and “our” are to Oriental Rise Holdings Limited, a Cayman Islands holding company. References to “PRC Operating Subsidiaries” refer to Fujian Min Dong Hong Tea Technology Co., Ltd. and Fujian Qingjing Agricultural Comprehensive Development Co., Ltd., Oriental Rise’s subsidiaries established under the laws of the People’s Republic of China. References to “our Group” and “the Group” refer to Oriental Rise together with its consolidated subsidiaries as a consolidated entity.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” in the Public Offering Prospectus.

Upon the completion of this offering, we will have 22,000,000 Ordinary Shares issued and outstanding (assuming no underwriter exercise of the over-allotment option described below). Our founders Mr. Chun Sun Wong, Mr. Wai Kwong Fong, and Dr. Deming Zhou, will beneficially own 12,000,000 Ordinary Shares, representing approximately 54.5% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering. Each Ordinary Share is entitled to one vote. We expect our founders and 5% of more beneficial owners will beneficially own in total 19,400,000 of our Ordinary Shares representing approximately 88.2% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering.

We effected a subdivision of each of our the then issued and unissued ordinary shares of a par value of US$0.001 per share of the Company into 1.25 ordinary shares of a par value of US$0.0008 per share of the Company, effective on September 27, 2023 (the “Subdivision”). Unless expressly stated herein, all share and per-share information contained herein has been adjusted to account for the Subdivision.

Oriental Rise is not a Chinese operating company but a Cayman Islands holding company. We conduct all of our operations through our subsidiaries established in mainland China. Oriental Rise indirectly holds equity interest in Fujian Min Dong Hong Tea Technology Co., Ltd. (the “WFOE”) and its domestic subsidiary Fujian Qingjing Agricultural Comprehensive Development Co., Ltd (“Fujian QJ”) through our intermediate British Virgin Islands subsidiary Wisdom Navigation Limited (“Wisdom Navigation”) and the Hong Kong company, East Asia Enterprise Limited (“East Asia Enterprise”). See “Corporate History and Structure” in the Public Offering Prospectus for additional details.

Our organizational structure involves unique risks to investors. The PRC regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Regulation Arising from Doing Business in China” on page 2 of the Public Offering Prospectus, and “RISK FACTORS — Risks Related to Doing Business in China” beginning on page 42 of the Public Offering Prospectus.

We are exposed to legal and operations risks associated with having substantially all of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of our China operating entities, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer, our shares to investors.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which became effective on March 31, 2023. The New Administrative Rules Regarding Overseas Listings regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Pursuant to the Trial Administrative Measures, where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. For more details regarding the Trial Administrative Measures, see “Regulations — Regulations Relating to Overseas Listing” in the Public Offering Prospectus. The Trial Administrative Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. On February 17, 2023, the CSRC also issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the Overseas Offering Administration Notice, pursuant to which, on or prior to the effective date of the Trial Administrative Measures, domestic companies that have already submitted valid applications for overseas securities offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may arrange the timing for submitting their filing applications with the CSRC in a reasonable manner, and must complete the filing before the completion of their overseas securities offering and listing. Pursuant to the Trial Administrative Measures and the Overseas Offering Administration Notice, we are required to complete the filing procedures with the CSRC before completion of this offering. Any failure by us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares. We submitted the required filing to the CSRC on September 6, 2023. On January 24, 2024, we received the filing notice from the CSRC in relation to our overseas offering and listing, which indicates that we have completed the required filing application procedures for this offering. In addition to the CSRC filing under the Trial Administrative Measures, if it is determined that we are subject to any other CSRC approval, filing, other governmental authorization or requirements for this Offering, we cannot assure you that we could obtain such approval, complete such filing or meet other requirements in a timely manner or at all. If we fail to obtain such approval, complete such filing or meet other requirements in a timely manner, the Chinese regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China, force a delisting of our Ordinary Shares even after they are listed on Nasdaq, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Ordinary Shares. In addition, competent Chinese authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale. New regulations restricting or forbidding foreign ownership in our industry could cause the value of our securities to significantly decline or to become worthless.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of mainland China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of mainland China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing to be consistent with the Trial Administrative Measures. The revised Provisions provide, among others, that (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from Chinese authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

As of March 31, 2023, any failure or perceived failure by the Company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in that the relevant entities would be held legally liable by Chinese authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The recently enacted Holding Foreign Companies Accountable Act (“HFCAA”), together with a recent joint statement by the United States Securities and Exchange Commission (the “Commission”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not subject to inspection by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted from trading on any U.S. stock exchange. On December 29, 2022, President Biden signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the time period under the HFCAA to two consecutive years instead of three consecutive years. The termination in or any restriction on the trading of our securities will significantly limit or completely hinder our ability to offer securities to investors or cause such securities to significantly decline in value or become worthless.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “2021 Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China because of a position taken by one or more authorities in China. Our registered public accounting firm, located in the United Kingdom, is not subject to the 2021 Determination Report. On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Upon the listing of our Ordinary Shares on the Nasdaq Stock Market, we will be considered a “controlled company” within the meaning of Nasdaq Rule 5615(c).    A “controlled company” is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Under Nasdaq Rule 5615(c), a “controlled company” may be exempted from the requirements of Nasdaq Rules 5605(b)(1) (requiring that the board consist of a majority of independent directors), (d) (requiring a compensation committee of the board consisting of independent directors) and (e) (requiring independent director oversight of director nominations). Should we determine to rely on the “controlled company” exemptions, our board and its decision-making processes would lack the independent oversight typically required of Nasdaq-listed issuers. We do not intend, however, to take advantage of the “controlled company” exemption from Nasdaq corporate governance standards. As disclosed in the Public Offering Prospectus, we will have a majority independent board upon listing and have adopted board committee charters and policies consistent with Nasdaq’s regular listing and governance rules.

Our registered public accounting firm, PKF Littlejohn LLP, is not headquartered in mainland China or Hong Kong and was not identified in the 2021 Determination Report as a firm that the PCAOB is unable to inspect or investigate. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. See Risk Factor — “Although the audit report included in this prospectus was issued by PCAOB-registered auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading” in the Public Offering Prospectus. Under the AHFCAA, our securities may be prohibited from trading on the Nasdaq Capital Market or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

The structure of cash flows within our organization, as well as a summary of the applicable regulations, is as follows:

1.      Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., Oriental Rise Holdings Limited (“Oriental Rise”), directly controls Fujian Min Dong Hong Tea Technology Co., Ltd. (the “WFOE”) and other domestic operating entities through our intermediate British Virgin Islands subsidiary Wisdom Navigation Limited (“Wisdom Navigation”) and the Hong Kong company, East Asia Enterprise Limited (“East Asia Enterprise”). The Company has no operations, and does not intend to begin operations, in the special administrative region of Macau and Hong Kong. See “Corporate History and Structure” in the Public Offering Prospectus for additional details.

2.      Within our direct holding structure, the cross-border transfer of funds within our corporate group shall be in compliance with the laws and regulations of the PRC. After foreign investors’ funds enter Oriental Rise at the close of this offering, the funds will be directly transferred to East Asia Enterprise, and then transferred to subordinate operating entities through the WFOE.

If Oriental Rise intends to distribute dividends, then Oriental Rise will cause to be transferred cash in support of such dividends from our PRC operating subsidiaries to East Asia Enterprise in accordance with the laws and regulations of the PRC, and then Oriental Rise will cause East Asia Enterprise to transfer the dividends to Wisdom Navigation and then to Oriental Rise and then from Oriental Rise to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.      In the reporting periods presented and as of the date of this prospectus, no cash and other asset transfers have occurred among the Company and its subsidiaries; and no dividends or distributions of a subsidiary has been made to the Company. In addition, no transfers, dividends, or distributions have been made to investors to date. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends. See our consolidated financial statements starting on page F-1 of the Public Offering Prospectus.

4.      Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” in the Public Offering Prospectus for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. See “RISK FACTORS” beginning on page 23 of the Public Offering Prospectus to read about factors you should consider before buying our ordinary shares.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 14, 2024

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

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THE OFFERING

Issuer	Oriental Rise Holdings Limited
Securities Being Offered by the Selling Shareholders	Up to 1,000,000 Ordinary Shares.
Offering Price

Since there is currently no public market established for our securities, the Selling Shareholders will sell at a fixed price of $4.00 per Ordinary Share, the anticipated offering price at which we sell our Ordinary Shares in our public offering pursuant to the registration statement of which this prospectus is a part.

Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.
Use of Proceeds

We are not selling any Ordinary Shares covered by this prospectus. As such, we will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus.

Dividend Policy

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy.”

Risk Factors	See “Risk Factors” and other information included in the Public Offering Prospectus for a discussion of factors you should carefully consider before deciding to invest in the Ordinary Shares.
Listing

We plan to have the Ordinary Shares listed on the Nasdaq Capital Market under the symbol “ORIS.” The Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Transfer Agent	Vstock Transfer, LLC.

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SELLING SHAREHOLDERS

The table below presents information regarding the Selling Shareholders and the Ordinary Shares that may be offered from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholders and reflects holdings as of the date of this prospectus.

The number of shares in the column “Total Number of Shares to be Offered for Selling Shareholder Account” represents all of the Ordinary Shares that the Selling Shareholders may offer under this Prospectus. The Selling Shareholders may sell some, all, or none of their shares offered by this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Shareholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act and includes Ordinary Shares with respect to which the Selling Shareholders have voting and investment power. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. We had an aggregate of 20,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus. The percentage of Ordinary Shares beneficially owned by the Selling Shareholders in the table below is based on an aggregate of Ordinary Shares expected to be outstanding upon consummation of the primary underwritten offering.

Name of Selling Shareholders	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares to be Owned Upon Completion of the Offering	Percentage Owned Prior to this Offering	Percentage to be Owned Upon Completion of the Offering(1)
ECF (BVI) LIMITED	1,800,000	700,000	1,100,000	9.0%	4.8%
HKC GLOBAL (BVI) LIMITED	600,000	300,000	300,000	3.0%	1.3%
Totals	2,400,000	1,000,000	1,400,000	12.0%	6.1%

____________

(1)      Assumes no underwriter exercise of the over-allotment option. The Company anticipates that any exercise by the underwriters of the over-allotment option would not materially change the percentage of Ordinary Shares to be owned by the selling shareholders upon completion of the underwritten primary offering and sale of all or substantially all of the Ordinary Shares by the Selling Shareholders.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

We are registering the Ordinary Shares of the Selling Shareholders to permit the resale of Ordinary Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders. We will bear all fees and expenses incident to the registration of the Ordinary Shares by the Selling Shareholders in the registration statement of which this prospectus forms a part. We do not expect the Ordinary Shares being offered by the Selling Shareholders to be sold by or through US Tiger Securities in this offering.

The Selling Shareholders may sell all or a portion of the Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. If the Ordinary Shares are sold through broker-dealers, the Selling Shareholders will be responsible for any commissions or agent’s commissions. The Ordinary Shares may be sold by Selling Shareholders in one or more transactions at prevailing market prices at the time of the sale. However, the Selling Shareholders will not sell any Ordinary Shares until after the closing of the underwritten primary offering. The offering by the Selling Shareholders will remain open for 180 days following the date of this prospectus. Following the expiration of such 180 period, we no longer intend to keep this registration statement effective. We do not have any contractual agreements with the Selling Shareholders requiring registration of their shares or otherwise. Instead, the Company has decided to register their shares for resale as a method for providing some liquidity to its prior private investors. These sales may be effected in transactions, which may involve crosses or block transactions:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        short sales;

•        in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Shareholders will not sell any Ordinary Shares until after the closing of the primary underwritten initial public offering.

Under applicable rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”), any person engaged in the distribution of the shares of Ordinary Shares may not simultaneously engage in market making activities with respect to the shares of Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act, as amended).

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If the Selling Shareholders effect such transactions to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of Ordinary Shares from the Selling Shareholders for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of Ordinary Shares by the Selling Shareholders or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of Ordinary Shares by the Selling Shareholders in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Ordinary Shares from time to time pursuant to an amendment to this prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of Ordinary Shares by the Selling Shareholders is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, Ordinary Shares may be sold by the Selling Shareholders in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Shareholders may not sell Ordinary Shares unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of their Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of Ordinary Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Ordinary Shares to engage in market-making activities with respect to such Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares by Selling Shareholders.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Shareholders’ Ordinary Shares will be freely tradeable in the hands of persons other than our affiliates.

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RESALE PROSPECTUS ALTERNATE PAGE

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

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PRELIMINARY PROSPECTUS

Up to 1,000,000 Ordinary Shares to be Offered by the Selling Shareholders

            , 2024

Through and including             , 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following ordinary shares in connection with the incorporation of the Company without registering the securities under the Securities Act of 1933, as amended (the “Securities Act”). We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of shares. All proceeds from the sales of unregistered securities were used for general corporate purposes.

Issuances and Sales of Ordinary Shares (presented on an actual basis prior to the implementation of the Subdivision)

Purchaser*	Date of Sale or Issuance	Number of Ordinary Shares (par value US$0.001)	Consideration (US$)
PLENTIFUL THRIVING LIMITED	January 10, 2023	7,519,913		7,519.91	(1)
AFFLUENT KIND LIMITED	January 10, 2023	1,599,990		1,599.99	(2)
RISINGSTAR LIMITED	January 10, 2023	479,997		480.00	(3)
WZ GLOBAL (BVI) LIMITED	January 10, 2023	4,480,000		2,240,000.00
ECF (BVI) Limited	January 10, 2023	1,440,000		720,000.00
HKC GLOBAL (BVI) LIMITED	January 10, 2023	480,000		240,000.00
Totals		15,999,900	US$	S$3,209,599.90

____________

(1)     PLENTIFUL THRIVING LIMITED was incorporated in the BVI with limited liability on November 15, 2018 by an independent third party. Following the allotment and issuance of one share in Plentiful Thriving to our co-founder Mr. Wong on December 27, 2018, Plentiful Thriving was owned as to 100% by Mr. Wong.

(2)      Prior to its initial investment in the Company, AFFLUENT KIND LIMITED was an independent third party and a co-founder of the Company.

(3)      Ordinary shares originally issued to Dr. Deming Zhou, is a co-founder of the Company. On February 06, 2023, Dr. Deming Zhou transferred 480,000 ordinary shares (constituting all of his beneficially owned ordinary shares) to Risingstar Limited, a company incorporated under the laws of the British Virgin Islands that is 100% wholly-owned by him.

Subdivision of Shares

We have effected a subdivision of each of our the then issued and unissued shares of a par value of US$0.001 each of the Company into 1.25 shares of a par value of US$0.0008 each of the Company, effective on September 27, 2023 (the “Subdivision”). Unless expressly stated herein, all share and per-share information contained herein has been adjusted to account for the Subdivision. The Subdivision resulted in the following changes to the shareholdings to our existing shareholders.

Purchaser*	Date of Subdivision	Additions/ Adjustments to Ordinary Shares per Subdivision (par value US$0.0008)	Number of Ordinary Shares following Subdivision (par value US$0.0008)	Consideration (US$)
PLENTIFUL THRIVING LIMITED	September 27, 2023	1,880,000	9,400,000	—
AFFLUENT KIND LIMITED	September 27, 2023	400,000	2,000,000	—
RISINGSTAR LIMITED	September 27, 2023	120,000	600,000	—
WZ GLOBAL (BVI) LIMITED	September 27, 2023	1,120,000	5,600,000	—
ECF (BVI) Limited	September 27, 2023	360,000	1,800,000	—
HKC GLOBAL (BVI) LIMITED	September 27, 2023	120,000	600,000	—
Totals		4,000,000	20,000,000	—

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Association of Oriental Rise Holdings Limited*
3.2	Amended and Restated Memorandum of Association of Oriental Rise Holdings Limited*
4.1	Registrant’s Specimen Certificate for Ordinary Shares*
4.2	Form of Representative’s Warrant*
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered*
8.1	Opinion of Jingtian & Gongcheng LLP regarding certain the PRC legal matters and certain the PRC tax matters*
10.1	Form of Lock-up Agreement (included as Exhibit A to Underwriting Agreement)*
10.2	Employment Agreement with Dezhi Liu*
10.3	Employment Agreement with Bangjie Hu*
10.4	Form of Indemnification Agreement*
10.5	English Translation of Form of Agreement for the Transfer of Contractual Management Rights of Tea Garden with Zhaizhong Township*
10.6	English Translation of Form of Collective Forest Right Transfer Agreements with Zhaizhong Township*
10.7	English Translation of Form of Agreement for the Transfer of Contractual Management Rights of Tea Garden with Huangbai Township*
10.8	English Translation of Form of Collective Forest Right Transfer Agreements with Huangbai Township*
10.9	English Translation of Form of Tea Garden Management Agreements between the Company and the Individual Tea Garden Managers*
10.10	English Translation of Letter of Intent between the Company and Management Committee of the Zherong Tea Industrial Zone*
10.11	English Translation of Changguan Village Framework Agreement between the Company and Changguan Village Committee of Huangbai Township, Zherong County*
10.12	English Translation of Collective Forest Right Transfer Agreement between the Company and Changguan Village Committee, Zherong County*

Exhibit Number	Description
10.13	English Translation of Letter of Intent between the Company and Changguan Village Committee of Huangbai Township, Zherong County*
10.14	English Translation of Shakengli Village Framework Agreement between the Company and Shakengli Village Committee, Huangbai Township, Zherong County*
10.15	English Translation of First Shakengli Village Contractual Management Rights Agreement between the Company and Shakengli Village Committee, Zherong County*
10.16	English Translation of Ruanling Village Collective Forest Right Transfer Agreement between the Company and Ruanling Village Committee, Zherong County*
10.17	English Translation of Xiaping Village Collective Forest Right Transfer Agreement between the Company and Xiaping Village Committee, Zherong County*
10.18	English Translation of Youjiabian Village Collective Forest Right Transfer Agreement between the Company and Youjiabian Village Committee, Zherong County*
10.19	English Translation of a Tripartite Land Use Agreement among the Company, the People’s Government of Zherong County and Houlong Village Committee of Zhaizhong Township*
10.20	English Translation of Land Lease Agreement between the Company and Houlong Village Committee of Zhaizhong Township, Zherong County and its amendment*
10.21	English Translation of Lease Agreement between the Company and Houlong Village Committee, Zherong County*
10.22	English Translation of Lease Agreement between the Company and an independent third party*
10.23	English Translation of Framework agreements (Product Sales Contract) between the Company and Fujian Pingfu Tea Co., Ltd., the Company’s largest tea business operator customer*
14.1	Code of Business Conduct and Ethics of the Registrant*
21.1	Subsidiaries of the Registrant*
23.1	Consent of PKF, an independent registered public accounting firm^
23.2	Consent of CIC*
23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)*
23.4	Consent of Jingtian & Gongcheng LLP (included in Exhibit 8.1)*
99.1	Consent of Director Swee Leng Seng*
99.2	Consent of Director Jingwei Zhang*
99.3	Consent of Director Kenneth Kei Biu Cheng*
99.4	Waiver Request*
101.INS	Inline XBRL Instance Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table*

____________

*         Previously filed

^         Filed herewith

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

4.      For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ningde City, mainland China, on June 14, 2024.

By:	/s/ Dezhi Liu
	Name:	Dezhi Liu
	Title:	Chief Executive Officer (principal executive officer)
By:	/s/ Bangjie Hu
	Name:	Bangjie Hu
	Title:	Chief Financial and Accounting Officer (principal financial officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dezhi Liu and Bangjie Hu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dezhi Liu	Principal Executive Officer	June 14, 2024
Name: Dezhi Liu
/s/ Bangjie Hu	Principal Financial and Accounting Officer	June 14, 2024
Name: Bangjie Hu
/s/ Zhuo Wang	Director	June 14, 2024
Name: Zhuo Wang
/s/ Swee Leng Seng	Director	June 14, 2024
Name: Swee Leng Seng
/s/ Jingwei Zhang	Director	June 14, 2024
Name: Jingwei Zhang
/s/ Kenneth Kei Biu Cheng	Director	June 14, 2024
Name: Kenneth Kei Biu Cheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ORIENTAL RISE HOLDINGS LIMITED, has signed this registration statement or amendment thereto in New York, NY on June 14, 2024.

The Crone Law Group P.C.
By:	/s/ Mark Crone
	Name:	Mark Crone
	Title:	Managing Partner